As filed with the Securities and Exchange Commission on April 24, 2018
Registration No. 333-207914

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
————————————————————
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 4
——————————
Great American Life Insurance Company
(Exact name of registrant as specified in its charter)
————————————————————

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
301 East Fourth Street, Cincinnati, Ohio 45202
(513) 357-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
——————————
John P. Gruber
Great American Life Insurance Company
301 East Fourth Street, Cincinnati, Ohio 45202
(513) 357-3300
(Name and Address of Agent of Service)
——————————
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐                        Accelerated filer  ☐                        Non-accelerated filer  ☑
Smaller reporting company  ☐                        Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

——————————

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GREAT AMERICAN LIFE INSURANCE COMPANY
Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423
Street Address: 301 East Fourth Street, Cincinnati OH 45202
Policy Administration: 1-800-789-6771

INDEX FRONTIERSM 7 ANNUITY
PROSPECTUS Dated May 1, 2018

The Index FrontierSM 7 annuity is a modified single premium deferred annuity contract (the “Contract”) issued by Great American Life Insurance Company® (“Great American Life,” “we” or “us”). It provides that we will pay annuity payout benefits to you in exchange for your purchase payments.

The Contract offers you the opportunity to allocate funds to indexed strategies for one-year periods (a “Term”). Indexed strategies provide returns based, in part, on the change in the value of a market index or the share price of an exchange-traded fund (an “Index”).

•
The value of an indexed strategy will increase if there is a positive change in the applicable Index value during a Term. Any increase during a Term is subject to an upper limit called the Maximum Gain. We can change the Maximum Gain for each new Term of an indexed strategy. Before the end of the Term, any increase is also subject to a vesting factor.

•
Before the end of a Term, any increase in the value of an indexed strategy is also subject to a vesting factor. The vesting factor limits the portion of the positive change in the Index that we take into account when we calculate the increase in the strategy value. The vesting factor varies depending on the day of the Term. It is 25% for the first half of a Term, 50% for the second half of a Term, and 100% at the end of a Term.

•	The value of a Conserve Strategy will not decrease even if there is a negative change in the applicable Index value during a Term.

•
The value of a Growth Strategy will decrease if there is a negative change in the applicable Index value during a Term. Any decrease during a Term is subject to a lower limit called the Maximum Loss. The Maximum Loss for each Term of a Growth Strategy is 10%. Each Growth Strategy includes a risk of potential loss of up to 10% of principal each Term.

The Contract currently offers a Conserve Strategy and a Growth Strategy for each of three different Indexes. In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF

The Contract also offers a declared rate strategy, which earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%.

An early withdrawal charge may apply if you take a withdrawal during the first seven contract years. That charge will reduce strategy values, including the value of a Conserve Strategy.

Risk Factors for this Contract appear on pages 9-12 and pages 64-67. Variable indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Frontier 7 and its features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract.

****************************************

1

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•
Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value.

All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt or other investments. If you buy this Contract, you aren’t investing directly in an Index, the stocks included in an Index, or the underlying investments or other assets held by an Index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, S&P 500®, SPDR® and STANDARD & POOR’S DEPOSITORY RECEIPTS® are trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares U.S. Real Estate ETF is distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or any data related thereto.

****************************************

The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1822317NW. Our form numbers for the strategy endorsements to the Contract are E1322417NW, E1322517NW, E1322617NW, E1322717NW, E1322817NW, E1322917NW and E1323017NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-207914.

2

3

INDEX FRONTIERSM 7 ANNUITY INFORMATION
Special Terms

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. The sum of the values of each Crediting Strategy, plus the value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made.

BAILOUT TRIGGER. The Maximum Gain for the next Term of an Indexed Strategy that triggers a waiver of Early Withdrawal Charges under the Bailout right of an Indexed Strategy.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

CONTRACT. The legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY. A specified method by which interest or gain or loss is calculated for a Term. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first seven Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that would otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund.

INDEX CHANGE. The increase or decrease, if any, in the applicable Index Value over a Term of an Indexed Strategy.

4

INDEX VALUE. For Indexed Strategies that use the S&P 500 Index, the Index Value is the closing value of the Index. For Indexed Strategies that use the SPDR Gold Shares ETF, the Index Value is the fund’s closing share price on the New York Stock Exchange Arca. For Indexed Strategies that use the iShares U.S. Real Estate ETF, the Index Value is the fund’s closing share price on the New York Stock Exchange Arca.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in an Index Value.

INVESTMENT BASE. The amount applied to an Indexed Strategy at the start of a current Term. A withdrawal or charge reduces the Investment Base. The reduction is proportional to the reduction in the value of that Indexed Strategy due to the withdrawal or charge.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Indexed Strategy.

MARKET DAY. Each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

MAXIMUM GAIN. The largest positive Index Change for a Term that is taken into account to determine the Vested Gain for a given Indexed Strategy. We set the Maximum Gain for each Term of an Indexed Strategy before the first day of that Term. For a given Term, we may set a different Maximum Gain for amounts attributable to Purchase Payments received on different dates.

MAXIMUM LOSS. The most negative Index Change for a Term that is taken into account to determine a Vested Loss for a given Indexed Strategy. The Maximum Loss for a Growth Strategy is a loss of 10% and will apply to all Terms of that Growth Strategy.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is after the deduction of any fee charged by the person remitting payment and any taxes withheld from the payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held from the date it is applied to the Contract until the first Strategy Application Date on or after that date.

REQUEST IN GOOD ORDER. Information provided or a request made that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

Information provided or a request made is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the information or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the information or the request. If you have any questions, you should contact us or your registered representative before submitting your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. The Account Value minus the Early Withdrawal Charge that would apply on a Surrender of the Contract.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

5

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or gain or loss is calculated. Each Term is one year long, and will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

VESTED GAIN. The portion of any positive Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Gain is equal to: (1) any positive Index Change for the Term, but not exceeding the Maximum Gain set for that Term; multiplied by (2) the applicable Vesting Factor for that day; and then multiplied by (3) the remaining Investment Base for that Term.

VESTED LOSS. The portion of any negative Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Loss is equal to: (1) any negative Index Change for the Term, after taking into account the Maximum Loss for each Term of that Indexed Strategy; multiplied by (2) the remaining Investment Base for that Term.

VESTING FACTOR. A factor used to determine a Vested Gain. Vesting Factors are described in the Vested Gains and Losses section of this prospectus.

6

Summary
The Great American Life Index FrontierSM 7 annuity is a modified single premium deferred annuity contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.
The following chart describes the key features of the Contract. Read this prospectus for more detailed information about the Contract.

Benefits	•
The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•
The Cash Benefit lets you take out all of your Account Value (surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first seven Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

•
The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit Value, which will never be less than your Purchase Payments, reduced proportionately for withdrawals.

Purchase Payments
The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.
The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:

	•	you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or
	•	you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

Issue Age	Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies	We currently offer six Indexed Strategies
		Conserve Strategies with 0% Maximum Loss	Index
		S&P 500 Conserve	S&P 500® Index
		SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
		iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
		Growth Strategies with a 10% Maximum Loss	Index
		S&P 500 Growth	S&P 500® Index
		SPDR Gold Shares Growth	SPDR® Gold Shares ETF
		iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF

Conserve Strategies
•
The value of a Conserve Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

	•	The value of a Conserve Strategy will never decrease due to a negative Index Change during a Term.

Growth Strategies
•
The value of a Growth Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

•
The value of a Growth Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative Index Change.

7

Indexed Strategy Value and Investment Base
At the start of a Term, the value of an Indexed Strategy is equal to the Investment Base for that Term, which is the amount applied to that Strategy for that Term.
During a Term, a Vested Gain increases the Strategy value or a Vested Loss reduces the Strategy value.
A withdrawal reduces the Strategy value, including the value of any Conserve Strategy, by the amount of the withdrawal and related Early Withdrawal Charge.

A withdrawal reduces the Investment Base by the portion of the Investment Base needed to pay for the withdrawal and related Early Withdrawal Charge. The reduction in the Investment Base is proportional to the reduction in the Strategy value.

Vested Gains and Losses	•	Each day of a Term, the value of an Indexed Strategy is adjusted for the Vested Gain or Loss since the start of that Term. We use the following formulas to calculate Vested Gains and Losses.
	•	Vested Gain = any positive Index Change for the Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term.
	•	Vested Loss = any negative Index Change for the Term (after taking into account the Maximum Loss for the Term) x remaining Investment Base for the current Term.

Maximum Gains
We set a Maximum Gain for each Indexed Strategy prior to the start of each Term. This means the Maximum Gain for an Indexed Strategy may change for each Term. At least 30 days before the next Term starts, we will notify you of the Maximum Gain that will apply to an Indexed Strategy for that Term.

In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index.

Maximum Losses		The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Vesting Factors		We set the Vesting Factors for the Indexed Strategies on the Contract Effective Date.
•
For a positive Index Change during a Term, the Vesting Factors are 25% for any date within the first six months of a Term; 50% for any date within the final six months of a Term but before the final Market Date of the Term; and 100% on or after the final Market Date of the Term. A Vesting Factor below 100% limits any positive increase during a Term.

	•	For a negative Index Change during a Term, there is no Vesting Factor.

Declared Rate Strategy
Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. A Declared Rate will never be less than 1%. At least 30 days before the next Term starts, we will notify you of the Declared Rate that will apply to the Declared Rate Strategy for that Term.

Strategy Renewals
At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term will not include any amount that is moved as part of a reallocation at the Term end.

Strategy Reallocations		At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

Access to Your Money Through Withdrawals		You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date.
	•	During the first seven Contract Years, unless you qualify for the Free Withdrawal Allowance or the bailout right as described below, an Early Withdrawal Charge will apply.
	•	A withdrawal from an Indexed Strategy during a Term will reduce the Investment Base used to calculate adjustments for any subsequent Vested Gain or Loss in that Term.

Early Withdrawal Charge
An Early Withdrawal Charge applies during the first seven Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7	8+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	2%	0%

8

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance or to any withdrawal under the Bailout right.

Bailout Right
We will waive the Early Withdrawal Charge on an amount you withdraw if: (1) you withdraw it at the end of a Term from an Indexed Strategy; and (2) either the Maximum Gain for such Indexed Strategy for the next Term is less than the Bailout Trigger for the current Term, or such Indexed Strategy will not be available for the next Term. If the Bailout right will apply at the end of a Term, we will notify you at least 30 days before the end of that Term.

Payout Options
Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

	•	Fixed Period Payout
	•	Life Payout
	•	Life Payout with Payments for at Least a Fixed Period
	•	Joint and One-half Survivor Payout

Death Benefit
A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

 The Death Benefit Value is the greater of: (1) the Account Value as of the applicable date; or (2) your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

Tax Deferral
The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

 A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel
If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation.

Risk Factors
The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Growth Strategy
There is a significant risk of loss of principal and related earnings if you allocate your Purchase Payment(s) to a Growth Strategy. Such a loss may be substantial.
This risk exists for each Growth Strategy because you agree to absorb any loss in the Index during the Term up to the Maximum Loss of 10%. This risk of loss does not exist if you allocate your Purchase Payment(s) to the Declared Rate Strategy or to a Conserve Strategy.
If you allocate money to a Growth Strategy over multiple Terms, you may lose up to 10% each Term, which may result in a cumulative loss that is greater than 10%.

Loss of Principal Related to Early Withdrawal Charge
There is also a risk of loss of principal and related earnings if you take a withdrawal from your Contract or surrender it during the first seven Contract Years. This risk exists for each Strategy because an Early Withdrawal Charge may apply. A withdrawal from any Strategy, including any Conserve Strategy, when an Early Withdrawal Charge applies will reduce the value of the Strategy. This reduction will occur even if there is a Vested Gain on the date of the withdrawal. An Early Withdrawal Charge may reduce the value of an Indexed Strategy by more than increases in the value of the Indexed Strategy resulting from Vested Gains in the current and prior Terms.

Long-Term Nature of Contract
The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

9

Limits on Investment Return
Any positive adjustment to an Indexed Strategy is limited by a Maximum Gain. Any positive adjustment before the end of a Term is also limited by a Vesting Factor, which will be less than 100%. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy will not fully reflect the corresponding positive Index Change for a Term.
An adjustment only captures an Index Value at the applicable Market Close. You will bear the risk that an Index Value might be significantly lower at that Market Close than at another point during the Term.

Limits on Reallocations
You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of Strategy during a Term, you must take a withdrawal from that Strategy or Surrender your Contract.

Early Withdrawal Charge
If you withdraw money from or Surrender the Contract during the first seven Contract Years, we will deduct an Early Withdrawal Charge unless the Free Withdrawal Allowance or Bailout right applies. Deduction of the Early Withdrawal Charge may result in loss of principal. An Early Withdrawal Charge will reduce Strategy values, including Conserve Strategy values.

Timing of Withdrawals, Surrender, Annuity Payout Initiation Date, or Death Benefit Claim
You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal or Surrender, the Annuity Payout Initiation Date, or the submission of a Death Benefit claim.

For example, a withdrawal from an Indexed Strategy before the end of a Term will lock in the existing Vested Gain or Loss. In addition, due to the Vesting Factors that we use to calculate Vested Gains, the adjustment for the Vested Gain before the end of a Term will be less than the corresponding positive Index Change.

No Ability to Determine Adjustments in Advance
If you request a withdrawal from an Indexed Strategy, we will process the withdrawal at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance whether the adjustment that applies due to the withdrawal will be positive or negative or to calculate the amount of that adjustment. Likewise, you will not be able to determine in advance the nature and size of an adjustment to an Indexed Strategy that applies to the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

Changes in Declared Rates
We set a Declared Rate for each new Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Changes in Maximum Gains
We set a Maximum Gain for each new Term of an Indexed Strategy. The Maximum Gain for a new Term of an Indexed Strategy may be lower than its Maximum Gain for the current Term and may be as low as 1%. You risk the possibility that the Maximum Gain for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies
At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. An Indexed Strategy you selected also may not be available after the end of a Term due to minimums and maximums that we set. In that case, we will reallocate the applicable funds to a default Strategy. The funds allocated to a default Strategy may earn a return that is lower than the return they would have earned if there had been no reallocation, but will not increase the risk of loss of principal.

Unavailable Declared Rate Strategy
At the end of a Term, we may stop offering the Declared Rate Strategy and, consequently, only Indexed Strategies, which may earn 0% for any Term, will be available after the end of the Term. In this case, we will offer at least one Indexed Strategy with a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

Replacement of an Index
We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract
If your Account Value falls below the minimum value of $5,000 for any reason, we may terminate your Contract. For example, we may terminate your Contract if a loss on a Growth Strategy causes your Account Value to fall below $5,000.

10

No Direct Investment in the Market
When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. Index Changes for these Strategies are calculated without taking into account dividends paid on stocks that make up the S&P 500 Index.

When you allocate money to an Indexed Strategy that uses the SPDR Gold Shares ETF, you will not be investing in that exchange-traded fund or in gold.

When you allocate money to an Indexed Strategy that uses the iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, in the securities or other assets that it holds, or in any real estate investment trust.

Because changes in the value of an Indexed Strategy are subject to Maximum Gains and Maximum Losses and may be subject to a Vesting Factor, the performance of an Indexed Strategy may diverge from the performance of the Index.

Market Risk
Money allocated to a Growth Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. In addition, any positive change in the Index Value over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because the total return will reflect dividend payments on those stocks and the Index Values will not reflect those dividend payments. Because the return on an indexed strategy that uses the S&P 500 Index will be subject to limitations and will be linked to its performance and not the performance of the underlying stocks, your return may be less than that of a direct investment in such stocks.
Money allocated to a Growth Strategy that uses the SPDR Gold Shares ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the SPDR Gold Shares ETF is tied to the price of gold, which has fluctuated widely over the past several years. The share price may not replicate the performance of gold. In addition, because the return on any indexed strategy that uses the SPDR Gold Shares EFT will be subject to limitations and will be linked to the performance of the SPDR Gold Shares ETF and not the performance of the price of gold, your return may be less than that of another investment linked directly to the fund’s performance or the price of gold.
Money allocated to a Growth Strategy that uses the iShares U.S. Real Estate ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector, which is highly sensitive to general and local economic conditions and developments, characterized by intense competition and periodic overbuilding, and subject to risks associated with leverage. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares U.S. Real Estate EFT will be subject to limitations and will be linked to the performance of the iShares U.S. Real Estate EFT and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components.

The historical performance of an Index does not guarantee future results.

Regulatory Risk
Great American Life is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability
No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims- paying ability.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages 64-67.

	•	Adverse developments in financial markets and deterioration in global economic conditions
	•	Changes in interest rates
	•	Intense competition
	•	Inability to attract and retain independent agents
	•	Inability to obtain reinsurance or to collect on ceded reinsurance
	•	Regulatory restrictions
	•	Failure to maintain a commercially acceptable financial strength rating
	•	Difficulties with technology or data security
	•	Variations from the actuarial assumptions used to establish certain assets and liabilities in our annuity business

11

Purchase
You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

12

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion.

Purchase Payments
The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers
If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Frontier annuity, directly transfer it to an Index Frontier annuity, or roll it over to an Index Frontier annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may also pay a sales charge under the new annuity or account, or you may pay an early withdrawal charge if you later take withdrawals from the new annuity or account. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Frontier annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

Application of Purchase Payments
Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

Purchase Payment Account Value
On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

13

Initial Strategy Selections
You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive your Request in Good Order with the Crediting Strategies you selected for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.
Declared Rate Strategy
The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy.

We will set the Declared Rate for a Term before that Term starts. It is guaranteed for the entire Term.

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates. We will notify you of the Declared Rate for a Term at least 30 days before that Term begins.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term
Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•
You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the Declared Rate Strategy and both payments are applied on March 20. Each Term of the Declared Rate Strategy will start and end on March 20.

•
You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the Declared Rate Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. The Declared Rate Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Declared Rate Strategy Value
The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

14

Indexed Strategies
The Indexed Strategies provide returns that are based, in part, upon changes in an Index Value. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

Each Indexed Strategy has a Maximum Gain and a Maximum Loss for each Term.

•
We will set a new Maximum Gain for each Indexed Strategy prior to the start of each Term. In general, the Maximum Gain for a Growth Strategy will be higher than the Maximum Gain for the corresponding Conserve Strategy.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Changes in the value of an Indexed Strategy reflect the change in the applicable Index Value since the start of the applicable Term, the Maximum Gain we set for that Indexed Strategy for that Term, the applicable Vesting Factor, and the Maximum Loss for that Indexed Strategy. If an Indexed Strategy has a Maximum Loss of 10%, then each Term it is possible for you to lose a portion of your Purchase Payment(s) and any earnings allocated to that Indexed Strategy.

See Vested Gains and Losses section below for additional details.

The Indexed Strategies that are currently available are listed below. You may allocate your funds to any of the Indexed Strategies, subject to the procedures disclosed in this prospectus.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF

Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF

An Early Withdrawal Charge may apply if you take a withdrawal during the first seven Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.
Term
Each Term of an Indexed Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•
You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•
You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Indexed Strategy Value
The value of an Indexed Strategy is equal to:

•	the Investment Base for that Term, which is the amount applied to the Strategy at the start of the current Term; minus

•	the portion of that Investment Base that is taken from the Strategy to pay for each withdrawal and related Early Withdrawal Charge during the current Term; and plus or minus

15

•	the Vested Gain or Loss for that Term on the remaining portion of the Investment Base.

The portion of the Investment Base that is taken from an Indexed Strategy to pay for a withdrawal or charge is the amount that, when Vested Gain or Loss is included, equals the withdrawal or charge.

•	If there is a Vested Gain, then the portion of the Investment Base taken will be less than the withdrawal or charge.

•	If there is a Vested Loss, then the portion of the Investment Base taken will be greater than the withdrawal or charge.

•	A withdrawal or charge will reduce the value of an Indexed Strategy by an amount equal to the withdrawal or charge.

•	But the reduction in the Investment Base to pay for a withdrawal or charge is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal or charge.

Here are the formulas that we use to calculate a proportional reduction in the Investment Base and the remaining Investment Base.

Percentage reduction in Strategy value = withdrawal / Strategy value immediately before the withdrawal

Proportionate reduction in Investment Base = Investment Base immediately before the withdrawal x percentage reduction in Strategy value

Remaining Investment Base = Investment Base immediately before the withdrawal - reduction in Investment Base

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base for the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume at the time of your withdrawal that you have a Vested Gain of 5%.

•	The Vested Gain is equal to $250 ($5,000 x 0.05).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The percentage reduction in the Strategy value is 19.05% ($1,000 / $5,250).

•	The proportionate reduction in the Investment Base is $952 ($5,000 x 0.1905).

•	The remaining Investment Base is $4,048 ($5,000 - $952).

•
Due to the Vested Gain, the proportionate reduction in the Investment Base ($952) is less than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $4,048 rather than $4,000.

Assume at the time of your withdrawal that you have a Vested Loss of 10%.

•	The Vested Loss is equal to $500 ($5,000 x 0.10).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The percentage reduction in the Strategy value is 22.22% ($1,000 / $4,500).

•	The proportionate reduction in the Investment Base is $1,111 ($5,000 x 0.2222).

•	The remaining Investment Base is $3,889 ($5,000 - $1,111).

•
Due to the Vested Loss, the proportionate reduction in the Investment Base ($1,111) is greater than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $3,889 rather than $4,000.

Vested Gains and Losses
Overview
Each day of a Term, the value of an Indexed Strategy includes the Vested Gain or Loss, if any, since the start of that Term. Vested Gain or Loss is calculated on the remaining Investment Base for that Term.

Here is the formula that we use to calculate the amount of the Vested Gain or Loss.

Amount of Vested Gain or Loss = remaining Investment Base x Vested Gain or Loss percentage

16

Example. At the beginning of a Term, your entire Account Value of $100,000 is allocated to a Growth Strategy. You do not take any withdrawals during that Term. You Surrender your Contract at the end of that Term. For this example, we assume that no Early Withdrawal Charge applies when you Surrender your Contract.

•	If the Vested Gain is 4%, then the Strategy value includes a $4,000 Vested Gain ($100,000 x 0.04). The amount payable upon Surrender will be $104,000 ($100,000 + $4,000).

•	If the Vested Loss is 3%, then the Strategy value includes a $3,000 Vested Loss ($100,000 x 0.03). The amount payable upon Surrender will be $97,000 ($100,000 - $3,000).

Index Change. Before we can calculate the Vested Gain or Loss since the start of a Term, we must determine the Index Change since the start of that Term. The Index Change is the increase or decrease in the applicable Index Value. This increase or decrease is expressed as a percentage of the applicable Index Value at the start of that Term. It is measured from the Index Value at the start of that Term to the Index Value at the last Market Close on or before the date the Index Change is determined.

Example. The Index Value was 1000 at the start of a Term.

•	If the Index Value at the applicable Market Close is 1065, then there is a positive Index Change of 6.5% ((1065 - 1000) / 1000).

•	If the Index Value at the applicable Market Close is 925, then there is a negative Index Change of 7.5% ((925 - 1000) / 1000).

Indexes. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index Value over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

The SPDR Gold Shares represent units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM. The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment performance of the Dow Jones U.S. Real Estate Index. This underlying index measures the performance of the real estate sector in the U.S. equity market. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with concentrated investment in REITS. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information, visit www.iShares.com and search ticker symbol IYR.

Index Values. Index Values are determined at each Market Close. An Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. An Index Value at the end of a Term is its value at the Market Close on the last Market Day of that Term. We will use consistent sources to obtain the closing values of an Index. We currently obtain the closing values for the S&P 500 Index and the SPDR Gold Shares ETF from S&P Dow Jones Indices LLC and the closing values for the iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Market Close. A Market Close is the close of the regular or core trading session on the market used to measure an Index Change for a give Indexed Strategy.

Market Day. A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.

Vested Gain

17

The Vested Gain is the portion of any positive Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Gain for any day of a Term.

Vested Gain = any positive Index Change since the start of the current Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term

Maximum Gain. The Maximum Gain for an Indexed Strategy is the largest positive Index Change for a Term that is taken into account to determine the Vested Gain for that Indexed Strategy for that Term. For example, if the Maximum Gain for a Term is 5% and the Index Change at the end of that Term is positive 8%, then the Vested Gain for that Term is 5%.

•	The Maximum Gain will vary between Indexed Strategies.

•	The Maximum Gain for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Maximum Gain for a Term of an Indexed Strategy will never be less than 1%.

•	Your return on an Indexed Strategy may be less than the Maximum Gain.

We set the Maximum Gain for each Indexed Strategy based on the cost of hedging, interest rates, and other market factors, and the Purchase Payments received for a Contract. In general, the Maximum Gain we set for a Growth Strategy will be higher than the Maximum Gain we set for the corresponding Conserve Strategy. Likewise, Maximum Gains for Contracts with larger Purchase Payments generally will be higher than Maximum Gains for Contracts with smaller Purchase Payments.

For information about the current Maximum Gain for each Indexed Strategy offered for new Contracts, please contact your registered representative. Once your Contract is effective, we will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term and the Maximum Gain that will apply to each such Indexed Strategy for the next Term.

Because we can change the Maximum Gain that applies to an Indexed Strategy, the Contract has a Bailout right that allows you to take a withdrawal without incurring an Early Withdrawal Charge under certain circumstances. See Bailout Right discussion in the Early Withdrawal Charge section below.

Vesting Factor. The Vesting Factor varies depending on the day of the Term for which the Vested Gain is calculated. A Vesting Factor limits the portion of a positive Index Change that is taken into account when calculating the Vested Gain for a given Indexed Strategy for a given Term.

Vesting Factor
Dates within first six months of a Term	25%
Dates within the final six months of a Term but before the final Market Day of that Term	50%
On the final Market Day of a Term	100%

A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.

Months are measured from the first day of the Term. For example, if a Term starts on January 20, the final six months of that Term will begin on July 20.

If any date in a Term is after the final Market Day of that Term, then a 100% Vesting Factor applies on that date when Vested Gain for that Term is calculated. For example, if a Term ends on a Monday when the markets are closed due to a holiday, then the final Market Day of that Term is the Friday before that holiday. If an automatic transaction is scheduled for Saturday, then the 100% Vesting Factor applies to that transaction.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 12% Maximum Gain for the Term. You Surrender your Contract in month 9 of that Term, which means a Vesting Factor of 50% applies. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a positive Index Change of 15% at the date on which you Surrender your Contract. Because the Index Change exceeds the Maximum Gain, the Maximum Gain applies and limits the Index Change to 12%. As a result, the Vested Gain is 6% (12% x 0.50). The Vested Gain that applies upon Surrender will be $6,000 ($100,000 x 0.06) and the amount payable will be $106,000.

18

Vested Loss
The Vested Loss is the portion of any negative Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Loss for any day of a Term.

Vested Loss = any negative Index Change since the start of the current Term (after taking into account the Maximum Loss for each Term) x remaining Investment Base for the current Term

Maximum Loss. The Maximum Loss for an Indexed Strategy is the most negative Index Change for a Term that is taken into account to determine the Vested Loss for that Indexed Strategy for that Term. For example, if the Maximum Loss for a Term is 10% and the negative Index Change at the end of that Term is 14%, then the Vested Loss for that Term is 10%.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. This means that the value of a Conserve Strategy will not decrease due to a negative Index Change.

•	The Maximum Loss for each Term of a Growth Strategy is a loss of 10%. This means that the value of a Growth Strategy will not decrease by more than 10% during a Term due to a negative Index Change.

No Vesting Factor. A Vesting Factor does not apply when the Vested Loss is calculated. This means that all of the negative Index Change is taken into account when calculating the Vested Loss for a given Indexed Strategy for a given Term.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 10% Maximum Loss. You Surrender your Contract before the end of a Term. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a negative Index Change of 12.5% on the day that you Surrender your Contract. Because the Index Change exceeds the Maximum Loss, the Maximum Loss applies and limits the Index Change to 10%. As a result, the Vested Loss is 10%. The Vested Loss that applies upon Surrender will be $10,000 ($100,000 x 0.10 = $10,000) and the amount payable will be $90,000.

Effect of Vested Gains and Losses
Here is a summary of the effect of Vested Gains and Losses in various situations.

Vested Gain	A Vested Gain increases the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by less than the actual amount of the withdrawal and any charge because of the Vested Gain.

Vested Loss	A Vested Loss reduces the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by more than the actual amount of the withdrawal and any charge because of the Vested Loss.

Additional Information	Any change in an Indexed Strategy value will affect the Account Value, which is used to determine the Surrender Value, the Annuity Payout Value and the Death Benefit Value.	If you take a withdrawal, you will receive the amount you requested and the Indexed Strategy value will be reduced by the amount of the withdrawal and the related Early Withdrawal Charge.

19

Examples - Impact of Withdrawals on Indexed Strategy Values
These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and Vested Gains and Losses at the end of the Term. These examples assume that you allocate your entire $50,000 Purchase Payment to the S&P 500 Growth Strategy. To simplify the examples, we assume that the stated withdrawal amounts include applicable Early Withdrawal Charges.

Example A: Withdrawal When Index Rising Steadily

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	4%
Vesting Factor in Month 4	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$10,000 / $50,500 = 19.80%
Proportional Reduction in Investment Base	$50,000 x .1980 = $9,901
Remaining Investment Base after Withdrawal	$50,000 - $9,901 = $40,099

Value at End of Term
Remaining Investment Base after Withdrawal	$40,099
Index Value at Term Start	1000
Index Value at Term End	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	12%
Vesting Factor at Term End	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain
Vested Gain in Dollars	$40,099 x 12% = $4,812 Vested Gain
Strategy Value at Term End	$40,099 + $4,812 = $44,911

In this example, the amount you realized on your $50,000 investment at the end of the Term is $54,911 ($10,000 withdrawal plus the $44,911 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $56,000 ($50,000 investment base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $54,911 because:

•	the gain at the time of the withdrawal caused the reduction in the investment base to be less than the actual amount withdrawn ($10,000 - $9,901 = $99); and

•	the subsequent gain at the term end was calculated on a smaller investment base, which caused that gain to be smaller than the hypothetical gain ($4,812 - $6,000 = -$1,188).

The result ($99 - $1,188 = -$1,089) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $1,089 = $54,911).

20

Example B: Withdrawal When Index Falls and Then Rises

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	880
Negative Index Change	(880 - 1000) / 1000 = -12%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$50,000 x 10% = $5,000 Vested Loss
Strategy Value before Withdrawal	$50,000 - $5,000 = $45,000
Percentage Reduction in Strategy Value	$10,000 / $45,000 = 22.22%
Proportional Reduction in Investment Base	$50,000 x 22.22% = $11,111
Remaining Investment Base after Withdrawal	$50,000 - $11,111 = $38,889

Value at End of Term
Remaining Investment Base after Withdrawal	$38,889
Index Value at Term Start	1000
Index Value at Term End	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	12%
Vesting Factor at Term End	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain
Vested Gain in Dollars	$38,889 x 12% = $4,667 Vested Gain
Strategy Value at Term End	$38,889 + $4,667 = $43,556

In this example, the amount you realized on your $50,000 investment at the end of the Term is $53,556 ($10,000 withdrawal plus the $43,556 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $56,000 ($50,000 investment base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $53,556 because:

•	the loss at the time of the withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($10,000 - $11,111 = -$1,111); and

•	the subsequent gain at the term end was calculated on a smaller investment base, which caused that gain to be smaller than the hypothetical gain ($4,667 - $6,000 = -$1,333).

The result (-$1,111 + -$1,333 = -$2,444) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $2,444 = $53,556).

21

Example C: Withdrawal When Index Falling Steadily

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	980
Negative Index Change	(980 - 1000) / 1000 = -2%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-2%
Vested Loss as a Percentage	-2% x 100% = 2% Vested Loss
Vested Loss in Dollars	$50,000 x 2% = $1,000 Vested Loss
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000
Percentage Reduction in Strategy Value	$10,000 / $49,000 = 20.41%
Proportional Reduction in Investment Base	$50,000 x .2041 = $10,204
Remaining Investment Base after Withdrawal	$50,000 - $10,204 = $39,796

Value at End of Term
Remaining Investment Base after Withdrawal	$39,796
Index Value at Term Start	1000
Index Value at Term End	860
Negative Index Change	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$39,796 x 10% = $3,980 Vested Loss
Strategy Value at Term End	$39,796 - $3,980 = $35,816
In this example, the amount you realized on your $50,000 investment at the end of the Term is $45,816 ($10,000 withdrawal plus the $35,816 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $45,816 exceeds this hypothetical Strategy value of $45,000 because:

•	the loss at the time of the withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($10,000 - $10,204 = -$204); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $3,890 = $1,020).

The result ($1,020 - $204 = $816) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,816 - $816 = $45,000).

22

Example D: Withdrawal When Index Rises and Then Falls

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1080
Positive Index Change	(1080 - 1000) / 1000 = 8%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor in Month 4	25%
Vested Gain as a Percentage	8% x 25% = 2% Vested Gain
Vested Gain in Dollars	$50,000 x 2% = $1,000 Vested Gain
Strategy Value before Withdrawal	$50,000 + $1,000 = $51,000
Percentage Reduction in Strategy Value	$10,000 / $51,000 = 19.61%
Proportional Reduction in Investment Base	$50,000 x .1961 = $9,805
Remaining Investment Base after Withdrawal	$50,000 - $9,805 = $40,195

Value at End of Term
Remaining Investment Base after Withdrawal	$40,195
Index Value at Term Start	1000
Index Value at Term End	860
Negative Index Change	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$40,195 x 10% = $4,020 Vested Loss
Strategy Value at Term End	$40,195 - $4,020 = $36,175

In this example, the amount you realized on your $50,000 investment at the end of the Term is $46,175 ($10,000 withdrawal plus the $36,175 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,175 exceeds this hypothetical Strategy value of $45,000 because:

•	the gain at the time of the withdrawal caused the reduction in the investment base to be less than the actual amount withdrawn ($10,000 - $9,805 = $195); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $4,020 = $980).

The result ($195 + $980 = $1,175) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,175 - $1,175 = $45,000).

23

Example E: Multiple Withdrawals in a Volatile Market

Impact of $2,500 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	4%
Vesting Factor in Month 4	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$2,500 / $50,500 = 4.95%
Proportional Reduction in Investment Base	$50,000 x .0495 = $2,475
Remaining Investment Base after Month 4 Withdrawal	$50,000 - $2,475 = $47,525

Impact of $3,500 Withdrawal in Month 6 of Term
Remaining Investment Base after Month 4 Withdrawal	$47,525
Index Value at Term Start	1000
Index Value at Date of Withdrawal	970
Negative Index Change	(970 - 1000) / 1000 = -3%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-3%
Vested Loss as Percentage	-3% x 100% = 3% Vested Loss
Vested Loss in Dollars	$47,525 x 3% = $1,426 Vested Loss
Strategy Value before Withdrawal	$47,525 - $1,426 = $46,099
Percentage Reduction in Strategy Value	$3,500 / $46,099 = 7.59%
Proportional Reduction in Investment Base	$47,525 x .0759 = $3,607
Remaining Investment Base after Month 6 Withdrawal	$47,525 - $3,607 = $43,918

Impact of $4,000 Withdrawal in Month 8 of Term
Remaining Investment Base after Month 6 Withdrawal	$43,918
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1150
Positive Index Change	(1150 - 1000) / 1000 = 15%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	12%
Vesting Factor in Month 8	50%
Vested Gain as a Percentage	12% x 50% = 6% Vested Gain
Vested Gain in Dollars	$43,918 x 6% = $2,635 Vested Gain
Strategy Value before Withdrawal	$43,918 + $2,635 = $46,553
Percentage Reduction in Strategy Value	$4,000 / $46,553 = 8.59%
Proportional Reduction in Investment Base	$43,918 x .0859 = $3,773
Remaining Investment Base after Month 8 Withdrawal	$43,918 - $3,773 = $40,145

24

Value at End of Term
Remaining Investment Base after Month 8 Withdrawal	$40,145
Index Value at Term Start	1000
Index Value at Term End	860
Negative Index Change	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$40,145 x 10% = $4,015 Vested Loss
Strategy Value at Term End	$40,145 - $4,015 = $36,130

In this example, the amount you realized on your $50,000 investment at the end of the Term is $46,130 ($10,000 total withdrawal plus the $36,130 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,130 exceeds this hypothetical Strategy value of $45,000 because:

•	the gains at the time of the $2,500 and $4,000 withdrawals caused the reductions in the investment base to be less than the actual amounts withdrawn ($2,500 - $2,475 = $25 and $4,000 - $3,773 = $227);

•	the loss at the time of the $3,500 withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($3,500 - $3,607 = -$107); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be less than the hypothetical loss ($5,000 - $4,015 = $985).

The result ($25 + $227 - $107 + $985 = $1,130) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,130 - $1,130 = $45,000).

Strategy Renewals and Reallocations at Term End

Renewals
At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term of the same Strategy will not include any amount that is moved to a different Strategy as part of a reallocation at the Term end.

Reallocations
At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Limitations
Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any renewal or reallocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to a Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate or Maximum Gain in effect for that Strategy for that new Term. For example, the Declared Rate for a new Term of the Declared Rate Strategy may be different than the Declared Rate for the Term that is ending. Likewise, the Maximum Gain for an Indexed Strategy for a new Term may be different than the Maximum Gain for that Indexed Strategy for the Term that is ending.

25

Availability of Strategies
At the end of a Term, we may eliminate a particular Strategy in our discretion. We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term and the Declared Rate and the Maximum Gains that will apply.

We are not obligated to offer the Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Strategy at our discretion. For example, we could stop offering Growth Strategies after the first seven Contract Years. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

One Indexed Strategy will always be available. If the Declared Rate Strategy is no longer available, then we must offer an Indexed Strategy that has a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

If we add or stop offering a Strategy at the end of a Term, we will send you a notification. If funds are held in a Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

If you have allocated money to an Indexed Strategy and that Indexed Strategy will not be available for the next Term, then the Bailout right will apply. In this case, you may withdraw money from that Indexed Strategy at the end of the current Term without incurring an Early Withdrawal Charge. If you have allocated money to the Declared Rate Strategy and it will not be available for the next Term, the Bailout right will not apply.

Reallocations to Default Strategies
At the end of a Term, to the extent any amount that cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will reallocate the amount to a default Strategy.

Here are the rules that will apply to reallocations to a default Strategy.

•	We will reallocate to the Declared Rate Strategy.

•	If no Declared Rate Strategy is available, then we will designate an Indexed Strategy that has a Maximum Loss of 0% and we will reallocate to that designated Strategy.

If the amount to be applied exceeds the maximum, then the default reallocation rules will apply only to the excess amount. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then the default reallocation rules will apply only to the excess $4,000.

Cash Benefit
Surrender
You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals
You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

26

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. Unless you instruct us otherwise by a Request in Good Order prior to the date of the withdrawal, a withdrawal will be taken in the following order:

•	first proportionally from funds that then qualify for a waiver of the Early Withdrawal Charge pursuant to the Bailout right;

•	then from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategies until all Declared Rate Strategies are exhausted; and

•	then proportionally from Indexed Strategies.

Effect of Withdrawals
A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Vested Gain or Loss for the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value. See Vested Gains and Losses section above.

Automatic Withdrawals
You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor. Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract. Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below. Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

Exchanges, Transfers, and Rollovers
An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

Example F: Amount Available for a Withdrawal When Index Rises
This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 Growth Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2018;

•	the Maximum Gain for the initial Term of the S&P 500 Growth Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2018;

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2019.

27

Term Start Date	April 6, 2018
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	See Footnote 2 below.
Index Value	1900
Withdrawal Date	August 1, 2018
Index Value	1976
Positive Index Change	4%	See Footnote 3 below.
Positive Index Change Limited by Maximum Gain	4%	See Footnote 4 below.
Vesting Factor in Month 4	25%	See Footnote 5 below.
Vested Gain as a Percentage	1%	See Footnote 6 below.
Vested Gain	$500	See Footnote 6 below.
Strategy Value before Withdrawal	$50,500	See Footnote 7 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 8 below.
Early Withdrawal Charge	$435	See Footnote 9 below.
Total Amount Withdrawn	$10,435	See Footnote 10 below.
Percentage Reduction in Strategy Value	20.66%	See Footnote 11 below.
Proportional Reduction in Investment Base	$10,332	See Footnote 11 below.
Remaining Investment Base after Withdrawal	$39,668	See Footnote 12 below.
Strategy Value after Withdrawal	$40,065	See Footnote 13 below.
Term End Date	April 6, 2019
Index Value	2033
Positive Index Change	7%	See Footnote 14 below.
Positive Index Change Limited by Maximum Gain	7%	See Footnote 15 below.
Vesting Factor at Term End	100%	See Footnote 16 below.
Vested Gain as a Percentage	7%	See Footnote 17 below.
Remaining Investment Base after Withdrawal	$39,668	See Footnote 12 below.
Vested Gain	$2,777	See Footnote 17 below.
Strategy Value at Term End	$42,445	See Footnote 18 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12%, which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12%.

Footnote 3. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1976 - 1900) / 1900 = 4%

Footnote 4. In this example, the Index Change on the withdrawal date is not limited by the Maximum Gain because the Index did not go up more than 12%.

28

Footnote 5. A Vesting Factor limits the portion of a positive Index Change that is taken into account to determine the Vested Gain. The Vesting Factor for a positive Index Change varies depending on the day of the Term. The Vesting Factor for a positive Index Change on any date within the first six months of a Term is 25%. The Vesting Factor for a positive Index Change on any date within the final six months of a Term (but before the Final Market Day of the Term) is 50%. The Vesting Factor for a positive Index Change on the final Market Day of the Term (or any date after that when the Vested Gain for the Term is calculated) is 100%. In this example, the Vesting Factor is 25% because the withdrawal date is a date within the first six months of the Term.

Footnote 6. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	4% x 25% = 1%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$50,000 x 0.01 = $500

Footnote 7. In this example, there is a Vested Gain on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the Vested Gain as of that date.

Formula	Investment Base + Vested Gain = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 8. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 0.10 = $5,000

Footnote 9. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 10. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 11. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Gain as of the withdrawal date, the reduction in the Investment Base will be less than the total amount withdrawn. This difference occurs because your withdrawal is credited with a proportionate share of the Vested Gain.

Formula	Total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 0.2066 = $10,332

29

Footnote 12. On the withdrawal date after the withdrawal, the remaining Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,332 = $39,668
Footnote 13. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065
Footnote 14. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2033 - 1900) / 1900 = 7%
Footnote 15. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12%.

Footnote 16. The Vesting Factor for a positive Index Change on the Term End Date is 100%.

Footnote 17. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	7% x 100% = 7%
Footnote 18. In this example, there is a Vested Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$39,668 + $2,777 = $42,445
Footnote 19. In this example, there is a Vested Index Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy Value on that date is the Investment Base on the Term End Date plus the adjustment for the Vested Index Gain as of that date.

Formula	Investment Base + Vested Index Gain = Strategy Value
Calculation	$39,668 + $2,777 = $42,445

Example G: Amount Available for a Withdrawal When Index Falls
This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 Growth Indexed Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2018;

•	you request a $10,000 withdrawal on August 1, 2018;

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2019.

30

Term Start Date	April 6, 2018
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Maximum Loss	Loss of 10%	See Footnote 2 below.
Index Value	1900
Withdrawal Date	August 1, 2018
Index Value	1786
Negative Index Change	-6%	See Footnote 3 below.
Negative Index Change Limited by Maximum Loss	-6%	See Footnote 4 below.
Vested Loss Percentage	-6%	See Footnote 5 below.
Vested Loss	-$3,000	See Footnote 5 below.
Strategy Value before Withdrawal	$47,000	See Footnote 6 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 7 below.
Early Withdrawal Charge	$435	See Footnote 8 below.
Total Amount Withdrawn	$10,435	See Footnote 9 below.
Percentage Reduction in Strategy Value	22.2%	See Footnote 10 below.
Proportional Reduction in Investment Base	$11,101	See Footnote 10 below.
Remaining Investment Base after Withdrawal	$38,899	See Footnote 11 below.
Strategy Value after Withdrawal	$36,565	See Footnote 12 below.
Term End Date	April 6, 2019
Index Value	1748
Negative Index Change	-8%	See Footnote 13 below.
Negative Index Change Limited by Maximum Loss	-8%	See Footnote 14 below.
Vested Loss Percentage	-8%	See Footnote 15 below.
Remaining Investment Base	$38,899	See Footnote 11 below.
Vested Loss	-$3,112	See Footnote 15 below.
Strategy Value at Term End	$35,787	See Footnote 16 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

Footnote 3. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1786 - 1900) / 1900 = -6%

Footnote 4. In this example, the Index Change on the withdrawal date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 5. When there is a negative Index Change, we use the following formulas to calculate the Vested Loss.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-6% = -6%

Formula	Vested Loss percentage x remaining Investment Base for the current Term = Vested Loss in dollars
Calculation	$50,000 x -0.06 = -$3,000

31

Footnote 6. In this example, there is a Vested Loss on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the Vested Loss as of that date.

Formula	Investment Base - Vested Loss = Strategy value
Calculation	$50,000 - $3,000 = $47,000
Footnote 7. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000
Footnote 8. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435
Footnote 9. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435
Footnote 10. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Loss as of the withdrawal date, the reduction in the Investment Base will be more than the total amount withdrawn. This difference occurs because your withdrawal is charged with a proportionate share of the Vested Loss.

Formula	total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,435 / $47,000 = 22.20%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 0.2220 = $11,101
Footnote 11. On the withdrawal date, the remaining Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $11,101 = $38,899
Footnote 12. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$47,000 - $10,435 = $36,565
Footnote 13. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1748 - 1900) / 1900 = -8%

32

Footnote 14. In this example, the Index Change on the Term End Date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 15. When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-8% = -8%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$38,899 x -0.08 = -$3,112
Footnote 16. In this example, there is a Vested Loss on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date minus the Vested Loss as of that date.

Formula	Remaining Investment Base on Term End Date - Vested Loss = Strategy value
Calculation	$38,899 - $3,112 = $35,787

Early Withdrawal Charge
We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to support higher Declared Rate Strategy interest rates and Indexed Strategy Maximum Gains by investing assets for a longer duration.

The Early Withdrawal Charge applies if, during the first seven Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•
The amount subject to the charge will not include: (1) the Free Withdrawal Allowance; (2) the amount, if any, that qualifies under the Bailout right; or (3) the amount, if any, that qualifies for another waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7	8+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	2%	0%
Example. You Surrender your annuity in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 0.04) and you receive $96,000.

An Early Withdrawal Charge may apply if you take a withdrawal during the first seven Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.

Free Withdrawal Allowance
The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 ($200,000 x 0.10). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

33

Early Withdrawal Charge Waivers

Bailout Right. We will waive the Early Withdrawal Charge on amounts that you withdraw from this Contract at the end of a current Term if the amounts are held under an Indexed Strategy for that Term and either:

•	the Maximum Gain for the next Term of that Strategy is less than its Bailout Trigger for the current Term; or

•	that Strategy will not be available for the next Term.

Each current Term of an Indexed Strategy has its own Bailout Trigger, even if no funds are held under the Indexed Strategy for that Term. If your Contract has multiple Purchase Payments, the Bailout Trigger for one current Term of an Indexed Strategy may be different from the Bailout Trigger for another current Term of the same Indexed Strategy that started on a different date.

The initial Bailout Trigger for each Indexed Strategy is set out in the Indexed Strategy endorsement. It is less than the Maximum Gain that we anticipate setting for the initial Term of that Indexed Strategy.

For each subsequent Term, the Bailout Trigger is the lesser of:

•	the Bailout Trigger for the Term that ended on the date the current Term began; or

•	the Maximum Gain set for the current Term.

This means that:

•	if the Maximum Gain is never set below the Bailout Trigger, then the Bailout Trigger will not change; and

•	if the Maximum Gain is ever set below the Bailout Trigger, then the Bailout Trigger will be reduced for the new Term and for each Term that starts on an anniversary of that Term start date.

The Bailout Trigger will never increase from one Term to the next.

Example. The Bailout Trigger for the initial Term of an Indexed Strategy is 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 7.5%, then you will not qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will continue to be 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 5.5%, then you will qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will change to 5.5%.

If this waiver will apply to an Indexed Strategy at the end of a Term, we will notify you in writing at least 30 days before that Term ends. You may elect a withdrawal under the Bailout right by a Request in Good Order. We must receive your request before the end of the applicable Term.

This waiver will only apply to the amount held under the Indexed Strategy for the Term that is ending. It will not apply to amounts then held under a different Strategy, or to amounts held under the same Strategy for a Term ending on a different date. You may not carry over any unused part of the waiver from one Term to the next.

If you withdraw funds that qualify for a waiver under the Bailout right, the withdrawal will reduce the Free Withdrawal Allowance for the applicable Contract Year. For example, if the amount you withdraw that qualifies for a waiver under the Bailout right in Contract Year 4 is more than 10% of your Account Value as of the most recent Contract Anniversary, then no Free Withdrawal Allowance will be available for subsequent withdrawals in Contract Year 4.

Instead of withdrawing amounts that qualify for a waiver under the Bailout right, you may wish to reallocate those amounts to a different Strategy. A Request in Good Order to reallocate funds must be received by us before the end of the applicable Term.

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. In California, the Extended Care Waiver Rider has

34

been replaced with the Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider, which provides for a waiver of Early Withdrawal Charges under an expanded variety of circumstances. Please see the rider for details.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Please see the rider for details.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

Annuity Payout Benefit
Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date
The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•
Unless we agree, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount
The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout Value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout Value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.

Form of Annuity Payout Benefit
The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

35

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit
Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

Death Benefit
A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after the receipt of a Request in Good Order for a lump sum payment.

•
If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit Value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit Value, increased by any additional post-death interest as required by law.

•
If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit Value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit Value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

36

Death Benefit Value
The Death Benefit Value is the greater of:

•	the Account Value determined as of the date that the Death Benefit Value is determined; or

•	the Purchase Payments, reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges (the “Purchase Payment base”).

In either case, the Death Benefit Value is reduced by premium tax or other taxes not previously deducted.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment Base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 0.08 = $9,600

Determination Date
The date that the Death Benefit Value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit Value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.

Proof of Death
Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit
The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit Value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules
Any election is subject to the Death Benefit Distribution Rules described below.

A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated.

37

We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit Value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments
Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•
in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules
The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•
For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

38

Payout Options
The standard Payout Options are described below.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Fixed Period Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select.
•
If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.
•
In all cases, payments will stop at the end of the fixed period.

Fixed periods shorter than 10 years are not available.

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.
•
If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.
•
In all cases, payments will stop at the end of the fixed period.

Life Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.
Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.
If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached. If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option. If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.
Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.
If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

39

Life Payout with Payments for at Least a Fixed Period
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.
•
If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.
•
If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

Fixed periods shorter than 10 years are not available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.
•
If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.
•
If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout
We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.
•
If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant.
•
If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.
This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.
If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached. If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option. If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.
•
If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary.
•
If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.
This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.
If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

40

We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option
Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option
Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•
Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

41

Processing Applications and Requests
Processing Applications and Initial Purchase Payments
We will process an application when we have received both the application and the initial Purchase Payment.

•	If that happens on a Market Day before the Market Close, we will process the application and apply the Purchase Payment on that Market Day.

•	If that happens on a Market Day after the Market Close or on a day that is not a Market Day, then we will process the application and apply the Purchase Payment on the next Market Day.
We cannot process your application if it is not a Request in Good Order or if we have not received your initial Purchase Payment. Likewise, we cannot apply your initial Purchase Payment if we have not received your application.

If you have any questions, you should contact us or your registered representative before submitting your application or sending your initial Purchase Payment.

Processing Additional Purchase Payments

•	If we receive an additional Purchase Payment on a Market Day before the Market Close, we will apply it on that Market Day.

•	If we receive an additional Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it on the next Market Day.

We cannot apply an additional Purchase Payment if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending an additional Purchase Payment.

Processing Requests
Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

Request by fax may be made at 513-768-5115.

Requests for reallocations among Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website GAIG annuities. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday

42

Market Days and Market Close
A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the New York Stock Exchange Arca are closed are not Market Days.

•
The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

NYSE	NYSE Arca
Regular trading hours usually end at 4:00 PM Eastern Time	Core trading session usually ends at 4:00 PM Eastern Time
Trading hours end at 1:00 PM Eastern Time on:	Core trading session ends at 1:00 PM Eastern Time on:
The day before the Fourth of July	The day before the Fourth of July
The Friday after Thanksgiving	The Friday after Thanksgiving
Christmas Eve	Christmas Eve

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests
For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet
We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers
We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index Value because:

•	the New York Stock Exchange or New York Stock Exchange Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or New York Stock Exchange Arca is restricted;

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index; or

•	we are permitted to do so under a regulatory order.

Restrictions on Financial Transactions
Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

43

Right to Cancel (Free Look)
If you change your mind about owning the Contract, you can cancel it within 20 days after you receive it. If you purchased this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. Your request to cancel must be in writing and signed by you.

When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge. Unless otherwise required by state law, you will receive the Account Value of your Contract on the day that we receive your cancellation request. The amount you receive may be more or less than your Purchase Payment(s) depending upon the amount of interest earned by your Contract during the free look period and any Vested Gain or Loss that applies as of the day that we receive your cancellation request. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period. We do not refund any charges or deductions assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.
Annual Statement and Confirmations
At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) the interest credited to your Contract and Vested Gains and Losses credited to your Contract.

Such statements will be sent to your last known address on our records. You will have 60 days from the date you receive such statement to inform us of any errors, and otherwise such statement will be deemed final and correct.

We will send out written confirmations of Purchase Payments, Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Unless you inform us of any errors within 60 days of receipt of a confirmation, we will consider it to be accurate and complete.

Electronic Delivery
You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.
Abandoned Property Requirements
Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

44

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Owner
The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•
For a Nonqualified Contract. You may change the Owner at any time during your lifetime. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•
For a Nonqualified Contract. You may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot assign your rights under this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be made by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

The rights of a person holding an assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner
Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property
If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

45

Annuitant
The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•
For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

Beneficiary
A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•
If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•
You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required
In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.
Other Contract Provisions
Amendment of the Contract
We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement
We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

46

Involuntary Termination
We may terminate your Contract at any time that the Account Value is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract. For example, we may terminate your Contract if a loss on a Growth Strategy causes your Account Value to fall below $5,000. If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract.

Loans
Loans are not available under the Contract.

State Variations
This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General
For Contracts Issued in Illinois and New Jersey: References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies
For Contract Issued in Michigan: We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider. The table below summarizes material state variations related to the rider.

47

For Contracts Issued in:	Variations in Extended Care Waiver Rider
California
The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) replaces the Extended Care Waiver Rider. The CA Rider provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

Connecticut
The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

Kansas
The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

Massachusetts and Missouri	This waiver rider in not available in Massachusetts or Missouri.
Montana	The definition of medically necessary has been modified and refers to the insured’s physician.
Nebraska
The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

New Hampshire	The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”
Pennsylvania
The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.
The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.
The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

Vermont
The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill.
The definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

Washington
The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider. The table below summarizes material state variations related to the rider.

48

For Contracts Issued in:	Variations in Terminal Illness Waiver Rider
Illinois, Kansas, Washington	As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.
Kansas	The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.
New Jersey	The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.
Massachusetts	This waiver rider in not available in Massachusetts.
Pennsylvania
The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date.
The waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

Texas	The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

Form of Annuity Payout Benefit
For Contracts Issued in Texas: Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)
State law governs the length of the free look period and the amount of the refund that you will receive. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Alabama, Colorado, Hawaii, Iowa, Maine, Mississippi, Montana, New Mexico, Ohio, Oregon, Vermont, Virginia, West Virginia	20 days Account Value	30 days Account Value + Fees/Charges
Alaska, Arizona, Connecticut, Illinois, Kansas, Michigan, New Jersey, North Dakota, South Dakota	20 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges
Arkansas, District of Columbia, Pennsylvania	20 days Account Value	30 days Account Value
Delaware, Indiana, Massachusetts, Tennessee	20 days Account Value	30 days Purchase Payments
Georgia, Idaho, Missouri, Nevada, Oklahoma, Utah	20 days Purchase Payments	30 days Purchase Payments
Kentucky, Louisiana, Maryland, Nebraska, New Hampshire, North Carolina, Rhode Island, South Carolina, Texas	20 days Purchase Payments	30 days Account Value + Fees/Charges
California	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments
Florida	21 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges
Minnesota	20 days Account Value + Fees/Charges	30 days Purchase Payments
Washington	20 days Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days Purchase Payments
Wisconsin	30 days Account Value	30 days Account Value + Fees/Charges
Wyoming	20 days Account Value	30 days Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment
For Contracts Issued in Ohio: Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good

49

Order.

Amendment of the Contract
For Contracts Issued in Florida and Texas: You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination
For Contracts Issued in Texas: Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

Index Replacement
We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement index that is similar to the old Index. To determine if a new index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new index, but with a modified start of Term value for the new index. The modified start of Term value for the new index will reflect the Index Change for the old Index from the start of the Term to the replacement date.

If we replace an Index, the applicable Maximum Gain and Bailout Trigger for the Term, the applicable Maximum Loss, and the Vesting Factors will not change.

Example. This example is intended to show how we would calculate Vested Gain or Loss on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an indexed strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Index Change on Replacement Date for Old Index
Old Index Value at Term Start	1000
Old Index Value on Replacement Date	1050
Old Index Change on Replacement Date	(1050 - 1000) / 1,000 = 5%

The 5% Index Change on the Replacement Date is then used to calculate the modified start of Term value for the new index.

Modified Start of Term Value for New Index
Old Index Change on Replacement Date	5%
New Index Value on Replacement Date	1785
Modified Start of Term Value for New Index	1785 / (100% + 5%) = 1700

50

The modified start of Term value for the new index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End
Investment Base at Term Start	$50,000
Modified Start of Term Value for New Index	1700
Value of New Index at Term End	1853
Positive Index Change	(1853 - 1,700) / 1700) = 9%
Maximum Gain	Gain of 8%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor for Positive Index Change at Term End	100%
Vested Gain as a Percentage	8% x 100% = 8%
Vested Gain in Dollars	$50,000 x 8% = $4,000
Strategy Value at Term End	$50,000 + $4,000 = $54,000

Federal Tax Considerations
This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.

Tax Deferral on Annuities
Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to variable indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on Vested Gains and Losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans
Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC
Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

51

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59½, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59½, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70½, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59½, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans
Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable

52

in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, benefits payments are subject to restrictions imposed by the IRC and the plan.

53

Summary of Income Tax Rules
The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Annuity Contracts
Plan Types
•       IRC §408 (IRA, SEP, SIMPLE IRA)

•       IRC §408A (Roth IRA)

•       IRC §403(b) (Tax-Sheltered Annuity)

•       IRC §401 (Pension, Profit–Sharing, 401(k))

•       Governmental IRC §457(b)

•       IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b)
		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Distribution Restrictions	Distributions from Contract or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit
Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax contributions or other “investment in the contract” is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other Contracts are generally deemed to come from investment in the contract on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Generally, distributions must be included in taxable income until all earnings are paid out. Thereafter, distributions are tax-free return of the “investment in the contract”.
However, distributions are tax-free until any contributions made before August 14, 1982 are returned.

Taxation of Payout Option Payments (Annuity Payout Benefit or Death Benefit)
A percentage of each payment is tax free equal to the ratio of after-tax “investment in the contract” (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax “investment in the contract” has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Possible Penalty Taxes for Distributions Before Age 59 1/2
Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.

		No penalty taxes.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

54

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Annuity Contracts
Federal Income Tax Withholding
Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.

		Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.
Rollovers, Transfers, and Exchanges
Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be exchanged for another non-tax-qualified annuity contract on a tax-free basis as permitted by the IRC. Amounts may be exchanged into a non-tax-qualified Contract from a life insurance policy, an endowment contract, or another non-tax-qualified annuity contract on a tax-free basis as permitted by the IRC.

Required Distributions
The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 70 1/2. However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

All Contracts are generally subject to required distributions after death. Generally, if payments from a non-tax-qualified Contract have begun under a payout option during life or if the required beginning date for distributions from a tax-qualified Contract had been reached, then after death any remaining payments must be made at least as rapidly as those made or required before death. If payments from a non-tax-qualified Contract have not begun, or if the required beginning date for distributions from a tax-qualified Contract has not been reached, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

Premium and Other Taxes
We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We

55

may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout Value or Death Benefit Value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

Distribution of the Contracts
Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because both companies are subsidiaries of Great American Financial Resources, Inc. (“GAFRI”). GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GAFRI pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 6% of each Purchase Payment. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

56

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

Legal Opinion on Contracts
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life. As a participant in various stock and employee benefit plans, Mr. Gruber owns shares of, and options to purchase, common stock of American Financial Group, Inc., the parent company of Great American Life.

Experts
The consolidated financial statements and schedule of Great American Life Insurance Company at December 31, 2017, and 2016, and for each of the three years in the period ended December 31, 2017, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Securities and Exchange Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The Registration Statement
We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-207914.
Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

57

GREAT AMERICAN LIFE INFORMATION
Overview
Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia, Guam and the U.S. Virgin Islands. Our home office is located at 301 East Fourth Street, Cincinnati, Ohio 45202.
We are a wholly-owned subsidiary of American Financial Group, Inc., (“AFG”), a publicly traded company. American Financial Group, Inc. is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and fixed-indexed annuities.
Here is a chart that shows the relationships among AFG, Great American Life, and other AFG subsidiaries that are mentioned in this part of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.
No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

58

Our General Account
Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.
We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.
We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.
We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to pay adjustments for vested Gains and Losses associated with the Indexed Strategies. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to pay adjustments for Vested Gains and Losses associated with the Indexed Strategies, we may move money between the Separate Account and our General Account.

We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in SPDR Gold Shares or iShares U.S. Real Estate ETF.
Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.
Reliance on Rule 12h-7
Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.
Legal Proceedings
Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries.
It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Code of Ethics, Code of Conduct and Corporate Governance Principles
AFG has adopted a Code of Ethics applicable to all employees of AFG and its subsidiaries, including those who provide services to Great American Life. AFG has also adopted Corporate Governance Guidelines. The Code and Guidelines are available on AFG’s website at www.AFGinc.com, under “About Us - Leadership and Governance.” A printed copy of the Code and Guidelines may be obtained by Contract owners by contacting us at P.O. Box 4523, Cincinnati OH 45201-5423 or by calling us at 1-800-789-6771. AFG intends to satisfy any disclosure requirements regarding any amendments to, or waivers from, provisions of the Code by posting such information on its website as promptly as practicable, as may be required by applicable SEC and NYSE rules.

59

Information on GALIC’s Business and Property
NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.
ANNUITY SEGMENT

General

GALIC sells traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets through independent producers and through direct relationships with certain financial institutions. See Note B — “Segments of Operations” to the financial statements for information on GALIC’s assets, revenues and earnings before income taxes by segment. The annuity operations employed approximately 600 people at December 31, 2017. These operations are conducted primarily through the companies listed in the following table, which includes 2017 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

		Annuity
	Annuity	Policies	Ratings
Company	Premiums	In Force	AM Best	S&P
Great American Life Insurance Company	$4,130	402,000	A	A+
Annuity Investors Life Insurance Company	211	114,000	A	A+

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Premiums
	2017	2016	2015
Financial institutions single premium annuities — indexed	$1,711	$1,950	$1,741
Financial institutions single premium annuities — fixed	622	468	229
Retail single premium annuities — indexed	1,723	1,714	1,864
Retail single premium annuities — fixed	83	82	69
Education market — fixed and indexed annuities	174	184	194
Total fixed annuity premiums	4,313	4,398	4,097
Variable annuities	28	37	42
Total annuity premiums	$4,341	$4,435	$4,139
Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred basis. The issuer of the annuity collects premiums (purchase payments), credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time lump-sum premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.

Annuity contracts are generally classified as either fixed rate (including fixed-indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of assets and liabilities.

A fixed-indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing market index (generally the S&P 500) or other external rate, price, or unit value (an “index”) while protecting against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). GALIC purchases call options designed to substantially offset the effect of the index participation in the liabilities associated with fixed-indexed annuities.

As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the

60

policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of fair value accounting for derivatives related to fixed-indexed annuities (“FIAs”) (dollars in millions):

	Year ended December 31,
	2017	2016	2015
Annuity earnings before income taxes — before the impact of derivatives related to FIAs	$418	$398	$356
Impact of derivatives related to FIAs (*)	(33)	(27)	(23)
Annuity segment earnings before income taxes	$385	$371	$333

(*)
FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC’s strategy is designed so that the change in the fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities (fair value of $2.54 billion at December 31, 2017) and the related call options (fair value of $701 million at December 31, 2017) are considered derivatives that must be marked-to-market through earnings each period. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

Marketing

GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 65 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct nearly 1,100 actively producing agents.

GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2017 statutory premiums):

	2017	2016
The PNC Financial Services Group, Inc.	9.1%	9.7%
Wells Fargo & Company	8.1%	14.2%
Regions Financial Corporation	6.5%	4.8%
LPL Financial	5.5%	4.8%
BB&T Corporation	5.5%	4.5%

In the education market, schools may allow employees to save for retirement through contributions made on a before-tax basis. Federal income taxes are not payable on pretax contributions or earnings until amounts are withdrawn. GALIC sells its education market annuities directly through writing agents rather than through NMOs and MGAs.

61

GALIC is licensed to sell its fixed annuity products in all states except New York; it is licensed to sell its variable products in all states except New York and Vermont. At December 31, 2017, GALIC had approximately 515,000 annuity policies in force. The states that accounted for 5% or more of GALIC’s statutory annuity premiums in 2017 and the comparable preceding years are shown below:

	2017	2016	2015
California	10.0%	9.8%	9.7%
Florida	7.3%	8.5%	9.0%
Pennsylvania	6.1%	7.2%	7.2%
Ohio	5.4%	5.2%	5.7%
Texas	5.1%	4.6%	4.3%

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risk Factors Related to GALIC’s Business. Competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Run-off Life Segment

Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force block of approximately 105,000 policies and $12.05 billion gross ($3.73 billion net of reinsurance) of life insurance in force at December 31, 2017. Renewal premiums, net of reinsurance, were $17 million in 2017, $18 million in 2016 and $20 million in 2015. At December 31, 2017, GALIC’s life insurance reserves were $309 million, net of reinsurance recoverables.

Investment Portfolio

General

A summary of GALIC’s fixed maturities and equity securities is shown in Note E to the financial statements. For additional information on GALIC’s investments, see Management’s Discussion and Analysis — “Investments.”

62

Fixed Maturity Investments

GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2017 (dollars in millions).

	Amortized	Fair Value
	Cost	Amount	%
S&P or comparable rating
AAA, AA, A	$17,884	$18,469	59%
BBB	9,394	9,732	31%
Total investment grade	27,278	28,201	90%
BB	592	606	2%
B	251	254	1%
CCC, CC, C	511	603	2%
D	332	379	1%
Total non-investment grade	1,686	1,842	6%
Not rated	1,094	1,180	4%
Total	$30,058	$31,223	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 10% of GALIC’s fixed maturity investments are MBS. At December 31, 2017, 98% (based on statutory carrying value of $30.03 billion) of GALIC’s fixed maturity investments had a NAIC designation of 1 or 2 (the highest of the six designations).
Equity Investments

At December 31, 2017, GALIC held common and perpetual preferred stocks classified as available for sale with a fair value of $593 million.

Regulation

GALIC and its insurance company subsidiaries are subject to regulation in the jurisdictions where they do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2018 by GALIC to its parent without seeking regulatory approval is $263 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2018 without seeking regulatory approval is $29 million.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

63

Properties

GALIC leases the majority of its office and storage facilities from AFG.
Risk Factors Related to GALIC’s Business

In addition to the other information set forth in this prospectus, particularly information under “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the following factors could materially affect GALIC’s business, financial condition, cash flows or future results. Any one of these factors could cause GALIC’s actual results to vary materially from recent results or from anticipated future results. The risks described below are not the only risks facing GALIC. Additional risks and uncertainties not currently known to management or that management currently deems to be immaterial also may materially adversely affect GALIC’s business, financial condition and/or operating results.

Adverse developments in the financial markets and deterioration in global economic conditions could have a material adverse effect on GALIC’s results of operations and financial condition.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, during the financial crisis that started approximately ten years ago, the United States and many other economies experienced a prolonged economic downturn, resulting in heightened credit risk, reduced valuation of certain investments and decreased economic activity. Financial markets may again experience significant and prolonged disruption, including disruption from unanticipated events. In the years following the financial crisis, the federal government has taken steps to stabilize financial markets, but such steps may not be effective.

Changes in financial markets including fluctuations in interest rates, credit conditions, equity prices and many other factors that are unpredictable and beyond GALIC’s control can adversely affect the value of investments and the realization of investment income.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, and changes in global economic conditions, including interest rates, could have a material adverse effect on GALIC’s results of operations and financial condition.

As of December 31, 2017, approximately 91% of GALIC’s investment portfolio holdings consisted of fixed maturity investments that are sensitive to changes in interest rates. A decline in interest rates may reduce the returns earned on new and floating-rate fixed maturity investments, thereby reducing GALIC’s net investment income, while an increase in interest rates may reduce the value of GALIC’s existing fixed maturity investments, which primarily have fixed interest rates. The value of GALIC’s fixed maturity investments is also subject to risk that certain investments may default or become impaired due to deterioration in the financial condition of issuers of those investments. If a decline in the fair value of a specific investment (below its amortized cost) is considered to be other-than-temporary, a provision for impairment would be charged to earnings.

Interest rates have remained at historical lows for an extended period. In addition, central banks in some countries have recently pursued largely unprecedented negative interest rate policies, the consequences of which are uncertain. The continuation of the current low interest rate environment or a deflationary environment with negative interest rates could affect business behavior in ways that are adverse to GALIC and could constrict GALIC’s net investment income.

As of December 31, 2017, mortgage-backed securities constituted approximately 10% of GALIC’s fixed maturity portfolio. In addition to the risks applicable to the entire fixed maturity investment portfolio, changes in interest rates can expose GALIC to prepayment risks on mortgage-backed securities. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are paid down more quickly, requiring GALIC to reinvest the proceeds at the then current market rates, which may be lower than on the securities repaid.

Changes in interest rates could adversely affect the profitability of GALIC’s annuity business.

The profitability of GALIC’s annuity segment is largely dependent on the spread between what it earns on its investments and the crediting rate it pays on its annuity contracts plus expenses incurred.

Both rising and declining interest rates can negatively affect GALIC’s annuity results. Most of GALIC’s annuity products have guaranteed minimum crediting rates. Although GALIC could reduce the average crediting rate on a substantial portion of its

64

traditional fixed and fixed-indexed annuities during periods of low or falling interest rates, GALIC may not be able to fully offset the decline in investment earnings with lower crediting rates.

During periods of rising interest rates, GALIC may experience competitive pressure to increase crediting rates to avoid a decline in sales or increased surrenders, thus resulting in lower spreads. In addition, an increase in surrenders could require the sale of investments at a time when the prices of those assets are lower due to the increase in market rates, which may result in realized investment losses.

Intense competition could adversely affect GALIC’s results of operations.

GALIC’s annuity segment competes with individual insurers and insurance groups, mutual funds and other financial institutions. In addition, in recent years, offshore and/or hedge fund companies have made significant acquisitions of annuity businesses. Competition is based on numerous factors including reputation, product design, interest crediting rates, performance, scope of distribution, price and perceived financial strength and credit ratings. Peer companies and competitors for GALIC’s annuity segment include the following companies and/or their subsidiaries: Allianz Life Insurance Company of North America, American Equity Investment Life Holding Company (Eagle Life Insurance Company), American International Group Inc., Athene Holding Ltd, Global Atlantic Financial Group Ltd. (Forethought Life Insurance Company), Lincoln National Corp., MetLife, Inc., Nationwide Mutual Insurance Company, Pacific Life Insurance Company, Sumitomo Life Insurance Company (Symetra Financial Corp.) and Voya Financial, Inc.

Some of GALIC’s competitors have more capital and greater resources than GALIC, and may offer a broader range of products and lower prices than GALIC offers. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

A significant percentage of GALIC’s sales of annuity products through financial institutions is concentrated in a small number of institutions.

Annuity premiums generated through financial institutions represented 54% of GALIC’s annuity premiums in 2017 and have been a key driver in the growth of GALIC’s annuity business. In 2017, two large financial institutions accounted for 32% of GALIC’s total sales through financial institutions and 17% of GALIC’s overall annuity sales. In the financial institutions annuity market, GALIC competes directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. Loss of a substantial portion of this business coupled with a failure to replace these financial institutions if they significantly reduce sales of GALIC annuities could reduce GALIC’s future growth.

GALIC’s premiums could be adversely affected if it is not able to attract and retain independent agents.

GALIC’s reliance on the independent agency market makes it vulnerable to a reduction in the amount of business written by agents. Many of GALIC’s competitors also rely significantly on the independent agency market. Accordingly, GALIC must compete with other insurance carriers for independent agents’ business. Some of its competitors offer a wider variety of products, higher crediting rates or higher commissions. A reduction in the number of independent agencies marketing GALIC’s products, the failure of agencies to successfully market GALIC’s products, changes in the strategy or operations of agencies (including agency consolidation) or the choice of agencies to reduce their writings of GALIC products could adversely affect GALIC’s future growth.

The inability to collect on ceded reinsurance could adversely affect GALIC’s results of operations.

GALIC has reinsured the majority of its run-off life segment and is subject to credit risk with respect to its reinsurers, as GALIC will remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations under agreements covering the reinsurance ceded. The collectability of recoverables from reinsurers is subject to uncertainty arising from a number of factors, including a reinsurers’ financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract and changes in market conditions. As of December 31, 2017, recoverables from reinsurers reported on GALIC’s Balance Sheet were $312 million.

GALIC is subject to comprehensive regulation, and its ability to earn profits may be restricted by these regulations.

GALIC is subject to comprehensive regulation by government agencies in the states where its insurance companies are domiciled and where they issue policies and handle claims. Most insurance regulations are designed to protect the interests of GALIC’s policyholders and third party claimants as opposed to its investors.

65

The Dodd-Frank Act, enacted in June 2010, mandates changes to the regulation of the financial services industry. Implementation of the Dodd-Frank Act is ongoing. The potential impacts of the Act on the U.S. insurance industry are not clear, but may affect GALIC’s operations and governance in ways that could adversely affect GALIC’s financial condition and results of operations.

Changes in domestic or foreign tax laws or interpretations of such laws could increase GALIC’s corporate taxes and reduce earnings. On December 22, 2017, the U.S. enacted The Tax Cuts and Jobs Act of 2017 (“TCJA”), which significantly reforms the U.S. tax code. GALIC’s deferred tax assets and liabilities have been revalued as of December 31, 2017 to reflect the newly enacted corporate tax rate. The U.S. Treasury and the Internal Revenue Service are expected to issue implementation guidance for the TCJA in 2018. Clarifications and interpretations of the TCJA may adversely affect GALIC’s expected effective tax rate and the realization of deferred taxes.

On April 6, 2016, the U.S. Department of Labor (“DOL”) released a final regulation that substantially expands the range of activities that will be considered fiduciary advice under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The regulation’s scheduled effective date was April 10, 2017. This regulation deems advisers, including insurance agents, who sell annuities to IRAs, IRA rollovers or 401(k) plans to be fiduciaries and prohibits them from receiving compensation unless they comply with a prohibited transaction exemption requiring, among other things, advisers to comply with impartial conduct standards of acting in the customer’s best interest, making no misleading statements and receiving reasonable compensation. On February 3, 2017, President Trump issued a presidential memorandum directing the DOL to examine the regulation, and on April 4, 2017, the DOL announced “the delay rule” that deferred the effective date of the regulation until June 9, 2017, as it continued its examination as mandated by the President’s executive order. The rule further delayed certain requirements associated with prohibited transaction exemptions, other than the impartial conduct standards, under the final regulation until January 1, 2018. On November 29, 2017, the DOL extended this transition period another 18 months. As a result, insurance agents can continue selling fixed-indexed annuities through July 1, 2019, provided the agent complies with the impartial conduct standards. Regardless, during this transition period, the increased regulatory burdens and compensation changes required of agents to comply with the prohibited transaction exemptions may negatively impact GALIC’s business, results of operations or financial condition. If the final regulation is fully implemented on July 1, 2019, compliance with the prohibited transaction exemptions will likely result in additional regulatory burdens, changes to GALIC’s product offerings and increased litigation risk, which could negatively impact GALIC’s business, results of operations or financial condition. Management cannot currently predict the effect on GALIC’s business if the DOL’s examination mandated by the President results in the proposal of significant changes to the final regulation (or a further delay of the July 1, 2019 implementation date).

Existing insurance-related laws and regulations may become more restrictive in the future or new restrictive laws may be enacted; it is not possible to predict the potential effects of these laws and regulations. The costs of compliance or the failure to comply with existing or future regulations could impose significant burdens on GALIC.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its business, financial condition, results of operations and/or cash flows.

GALIC’s financial strength is rated A (Excellent) by A.M. Best, A+ by Standard & Poor’s and A2 by Moody’s. GALIC believes that the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners, financial institutions and school districts often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

GALIC may experience difficulties with technology or data security, which could have an adverse effect on its business or reputation.

GALIC uses computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise GALIC’s ability to perform business functions in a timely manner, which could harm its ability to conduct business and hurt its relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, GALIC’s systems may be inaccessible to employees, customers or business partners for an extended period of time. Even if GALIC’s employees are able to report to work, they may be unable to perform their duties for an extended period of time if GALIC’s data or systems are disabled or destroyed.

GALIC’s computer systems are vulnerable to security breaches due to the sophistication of cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures, and employee misconduct. In

66

addition, over time, and particularly recently, the sophistication of these threats continues to increase. GALIC’s administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect GALIC’s information may be insufficient to detect or prevent unauthorized access, other physical and electronic break-ins, cyber-attacks or other security breaches to GALIC’s computer systems or those of third parties with whom GALIC does business.

GALIC has increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose GALIC to increased risk related to data security or service disruptions. If GALIC does not effectively develop, implement and monitor these relationships, third party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to GALIC’s business process functions are terminated, GALIC may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.

The increased risks identified above could expose GALIC to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs and costs to improve the security and resiliency of GALIC’s computer systems. The compromise of personal, confidential or proprietary information could also subject GALIC to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations or exchanges. As a result, GALIC’s ability to conduct business and its results of operations might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could adversely affect GALIC’s reputation and have a material adverse effect on GALIC’s business, financial condition and results of operations.

GALIC receives and is required to protect certain confidential information from customers, vendors and other third parties that may include financial information. In addition, GALIC and certain of its third-party vendors receive and store personal information in connection with GALIC’s human resources operations and other aspects of GALIC’s business. GALIC is subject to numerous federal and state laws regarding the privacy and security of personal information, which laws vary significantly from jurisdiction to jurisdiction. If any disruption or security breach results in a loss or damage to GALIC’s data, or inappropriate disclosure of GALIC’s confidential information or that of others, it could damage GALIC’s reputation, affect its relationships with customers and clients, lead to claims against GALIC, result in regulatory action and harm GALIC’s business. In addition, GALIC may be required to incur significant costs to mitigate the damage caused by any security breach or to protect against future damage.
Variations from the actuarial assumptions used to establish certain assets and liabilities in GALIC’s annuity business could adversely affect GALIC’s results of operations.

The earnings on GALIC’s annuity products depend significantly upon the extent to which actual experience is consistent with the assumptions used in setting reserves and establishing and amortizing deferred policy acquisition costs. These assumptions relate to investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call options used in the fixed-indexed annuity business, mortality, surrenders, annuitizations and other withdrawals. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. These assumptions, and therefore GALIC’s results of operations, could be negatively impacted by changes in any of the factors listed above.

Changes to existing accounting standards could adversely impact GALIC’s reported results of operations.

For SEC reporting purposes, GALIC prepares its financial statements in accordance with U.S. generally accepted accounting principles, as promulgated by the Financial Accounting Standards Board, subject to the accounting-related rules and interpretations of the SEC. Changes in accounting standards, particularly those that specifically apply to insurance company operations, may impact GALIC’s reported financial results and could cause increased volatility in reported earnings, resulting in other adverse impacts on GALIC’s ratings and cost of capital, and decrease the understandability of GALIC’s financial results as well as the comparability of GALIC’s reported results with other insurers.

67

Directors and Executive Officers
The directors and executive officers of Great American Life are as follows. Age and position(s) are provided as of April 15, 2018.

Name	Age	Position(s) with Great American Life	Served in Position(s) Since
S. Craig Lindner	63	Director President and Chief Executive Officer	December 1992 December 2010
Jeffrey G. Hester	52	Director	December 2010
Christopher P. Miliano	59	Director Executive Vice President, Chief Financial Officer and Treasurer	May 2002 May 2002
Mark F. Muething	58	Director President and Chief Operating Officer	October 1993 April 2018 and April 2012
Michael J. Prager	58	Director	May 2002
S. Craig Lindner
Mr. Lindner has served as a director of GALIC since December 1992 and as GALIC’s President and Chief Executive Office since December 2010. Mr. Lindner has been Co-Chief Executive Officer of AFG since January 2005, and since 1996, he has served as Co-President of AFG. For more than ten years, Mr. Lindner has been President of GAFRI and has been principally responsible for AFG’s annuity operations. Until 2011, for over ten years, Mr. Lindner served as President of AMMC and Mr. Lindner continues to be primarily responsible for AFG’s investment portfolio. Mr. Lindner’s familiarity with AFG as a whole, as well as his experience and expertise in its core annuity operations and AFG’s investment portfolio, makes his service as a director beneficial to GALIC.
Jeffrey G. Hester
Mr. Hester has served as a director of GALIC since December 2010. He also serves as Controller of GAFRI. Mr. Hester has been with AFG since December 1993. Mr. Hester’s many years of experience with budgeting, procurement, financial reporting and other accounting matters enables him to provide to the Board insights and advice on a broad variety of situations and issues that the Board faces.
Christopher P. Miliano
Mr. Miliano has served as a director of GALIC since May 2002. He has served as Executive Vice President, Chief Financial Officer and Treasurer of GALIC since May 2002. Mr. Miliano has been with AFG since September 1979. Mr. Miliano’s knowledge of complex financial and business issues involving GALIC, as well as his business expertise generally, render his Board service invaluable to GALIC.
Mark F. Muething
Mr. Muething has served as a director of GALIC since October 1993 and as GALIC’s President since April 2018 and Chief Operating Officer since April 2012. Mr. Muething has been with AFG since October 1993. Mr. Muething’s many years of experience with complex legal and business issues involving GALIC, as well as his legal and business expertise generally, render his Board service invaluable to GALIC.
Michael J. Prager
Mr. Prager has served as a director of GALIC since May 2002. He also serves as Executive Vice President, Chief Risk Officer, and Chief Actuary of GAFRI. Mr. Prager has been with AFG since June 2000. The Board values Mr. Prager’s knowledge and experience in the areas of actuarial planning and reporting, financial reporting, product development, and risk management and has determined that his ability to contribute his experience on a constant basis as a member of the Board are invaluable to GALIC.
Great American Life does not have an audit, nominating or compensation committee. None of its directors are independent under the independence standards of the New York Stock Exchange.
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section describes the material components of the executive compensation program for Great American Life’s named executive officers as set forth in the Summary Compensation Table.
As discussed elsewhere in this prospectus, Great American Life is an indirect wholly owned subsidiary of AFG. AFG’s common shares are listed on the New York Stock Exchange, and AFG files reports with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, including annual reports on Form 10-K and proxy materials

68

on Schedule 14A. Great American Life has not issued securities that are traded publicly (except for the Contracts) and therefore, all references to shares and shareholders in this section refer to those of AFG.
Great American Life’s named executive officers include the following individuals: S. Craig Lindner, John B. Berding, Mark F. Muething, Christopher P. Miliano, and Michael J. Prager.
Two of Great American Life’s named executive officers, S. Craig Lindner, President, and John B. Berding, Chief Investment Officer, are also named executive officers of AFG. Their total compensation is set forth in the Summary Compensation Table included in AFG’s proxy materials and discussed in the Compensation Discussion and Analysis section (the “AFG CD&A”) of AFG’s 2018 proxy statement filed with the SEC on April 6, 2018.
Special Note Regarding Compensation of Mr. Berding
Because Mr. Berding has responsibilities with AFG and other AFG subsidiaries, all dollar amounts for Mr. Berding set forth in the Summary Compensation Table on page 75 of this prospectus, the All Other Compensation Table on page 75 of this prospectus, and the Nonqualified Deferred Compensation Table on page 78 of this prospectus, reflect the allocation of 67% of his compensation to Great American Life. This percentage merely reflects the allocation of compensation expense to Great American Life and is not indicative of the allocation of time and responsibility that Mr. Berding devotes to Great American Life as opposed to AFG or other AFG subsidiaries. Similarly, the amounts for Mr. Berding disclosed in the Grants of Plan-Based Awards Table on page 76 of this prospectus also reflect the 67% allocation.
Overview of Compensation Program
As discussed in the AFG CD&A, the Compensation Committee of AFG’s Board of Directors (the “AFG Compensation Committee”) has responsibility for reviewing and approving the compensation paid to AFG’s Co-CEOs and reviewing the compensation of the other AFG senior executive officers and overseeing the executive compensation policies of AFG. The AFG Compensation Committee also administrates AFG’s cash and equity incentive plans, including those in which employees of Great American Life participate. AFG’s Co-CEOs, S. Craig Lindner and Carl H. Lindner III, make recommendations to the AFG Compensation Committee with respect to its awards of long-term equity incentive compensation and determine the compensation of other senior executives of AFG and its subsidiaries, including Great American Life.
Compensation Philosophy and Objectives; Pay for Performance
Like its parent company, Great American Life’s philosophy regarding executive compensation programs focuses on the balance of attracting, motivating, retaining and rewarding executives with a compensation package competitive among its peers and maximizing shareholder value by designing and implementing programs that tie compensation earned to the short-term and long-term performance of Great American Life. Great American Life’s executive compensation programs are designed to link pay to the performance of AFG and Great American Life.
Guided by principles that reinforce AFG’s pay-for-performance philosophy, compensation for Great American Life’s named executive officers includes base salary and eligibility for annual cash bonuses and long-term equity incentive and other compensation, including certain perquisites. A significant portion of each named executive officer’s compensation is dependent upon Great American Life achieving business and financial goals and the executive achieving individual performance objectives.
Establishing Compensation Levels
The compensation level for S. Craig Lindner is based primarily upon the AFG Compensation Committee’s assessment of his leadership performance and potential to enhance long-term AFG shareholder value. The compensation of AFG’s other named executive officers, including Mr. Berding, is similarly determined by AFG’s Co-CEOs.
The AFG Compensation Committee and AFG’s Co-CEOs analyze peer group and industry pay rates at least annually using relevant published survey sources available. In addition, the AFG Compensation Committee and AFG’s Co-CEOs annually review detailed data compiled on the compensation levels and performances of a comparison group of publicly-held insurance companies (collectively, the “Compensation Peer Group”). The consideration of the compensation levels and performance of the companies in the Compensation Peer Group constitutes just one of many of the factors considered by the AFG Compensation Committee and AFG’s Co-CEOs, and such peer group and industry data is considered generally in making compensation decisions.

69

The Compensation Peer Group is annually reviewed and periodically updated by the AFG Compensation Committee. The Compensation Peer Group is designed to consist of companies against which the AFG Compensation Committee believes AFG competes for talent and for shareholder investment and in the marketplace for business
The companies comprising the Compensation Peer Group during 2017 were the following: Alleghany Corporation; Arch Capital Group Ltd.; Assurant Inc.; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corp.; Endurance Specialty Holdings Ltd. (which was acquired in the first quarter of 2017); The Hartford Financial Services Group, Inc.; Lincoln National Corporation; Markel Corporation; RLI Corp.; Voya Financial, Inc.; W. R. Berkley Corporation; and XL Group plc.
Although AFG seeks to offer a level of total compensation to its named executive officers (which includes Mr. S. Craig Lindner and Mr. Berding) that is competitive with the compensation paid by companies in its Compensation Peer Group, AFG does not target or benchmark a particular percentile with respect to our executives’ total pay packages or any individual components of pay.
2017 Compensation Components
For 2017, the principal components of compensation for Great American Life’s named executive officers were:

•	base salary;

•	annual performance-based cash bonuses;

•	long-term incentive compensation;

•	retirement and deferred compensation benefits; and

•	perquisites and other personal benefits.
Compensation Risk Analysis
The AFG Compensation Committee and AFG’s Co-CEOs have reviewed the risk profile of the components of the executive compensation programs, including the performance objectives and target and maximum levels used in connection with incentive awards. AFG and Great American Life analyze and structure Great American Life’s overall compensation program to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning executives’ interests with those of AFG shareholders. Further, Great American Life’s program makes a substantial portion of each named executive officer’s compensation contingent on delivering performance results that benefit our shareholders. The AFG Compensation Committee and AFG’s Co-CEOs believe that Great American Life’s executive compensation programs incentivize the appropriate level of risk-taking behavior by Great American Life’s named executive officers needed to grow the business, while encouraging prudent decision-making that focuses on both short-term and long-term results.
Base Salary
AFG and Great American Life pay salaries that are designed to attract and retain superior leaders. After reviewing compiled data and materials as discussed above, the AFG Compensation Committee determined Mr. S. Craig Lindner’s annual base salary based on his responsibilities and performance, and AFG’s Co-CEOs set salaries for the other named executive officers similarly.
Annual Performance-based Cash Bonuses
Annual performance-based cash bonuses are designed to reward current year performance as compared to performance in prior years and its current year performance versus other companies in its market segment. Great American Life believes that the overall performance of AFG is substantially related to the performance of its executives. If earned, cash bonuses are generally paid in the first quarter for the prior year’s performance.
Mr. S. Craig Lindner’s and Mr. Berding’s performance-based cash bonuses are paid under the AFG Annual Senior Executive Bonus Plan, which is described both in the AFG CD&A and below. The performance-based cash bonuses for Mr. Muething, Mr. Miliano and Mr. Prager are paid pursuant to the Annuity Group Executive Officer Bonus Plan, which is described below.

70

AFG Senior Executive Annual Bonus Plan—Mr. S. Craig Lindner and Mr. Berding
Consistent with prior years, under the AFG Annual Senior Executive Bonus Plan, the AFG Compensation Committee, working with management, developed for 2017 an annual bonus plan providing that a substantial portion of annual cash compensation is dependent on AFG’s performance. For 2017, three components applied to Mr. S. Craig Lindner and Mr. Berding under the AFG Senior Executive Annual Bonus EPS, Specialty Property and Casualty Earnings (Specialty P&C Earnings) and Annuity Earnings. All goals under the performance metrics were the same for Mr. S. Craig Lindner and Mr. Berding.
AFG Senior Executive Annual Bonus Plan—Operating EPS Component
The largest portion of the annual cash bonus was payable based on AFG’s 2017 Operating EPS calculated consistent with prior years.
Operating EPS differs from AFG’s reported net earnings per share (determined in accordance with generally accepted accounting principles) by excluding realized gains and losses in the investment portfolio and certain other items that may not be indicative of AFG’s ongoing core operations, including any special charge taken as a result of the recurring periodic review of asbestos and environmental reserves.
Operating EPS bonuses are awarded based on ranges where Mr. S. Craig Lindner and Mr. Berding can receive between $0 and the maximum bonus.
The determination of bonus amounts under the EPS Component was as follows. For Mr. S. Craig Lindner and Mr. Berding, 100% of the bonus target for the Operating EPS component was to be paid if Operating EPS were $6.45 per share. If Operating EPS was at least $5.80 but less than $6.45 or above $6.45 but less than $7.10, the Operating EPS component of the bonus was to be determined by straight-line interpolation. If Operating EPS was $7.10 or more, the maximum amount was to be paid. For Mr. S. Craig Lindner, the maximum was 175% of the target bonus, and for Mr. Berding, the maximum amount was 15% of the target bonus. For 2017, AFG reported Operating EPS of $6.55. As a result, the AFG Compensation Committee authorized the payment of bonuses for 2017 as follows under the Operating EPS component: $836,538 (111.5% of bonus target) to Mr. S. Craig Lindner; and $619,231 (107.7% of bonus target) to Mr. Berding.
AFG Senior Executive Annual Bonus Plan—Specialty P&C Earnings Component
For Mr. S. Craig Lindner and Mr. Berding, approximately one-third of the target annual cash bonus was payable based on AFG’s Specialty P&C Earnings for 2017.
Specialty P&C Earnings is defined as core operating earnings before income taxes from the Specialty Property and Casualty Insurance operations as reported in AFG’s quarterly earnings releases, which excludes certain items that may not be indicative of its ongoing core operations such as realized gains and losses and special charges resulting from the recurring periodic review of AFG’s asbestos and environmental exposures.
The determination of bonus amounts under the Specialty P&C Earnings was as follows. For Mr. S. Craig Lindner and Mr. Berding, 85% and 100% of the bonus target for the Specialty P&C Earnings Component was to be paid if Specialty P&C Earnings were $601 million and $653.6 million, respectively. The maximum bonus of 115% of target would be paid for Specialty P&C Earnings of more than $706 million. Bonuses awarded based on Specialty P&C Earnings above $601 million but less than $653.6 million or above $653.6 million but less than $706 million would be determined by straight-line interpolation. For 2017 AFG reported Specialty P&C Earnings of $660 million. As a result, the Compensation Committee authorized the payment of 101% of the target bonus, for 2017 under the Specialty P&C Earnings component. Mr. S. Craig Lindner received $801,927, and Mr. Berding received $526,981.
AFG Senior Executive Annual Bonus Plan—Annuity Earnings Component
For Mr. S. Craig Lindner and Mr. Berding, approximately one-fourth of the annual cash target bonus was payable based on AFG’s Annuity Earnings for 2017.
Annuity Earnings is defined as core operating earnings before income taxes from the Annuity segment as reported in AFG’s quarterly earnings releases, which excludes certain items that may not be indicative of its ongoing core operations such as realized gains and losses, adjusted to exclude the impact of fair value accounting for fixed-indexed annuities. As with Specialty P&C Earnings, the determination of Annuity Earnings is consistent with AFG’s reporting and excludes certain items that may not be indicative of AFG’s core operations such as realized gains and losses and adjustments resulting from the impact of fair

71

value accounting for derivatives related to fixed-indexed annuities.
The determination of bonus amounts under the Annuity Earnings was as follows. For Mr. S. Craig Lindner and Mr. Berding, 85% and 100% of the bonus target for the Annuity Earnings Component was to be paid if Annuity Earnings were $355 million and $386 million, respectively. The maximum bonus of 115% of target would be paid for Annuity Earnings of more than $417 million. Bonuses awarded based on Annuity Earnings above $355 million but less than $386 million or above $386 million but less than $417 million would be determined by straight-line interpolation. For 2017, AFG reported Annuity Earnings of $395 million. As a result, the AFG Compensation Committee authorized the payment of 106.9% of the target bonus, for 2017 under the Annuity Earnings component. Mr. S. Craig Lindner received $593,081, and Mr. Berding received $389,739.
Annuity Group Executive Officer Bonus Plan—Mr. Muething, Mr. Miliano and Mr. Prager
Each of Mr. Muething, Mr. Miliano and Mr. Prager were eligible to participate in the Annuity Group Executive Officer Bonus Plan (the “Annuity Group Plan”). Unlike the AFG Annual Senior Executive Bonus Plan which is developed by the AFG Compensation Committee, the Annuity Group Plan is developed and administered solely by AFG’s Co-CEOs. The Annuity Group Plan compensates participants based on Great American Life’s financial and operational performance. Under the Annuity Group Plan, AFG’s Co-CEOs approved a maximum bonus for each participant based on such person’s duties and responsibilities and expected contributions during the year. AFG’s Co-CEOs also reviewed premium, financial and operational goals for Great American Life as well as individual goals for each participant. Based on the specific responsibilities of the participant, AFG’s Co-CEOs allocated a total of 100% among the premium, financial, operational, and individual goals. Based on the attainment of these goals, participants in the Annuity Group Plan could earn up to the maximum bonus amount. The bonuses reported in the Summary Compensation Table on page 75 of this prospectus are for amounts paid to Mr. Muething, Mr. Miliano and Mr. Prager in the first quarter of the subsequent year.
The Annuity Group Plan provides performance-based cash payments to Mr. Muething, Mr. Miliano and Mr. Prager. For Mr. Muething, Mr. Miliano and Mr. Prager, the performance component was determined by AFG’s Co-CEOs based on the performance of Great American Life and AFG’s Co-CEOs’ subjective rating of Mr. Muething, Mr. Miliano and Mr. Prager relative to overall performance for 2017. Mr. Muething, Mr. Miliano and Mr. Prager were eligible to receive maximum bonuses of $732,850, $547,950 and $466,130, respectively.
The determination for Mr. Muething, Mr. Miliano and Mr. Prager includes a consideration of all factors deemed relevant by AFG’s Co-CEOs, including, but not limited to: operational, qualitative measurements relating to the development and implementation of strategic initiatives and annual objectives; responses to unexpected developments; the development of management personnel; and the impact of any extraordinary transactions involving or affecting Great American Life and its subsidiaries. As a result, Mr. Muething, Mr. Miliano and Mr. Prager received the following amounts: $576,709, $440,033 and $358,621, respectively.
Long-Term Equity Incentive Compensation—Broad-based Equity Award
The AFG Compensation Committee believes long-term equity incentive compensation encourages management to focus on long-term AFG performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in AFG through equity awards that vest over time. The AFG Compensation Committee believes that equity awards represent an important part of AFG’s performance-based compensation system and that equity awards align AFG’s senior executives’ interest with those of its shareholders.
Equity awards are generally granted at a regularly scheduled AFG Compensation Committee meeting in February after the investment market has had the opportunity to assess AFG’s announcement of results of the recently ended fiscal year and current year earnings guidance. Restricted shares granted in 2017 to the named executive officers are set forth in the Grants of Plan-Based Awards Table on page 76 of this prospectus.
Long-Term Equity Incentive Compensation—AFG Senior Executive Equity Bonus Plan
Mr. S. Craig Lindner and Mr. Berding also participate in AFG’s Senior Executive Equity Bonus Plan. Under the AFG Senior Executive Equity Bonus Plan, AFG may grant bonus awards payable in AFG common shares to participants, based upon the achievement of the performance goals determined annually by the AFG Compensation Committee.
Awards paid in 2018 for the three-year period 2015-2017 were based one-half on book value per share growth as compared to the group of companies set forth below (the “plan companies”), with the remaining one-half based on annual return on equity

72

growth.
The group of companies utilized for purposes of determining satisfaction of the book value per share criterion is designed to approximate AFG’s business mix of property and casualty insurance and annuities. The book value per share comparisons, for AFG and each plan company, were adjusted to negate the effects of accounting changes, accumulated other comprehensive income and the impact of dividends and other capital distributions made on common shares.
AFG’s annual return on equity is defined as the percentage equal to AFG’s core operating earnings divided by AFG’s shareholders’ equity (excluding appropriated retained earnings and accumulated other comprehensive income). The applicable percentage in determining bonus amounts, if any, would be the average return on equity for each of the three years in the performance period.
The target amount for Mr. S. Craig Lindner was $2,500,000, and the target amount for Mr. Berding was $750,000, with one-half of each target amount ($1,250,000 and $375,000, respectively) allocated to each of the two performance criteria. The maximum award was 200% of the target amount.
With regard to the book value per share component, if AFG’s growth in book value per share placed it in the fourth (lowest) quartile of the plan companies, no bonus for the book value per share growth metric would be payable to any participant. If AFG’s growth in book value per share exceeded all plan companies, each participant would receive the maximum amount payable for the metric (200% of the target amount). If AFG’s growth in book value per share exceeded the fourth (lowest) quartile of the plan companies but did not exceed that of all plan companies, each participant would be entitled to a bonus amount for the metric calculated by applying straight-line interpolation rounded to the nearest whole dollar amount for growth in book value per share between 0% (for being in the fourth (lowest) quartile of plan companies) and 200% (for growth in book value per share exceeding that of all other plan companies) of the target amount. Plan companies acquired during the three-year performance period are excluded when calculating awards under the plan. In order for a participant to receive the target amount, AFG’s growth in book value per share must be in the top 37.5% of the plan companies.
The plan companies under the Equity Bonus Plan for awards paid with respect to book value per share growth for the three-year period ended December 31, 2017 were:

•	Alleghany Corp.

•	American Equity Investment Life Holding Co.

•	American National Insurance Co.

•	Arch Capital Group Ltd.

•	Argo Group International Holdings, Ltd.

•	Baldwin & Lyons Inc.

•	Chubb Limited

•	Cincinnati Financial Corp.

•	CNA Financial Corporation

•	CNO Financial Group, Inc.

•	Hanover Insurance Group, Inc.

•	The Hartford Financial Services Group, Inc.

•	Horace Mann Educators Corp.

•	Lincoln National Corp.

•	Markel Corporation

•	MetLife, Inc.

•	National Western Life Group, Inc.

•	Protective Life Corp.

•	RLI Corp.

•	Symetra Financial Corporation

•	Travelers Companies, Inc.

•	W.R. Berkley Corporation

•	XL Group plc
AFG’s growth in book value per share for the period from January 1, 2015 through December 31, 2017 placed it tenth in comparison to the plan companies (entitling each participant to 95.7% of the target bonus for this component). As a result, Mr. S. Craig Lindner was entitled to a bonus in dollars of $1,195,652 for 2017, and Mr. Berding was entitled to a bonus in dollars of $358,696 for 2017.
The remaining one-half of the bonus amount was based on annual return on equity growth as discussed above. With regard to the 2015-2017 performance period, if the return on equity percentage equaled or exceeded 12%, the participant would receive

73

the maximum bonus amount attributed to this metric. If the return on equity percentage equals or is less than 9%, the participant would receive no bonus amount attributed to this metric. For a return on equity greater than 9% but less than 12%, the bonus amount will be calculated by applying straight-line interpolation rounded to the nearest whole dollar amount. Each participant’s target bonus of 50% of the maximum bonus for the return on equity component would be earned if AFG’s return on equity equaled 10.5% for the three-year period.
AFG’s annual average return on equity for 2015-2017 was 12.3% (entitling each participant to the maximum bonus for this component). As a result, Mr. S. Craig Lindner was entitled to a bonus in dollars of $2,500,000 for 2017, and Mr. Berding was entitled to a bonus in dollars of $750,000 for 2017.
After combining the two components, Mr. S. Craig Lindner received a bonus of $3,695,652 for 2017, payable (after taxes withheld) through the issuance of 17,617 AFG common shares, and Mr. Berding received a bonus of $1,108,696 for 2017, payable (after taxes withheld) through the issuance of 5,285 AFG common shares. Each participant’s bonus amount represented 147.8% of his target and 73.9% of his maximum bonus under the plan.
Recovery of Prior Awards
AFG does not have a policy with respect to adjustment or recovery of awards or payments if relevant company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would reduce the size of such award or payment. Under those circumstances, we expect that the AFG Compensation Committee and AFG’s Co-CEOs would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the applicable restatement or adjustment. Nevertheless, AFG is subject to the provisions of Section 304 of the Sarbanes-Oxley Act, with its recoupment requirements. In addition, the Senior Executive Equity Bonus Plan and the Senior Executive Annual Bonus Plan contain specific provisions regarding recovery of awards in the event of restatement of materially inaccurate financial results.
Perquisites and Other Personal Benefits
Perquisites, such as insurance coverage, security services, certain entertainment expenses, administrative staff attending to occasional personal matters, and the personal use of corporate aircraft, are made available to Great American Life’s executive officers. These benefits and the estimated costs to Great American Life of such benefits are included in the All Other Compensation table on page 75 of this prospectus.
During 2017, as in prior years, AFG operated corporate aircraft used for the business travel of senior management of AFG and its subsidiaries. The AFG Board of Directors has encouraged the use of corporate aircraft for the travel needs of Mr. S. Craig Lindner, including personal travel, in order to minimize and more efficiently utilize his travel time, protect the confidentiality of his travel and AFG’s business, and enhance his personal security. Notwithstanding, the AFG Compensation Committee and AFG’s Co-CEOs jointly acknowledge that such aircraft use is a personal benefit, and as such, the AFG Compensation Committee considers the cost to AFG of such use to be an element of the total compensation paid to Mr. S. Craig Lindner.
For Mr. S. Craig Lindner, the AFG Compensation Committee limits personal use of corporate aircraft (120 occupied flight hours). Other perquisites, excluding aircraft, retirement plan and health savings account company match are limited to $500,000 for Mr. Lindner. If exceeded, reimbursement is made based on the cost to AFG of providing the benefits. For taxable benefits, the dollar amounts are included as taxable income to the named executive officers, and AFG does not provide tax gross-up payments for any perquisites. See footnote one to the “All Other Compensation” table on page 75 for a discussion of the tax treatment of aircraft benefits.
The AFG Compensation Committee believes these perquisites to be reasonable, particularly as a part of total executive compensation, comparable with plan companies and consistent with AFG’s and Great American Life’s overall executive compensation programs.
Change in Control
No named executive officer is a party to an employment or other agreement providing for severance or change in control payments. Awards under the AFG Senior Executive Equity Bonus Plan and AFG’s shareholder-approved equity incentive plans contain provisions for an acceleration of vesting, applicable to all participants, of awards upon a change in control. Rights to acceleration under AFG’s stock incentive plan were modified through the addition of a double trigger for awards granted beginning in 2016.

74

Executive Compensation
Summary Compensation Table. The following table summarizes the aggregate compensation paid to or earned by the named executive officers, and allocated to Great American Life, for 2017 and 2016. Amounts shown relate to the year indicated, regardless of when paid.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
S. Craig Lindner President (Principal Executive Officer)	2017 2016	1,150,000 1,150,000	5,202,662 4,871,340	2,231,547 2,750,284	1,024,850 981,221	9,609,059 9,752,845
John B. Berding Chief Investment Officer	2017 2016	603,000 586,250	1,348,581 1,280,665	1,029,086 1,154,912	62,317 66,465	3,042,984 3,088,292
Mark F. Muething Executive Vice President and Secretary	2017 2016	461,210 444,597	490,144 465,107	576,709 578,760	68,901 72,159	1,596,964 1,560,623
Christopher P. Miliano Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	2017 2016	427,412 412,017	380,121 355,276	440,033 441,692	64,795 65,461	1,312,361 1,274,446
Michael J. Prager Chief Actuary	2017 2016	400,839 389,164	270,098 270,224	358,621 384,846	51,149 54,044	1,080,707 1,098,278

(1) Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the Deferred Compensation Plan.
(2) Amount represents the dollar amount which will be expensed for financial statement reporting purposes over the vesting period of the award for compensation expense incurred by Great American Life in connection with discretionary restricted stock awards made by the AFG Compensation Committee under the 2005 AFG Stock Incentive Plan and, with respect to Mr. Lindner and Mr. Berding, bonuses under the AFG Senior Executive Equity Bonus Plan in the form of AFG common stock in accordance with FASB ASC 718 (Compensation - Stock Compensation), rather than as an amount paid to or realized.
(3) These payments were made pursuant to a performance-based annual bonus plan. Amount represents payment for performance in the year indicated, whenever paid, under the AFG Annual Senior Executive Bonus Plan or the Annuity Group Executive Officer Bonus Plan, as applicable.
(4) See All Other Compensation chart below for amounts, which include perquisites, company contributions or allocations under the defined contribution retirement plans and employee savings plan in which the named executive officers participate (and related accruals for their benefit under Great American Life’s benefit equalization plan which generally makes up for certain reductions caused by Internal Revenue Code limitations in Great American Life’s contributions to certain of Great American Life’s retirement plans) and company paid group life insurance.
All Other Compensation ($) - 2017

Item	S.C. Lindner (1)(2)	J.B. Berding	M.F. Muething	C.P. Miliano	M.J. Prager
Insurance (Auto/Home Executive Insurance Program)	404,531	18,068	18,566	20,547	10,157
Aircraft Usage	477,200	—	—	—	—
Annual RASP Contribution (3)	17,550	11,759	17,550	17,550	17,550
Annual Auxiliary RASP Contribution	29,200	19,564	29,200	23,964	20,629
Other (4)	117,119	12,926	3,585	2,734	2,815
Totals	1,024,850	62,317	68,901	64,795	51,149
(1) The value of the use of corporate aircraft is calculated based on the aggregate incremental cost to Great American Life, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the amortized costs of the AFG aircraft, and the cost of maintenance not related to trips, are excluded. Amounts for personal use of company aircraft are included in the table. This incremental cost valuation of aircraft use is different from the standard industry fare level valuation used to impute income to the executives for tax purposes.
(2) All perquisites excluding aircraft, retirement plan and health savings account Company match are limited to $500,000 for Mr. Lindner. Such perquisites totaled $520,750 for 2017, and he reimbursed the Company for the excess. Amounts shown for all items except “Total” do not give effect to the repayment.
(3) Includes a Company match of 100% on the first 3% of contributions, an additional 50% match on the next 3% of contributions and a discretionary Company contribution.
(4) Includes group life insurance, car, parking and related expenses, health savings account Company match, meals and entertainment and administrative and secretarial services.

75

Grants of Plan-Based Awards. The following table summarizes the grants of plan-based awards to the named executive officers, and allocated to Great American Life.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#) (1)	Closing Market Price on the Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
S. Craig Lindner	2/22/2017	—	—	—	15,885	94.87	1,500,179
	2/22/2017 (2)	—	2,062,500	2,821,875	—	—	—
	2/22/2017 (3)	—	2,500,000	5,000,000	—	—	—
John B. Berding	2/22/2017	—	—	—	6,385	94.87	603,009
	2/22/2017 (2)	—	963,125	1,242,431	—	—	—
	2/22/2017 (3)	—	502,500	1,005,000	—	—	—
Mark F. Muething	2/22/2017	—	—	—	5,190	94.87	490,144
	2/22/2017	—	396,134	732,850	—	—	—
Christopher P. Miliano	2/22/2017	—	—	—	4,025	94.87	380,121
	2/22/2017	—	302,316	547,950	—	—	—
Michael J. Prager	2/22/2017	—	—	—	2,860	94.87	270,098
	2/22/2017	—	262,607	466,130	—	—	—
(1) These restricted shares were granted pursuant to AFG’s stock incentive plan and generally vest four years after the grant date. Holders of restricted shares generally have full voting and dividend rights on all restricted shares during the vesting period.
(2) These represent awards under the AFG Senior Executive Annual Bonus Plan and the Annuity Group Executive Officer Bonus Plan. These amounts, to the extent earned and paid in 2018, are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation” because these awards were recognized in 2017 for financial statement reporting purposes.
(3) These represent awards under the Senior Executive Long Term Incentive Compensation Plan. Grants in 2016 cover a three-year performance period 2016 – 2018. One-half of award payment is based on the Company’s growth in book value per share over the three years compared to plan companies, and one-half of award payment is based on meeting or exceeding average annual core return on equity goals over the three-year period. Payment of awards, if any, will be made in early 2019.

76

Outstanding Equity Awards at Fiscal Year-End. The table below includes all outstanding AFG common stock awards held by the named executive officers at December 31, 2017.

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
S. Craig Lindner	02/23/2012	50,000		38.11	02/23/22
	02/21/2013	40,000	10,000	44.01	02/21/23
	02/24/2014	30,000	20,000	56.44	02/24/24	13,320	1,445,753
	02/23/2015	20,000	30,000	63.15	02/23/25	11,880	1,289,455
	02/23/2016					22,400	2,431,296
	02/22/2017					15,885	1,724,158
	03/10/2015							2,500,000
John B. Berding	02/16/2011	24,588		34.34	02/16/21
	02/23/2012	30,000		38.11	02/23/22
	02/21/2013	24,000	6,000	44.01	02/21/23
	02/24/2014	18,000	12,000	56.44	02/24/24	7,990	867,235
	02/23/2015	12,000	18,000	63.15	02/23/25	7,130	773,890
	02/23/2016					13,440	1,458,778
	02/22/2017					9,530	1,034,386
	03/10/2015							750,000
Mark F. Muething	02/16/2011	4,381		34.34	02/16/21
	02/23/2012	12,000		38.11	02/23/22
	02/21/2013	11,200	2,800	44.01	02/21/23
	02/24/2014	8,400	5,600	56.44	02/24/24	3,730	404,854
	02/23/2015	6,000	9,000	63.15	02/23/25	3,570	387,488
	02/23/2016					6,945	753,810
	02/22/2017					5,190	563,323
Christopher P. Miliano	02/21/2013		2,100	44.01	02/21/23
	02/24/2014		4,200	56.44	02/24/24	2,800	303,912
	02/23/2015		6,900	63.15	02/23/25	2,740	297,400
	02/23/2016					5,305	575,805
	02/22/2017					4,025	436,874
Michael J. Prager	02/23/2012	9,000		38.11	02/23/22
	02/21/2013	7,200	1,800	44.01	02/21/23
	02/24/2014	5,400	3,600	56.44	02/24/24	2,400	260,496
	02/23/2015	3,600	5,400	63.15	02/23/25	2,140	232,276
	02/23/2016					4,035	437,959
	02/22/2017					2,860	310,424
(1) Represents employee stock options that become exercisable for 20% of the shares initially granted on the first anniversary of the date of grant, with an additional 20% becoming exercisable on each subsequent anniversary. They are generally exercisable for ten years. The options become fully exercisable in the event of death or disability or upon a change in control of AFG. AFG ceased granting stock options after the 2015 broad-based grant.
(2) Represents restricted shares which generally vest four years following the award grant date.
(3) Represents target amount for grants made under the AFG Senior Executive Equity Bonus Plan. Awards are denominated in dollars but paid in shares of AFG common stock. The plan was terminated after payments made in 2018 for the three-year performance period ending December 31, 2017.

77

Option Exercises and Stock Vested. The table below shows the number of shares of AFG common stock acquired during 2017 upon the exercise of options and restricted share awards which vested in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
S. Craig Lindner	100,000	7,328,023	17,000	1,605,140
John B. Berding	52,912	4,031,419	10,200	963,084
Mark F. Muething	16,123	1,178,129	4,760	449,439
Christopher P. Miliano	10,800	436,002	3,570	337,079
Michael J. Prager	—	—	3,060	288,925
(1) The dollar value realized reflects the difference between the closing price of the AFG common stock on the date of exercise and the stock option exercise price.
(2) The dollar value realized reflects the market value of the vested shares based on the closing price of the AFG common stock on the vesting date or, if not a business day, the next succeeding business day.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
Great American Life employees, including the named executive officers, participate in AFG plans described below that provide retirement benefits through a combination of qualified (under the Internal Revenue Code) and nonqualified plans. AFG makes available to certain employees, including the named executive officers, benefits in the AFG Nonqualified Auxiliary RASP (“Auxiliary RASP”). The purpose of the Auxiliary RASP is to enable employees whose contributions are limited by IRS regulations in the retirement contribution portion of the AFG Retirement and Savings Plan (“RASP”) to have an additional benefit to the RASP.
AFG also maintains a Deferred Compensation Plan pursuant to which certain key employees of Great American Life, including the named executive officers, may defer up to 80% of their annual salary and/or bonus. The deferral term of either a fixed number of years or upon termination of employment must be elected at the time of deferral. Under the plan, no federal or state income taxes are paid on deferred compensation. Rather, such taxes will be due upon receipt at the end of the deferral period.
The table below discloses information on the nonqualified deferred compensation of the named executive officers, and allocated to Great American Life, for 2017, including the Auxiliary RASP and the AFG Deferred Compensation Plan.

Name	Executive contributions in last FY ($)	AFG contributions in last FY ($)(1)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balances at last FYE ($)
S. Craig Lindner	—	29,200	830,636	—	4,275,730
John B. Berding	—	19,564	191,930	—	1,187,655
Mark F. Muething	189,018	29,200	497,316	—	6,236,569
Christopher P. Miliano	—	23,964	26,756	—	387,459
Michael J. Prager	—	20,627	134,523	—	1,019,342
(1) Represents AFG contributions credited to participants’ Auxiliary RASP accounts which are included in the supplemental All Other Compensation table to the Summary Compensation Table on page 75 of this prospectus.
(2) Earnings are calculated by reference to actual earnings or losses of mutual funds and securities, including AFG common stock, held by the plans.
Compensation Committee Interlocks and Insider Participation
Great American Life does not have a compensation committee. All compensation decisions are made by AFG. Mr. S. Craig Lindner is both an executive officer of Great American Life and an executive officer and director of AFG. No executive officer of Great American Life served on the compensation committee (or its equivalent) or board of directors of another entity that has, or had at any time during 2017, an executive officer who served as a member of the board of directors of Great American Life.

78

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of AFG common shares by each of Great American Life’s directors, the named executive officers and by all directors and named executive officers of Great American Life as a group. The table also includes those who are known by Great American Life to own beneficially more than 5% of the issued and outstanding AFG common shares. Except as otherwise provided below, information in the table is as of March 31, 2018 and, to Great American Life’s knowledge, all common shares are beneficially owned, and investment and voting power is held solely by the persons named as owners. The addresses of Carl H. Lindner III, S. Craig Lindner and Edyth B. Lindner are 301 East Fourth Street, Cincinnati, Ohio, 45202.

Common Share Ownership	Beneficial Ownership Amount (1)	Percent of Class (* means less than 1%)
S. Craig Lindner (2)	5,677,292	6.4%
John B. Berding (3)	188,709	*
Jeffrey G. Hester	35,112	*
Christopher P. Miliano	19,771	*
Mark F. Muething	102,207	*
Michael J. Prager	48,862	*
All Directors, Nominees and Named Executive Officers as a Group (6 persons)	6,071,953	6.8%
Security Ownership of 5% Beneficial Owners
Carl H. Lindner III (4)	7,420,070	8.3%
Edyth B. Lindner (5)	5,876,404	6.6%
BlackRock, Inc. (6)	6,416,764	7.2%
The Vanguard Group (7)	6,791,576	7.7%

(1)
Includes the following numbers of shares that may be acquired within 60 days of March 31, 2018 through the exercise of options held by such person: S. Craig Lindner - 170,000; John B. Berding - 126,588; Jeffrey G. Hester - 25,791; Mark F. Muething - 50,581; Michael J. Prager - 30,600 and Carl H. Lindner III - 220,000. Mr. Berding’s share excludes shares held in AFG’s Retirement and Savings Plan (RASP), for which each serves on the Administrative Plan Committee, other than those shares allocated to his personal RASP account.

(2)
Includes 2,477,165 shares held in his trust over which he has voting and dispositive power; 32,891 shares held in the RASP; 113,229 shares held by a trust over which his spouse has voting and dispositive power; 2,324,600 shares owned by a limited liability company and 10,032 shares held in a trust over which he shares voting and dispositive power with Carl H. Lindner III; 321,077 shares held by a charitable foundation over which he shares voting and dispositive power with Edyth B. Lindner; and 228,298 shares held by a charitable foundation over which he shares voting and dispositive power with his spouse.

(3)	Common shares include 1,350 shares held in the RASP and 233 shares held by a family trust.

(4)
Includes 3,460,630 shares held in his trust over which he holds voting and dispositive power; 38,098 shares held by a trust over which his spouse has voting and dispositive power; 1,248,500 shares held in a limited liability company over which shares he holds dispositive power; 2,324,600 shares owned by a limited liability company and 10,032 shares held in a trust over which he shares voting and dispositive power with S. Craig Lindner; and 118,210 shares held in a charitable foundation over which he shares voting and dispositive power with his spouse.

(5)
Includes 5,555,327 shares held in her trust over which she has voting and dispositive power. Also includes 321,077 shares held in a charitable foundation over which she shares voting and dispositive power with S. Craig Lindner.

(6)
Based solely on information contained in a Schedule 13G amendment filed with the SEC on January 29, 2018 by BlackRock, Inc. reporting sole voting power of 5,972,929 shares and sole dispositive power of 6,416,764 shares.

(7)
Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 12, 2018 by The Vanguard Group reporting sole voting power of 54,013 shares, shared voting power of 12,326 shares, sole dispositive power of 6,732,051 shares and shared dispositive power of 59,525 shares.

79

Transactions With Related Persons

Transactions between GALIC and AFG or Other AFG Subsidiaries

GALIC and AMMC are parties to an Investment Services Agreement under which AMMC provides investment services to GALIC in accordance with guidelines. GALIC pays AMMC a fee based on AMMC’s cost of providing these services. Investment charges paid by GALIC to AMMC were $3.7 million in 2017, $5.3 million in 2016 and $4.2 million in 2015.
GALIC is a member of AFG’s consolidated tax group. GALIC has a tax allocation agreement with AFG which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. GALIC and its subsidiaries, which are included in the AFG consolidated tax group, incurred income tax expense of $108.2 million in 2017, $133.3 million in 2016 and $114.0 million in 2015.
The chart below shows the amounts paid by GALIC to AFG in 2017, 2016 and 2015 for various services. All of these transactions were based on fair market value.

	2017	2016	2,015
Information technology services	$6.0 million	$5.5 million	$4.8 million
Business support and human resources services	$3.6 million	$3.5 million	$3.0 million
Internal audit support	$1.0 million	$1.3 million	$1.0 million
Creative marketing services	$1.0 million	$0.8 million	$0.8 million
In July 2000, GAI entered into a thirty-two-year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” GALIC participates in the stadium naming rights agreement and accordingly paid GAI approximately $0.8 million in 2017, 2016 and 2015 under the agreement. GALIC’s payments to GAI will average approximately $0.8 million annually over the remaining term of the agreement.
Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers
A brother-in-law of GALIC’s President and Chief Executive Officer is a Senior Vice President with Raymond James Financial, Inc. Raymond James received $190,000 in 2017, $64,000 in 2016 and $76,000 in 2015 in commissions for equity transactions made by AFG, including transaction by GALIC and its subsidiaries. In addition , AFG including GALIC and its subsidiaries, traded approximately $75 million in 2017, $230 million in 2016 and $147 million in 2015 par amount of debt securities through Raymond James.
The brother of GALIC’s President and Chief Executive Officer was Co-Chief Executive Officer and Co-President of AFG during 2017, 2016, and 2015. This individual received salary and other compensation of $9,772,850 for 2017 $9,736,384 for 2016 and $7,642,021 for 2015. This individual is also a beneficial owner of more than 5% of the issued and outstanding shares of AFG’s common stock.
A subsidiary of AFG employs a son of GALIC’s President and Chief Executive Officer in an executive position. This individual received salary and bonus of $575,000 for 2017, $400,000 for 2016 and $250,000 for 2015. This individual also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure with the subsidiary.
A subsidiary of AFG employs a brother of GALIC’s Executive Vice President and Chief Operating Officer. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of $720,012 for 2017, $589,489 for 2016 and $631,240 for 2015. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.
A brother of GALIC’s Executive Vice President and Chief Operating Officer serves as managing partner of Keating Muething & Klekamp PLL and a member of that firm’s Board of Directors. AFG and its subsidiaries paid Keating Muething & Klekamp $2,136,171 in 2017, $1,723,662 in 2016 and $1,283,914 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require AFG to conduct an appropriate review of all related party transactions (including those required to be disclosed by AFG pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by AFG’s Audit Committee or another committee comprised of independent directors of AFG’s Board of Directors.

80

AFG’s Audit Committee reviews and evaluates all transactions with related parties. In addition, AFG’s Audit Committee Charter provides that the Audit Committee review and approve all related party transactions involving directors, executive officers and significant shareholders of AFG that require disclosure pursuant to SEC Regulation S-K Item 404. In considering any transaction, the AFG Audit Committee may consider all relevant factors, including as applicable: AFG’s business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to AFG.
While AFG adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the New York Stock Exchange. However, approval of such related person transactions is evidenced by AFG Audit Committee resolutions in accordance with AFG’s practice of reviewing and approving transactions in this manner.
GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. GALIC’s policy with respect to potential related party transactions is not in written form.

81

FINANCIAL INFORMATION
Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.
Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•
changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.
The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

82

Selected Financial Data

The following table sets forth certain data for the periods indicated (dollars in millions).

	Year ended December 31,
	2017	2016	2015	2014	2013
Earnings Statement Data:
Total revenues	$1,598	$1,499	$1,340	$1,297	$1,214
Earnings before income taxes	381	367	319	352	391
Net earnings, including noncontrolling interests	276	240	211	232	255
Less: Net earnings attributable to noncontrolling interests	6	4	6	1	1
Net earnings attributable to shareholder	270	236	205	231	254

	December 31,
	2017	2016	2015	2014	2013
Balance Sheet Data:
Cash and investments	$34,500	$30,976	$28,026	$25,402	$22,356
Total assets	38,120	34,362	30,828	28,012	25,045
Annuity benefits accumulated	33,316	29,907	26,622	23,492	20,658
Life, accident and health reserves	658	691	705	690	702
Shareholder’s equity	2,761	2,509	2,293	2,450	2,246

83

Management’s Discussion and Analysis of Financial Condition and Results of Operations

INDEX TO MD&A
	Page		Page
General	84	Contractual Obligations	87
Overview	84	Off-Balance Sheet Arrangements	87
Critical Accounting Policies	84	Investments	87
Liquidity and Capital Resources	84	Uncertainties	91
Condensed Consolidated Cash Flows	85	Results of Operations	91
Liquidity	86

GENERAL

Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.

OVERVIEW

Financial Condition

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

GALIC predominately markets individual and group fixed and fixed-indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note A — “Accounting Policies” to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the recoverability of deferred acquisition costs, and

•	the valuation of investments, including the determination of other-than-temporary impairments.

See “Liquidity and Capital Resources — Uncertainties” for a discussion of recoverables from reinsurers and “Liquidity and Capital Resources — Investments” for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities and universal life insurance products are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.

LIQUIDITY AND CAPITAL RESOURCES

Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payment of dividends to GAFRI and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of

84

cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, AFG may contribute funds to GALIC.

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2017, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

Condensed Consolidated Cash Flows   GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Year ended December 31,
	2017	2016	2015
Net cash provided by operating activities	$796	$699	$855
Net cash used in investing activities	(2,433)	(2,687)	(3,237)
Net cash provided by financing activities	1,749	2,225	2,422
Net change in cash and cash equivalents	$112	$237	$40

Net Cash Provided by Operating Activities   GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $796 million, $699 million and $855 million in 2017, 2016 and 2015, respectively.

Net Cash Used in Investing Activities   GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $2.43 billion in 2017 compared to $2.69 billion in 2016, a decrease of $254 million. Settlements of equity index call options exceeded purchases by $285 million in 2017 compared to purchases exceeding settlements by $110 million in 2016, accounting for a $395 million decrease in cash used in investing activities. In general, purchases of equity index call options have increased due to growth in the fixed-indexed annuity business while proceeds from settlements of equity options are impacted by the performance of the stock market during the term of the options. In addition, the $85 million increase in cash dividends paid in 2017 compared to 2016 decreased the amount of cash available for investing activities in 2017 compared to 2016.

Net cash used in investing activities was $2.69 billion in 2016 compared to $3.24 billion in 2015, a decrease of $550 million. The decrease in net advances of $195 million from the Federal Home Loan Bank of Cincinnati (“FHLB”) in 2016 compared to 2015 and the $30 million increase in cash dividends paid in 2016 compared to 2015 decreased the amount of cash available for investment in 2016 compared to 2015.

Net Cash Provided by Financing Activities   GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided by financing activities was $1.75 billion in 2017 compared to $2.23 billion in 2016, a decrease of $476 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $1.99 billion in 2017 compared to $2.35 billion in 2016, resulting in a $362 million decrease in net cash provided by financing activities. In addition, there were $225 million of cash dividends paid in 2017 as compared to $140 million paid in 2016, resulting in an $85 million decrease in net cash provided by financing activities.

Net cash provided by financing activities was $2.23 billion in 2016 compared to $2.42 billion in 2015, a decrease of $197 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $2.35 billion in 2016 compared to $2.53 billion in 2015, resulting in a $173 million decrease in net cash provided by financing activities.

85

Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.

GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At December 31, 2017, GALIC had $871 million in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.03% to 0.35% over LIBOR (average rate of 1.75% at December 31, 2017). While these advances must be repaid between 2018 and 2020 ($285 million in 2018 and $586 million in 2020), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. At December 31, 2017, GALIC estimated that it had additional borrowing capacity of approximately $300 million from the FHLB.

The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payments of dividends and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.

In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment, significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). GALIC began selling policies with GMIRs below 2% in 2003; almost all new business since late 2010 has been issued with a 1% GMIR. At December 31, 2017, GALIC could reduce the average crediting rate on approximately $25 billion of traditional fixed and fixed-indexed annuities without guaranteed withdrawal benefits by approximately 92 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	at December 31,
GMIR	2017	2016
1 — 1.99%	76%	72%
2 — 2.99%	5%	6%
3 — 3.99%	10%	12%
4.00% and above	9%	10%

Annuity benefits accumulated (in millions)	$33,316	$29,907

For statutory accounting purposes, equity securities of non-affiliates and equity options used in the fixed-indexed annuity business are generally carried at fair value. At December 31, 2017, GALIC owned publicly traded equity securities with a fair value of $593 million and equity options with a fair value of $701 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.

GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.

86

Contractual Obligations   The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2017 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$38,653	$2,655	$6,552	$8,464	$20,982
Life, accident and health liabilities (*)	1,449	123	209	197	920
Total	$40,102	$2,778	$6,761	$8,661	$21,902

(*)
Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $33.32 billion for annuity benefits accumulated and $658 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2017. Based on the same assumptions, GALIC projects reinsurance recoveries related to life, accident and health reserves totaling $708 million as follows: Within 1 year — $68 million; 2-3 years — $124 million; 4-5 years — $96 million; and thereafter — $420 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2017.

Off-Balance Sheet Arrangements   See Note L — “Additional Information — Financial Instruments — Unfunded Commitments” to the financial statements.

Investments   GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.

GALIC’s investment portfolio at December 31, 2017, contained $31.22 billion in fixed maturity securities and $593 million in equity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax basis. In addition, $116 million in fixed maturities were classified as trading with changes in unrealized holding gains or losses included in net investment income.

As detailed in Note D — “Balance Sheet Impact of Net Unrealized Gains on Securities” to the financial statements, unrealized gains and losses on GALIC’s fixed maturity and equity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.

Fixed income investment funds are generally invested in securities with intermediate-term maturities with an objective of optimizing total return while allowing flexibility to react to changes in market conditions. At December 31, 2017, the average life of GALIC’s fixed maturities was about 6-1/2 years.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. For mortgage-backed securities (“MBS”), which comprise approximately 10% of GALIC’s fixed maturities, prices for each security are generally obtained from both pricing services and broker quotes. For the remainder of GALIC’s fixed maturity portfolio, approximately 77% are priced using pricing services and the balance is priced primarily by using non-binding broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of MBS are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

87

Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31, 2017 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

Fair value of fixed maturity portfolio	$31,339
Pretax impact on fair value of fixed maturity portfolio	$(1,567)
Percentage impact on fair value of 100 bps increase in interest rates	(5.0%)

Approximately 90% of the fixed maturities held by GALIC at December 31, 2017, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.

MBS are subject to significant prepayment risk due to the fact that, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates. Although interest rates have been low in recent years, tighter lending standards have resulted in fewer buyers being able to refinance the mortgages underlying much of GALIC’s non-agency residential MBS portfolio.

Summarized information for GALIC’s MBS (including those classified as trading) at December 31, 2017, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency; Alt-A mortgages are those with risk profiles between prime and subprime. The majority of the Alt-A securities and substantially all of the subprime securities are backed by fixed-rate mortgages. The average life of the residential and commercial MBS is approximately 4-1/2 years and 5-1/2 years, respectively.

	Amortized Cost	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$41	$42	102%	$1	100%
Non-agency prime	1,042	1,178	113%	136	29%
Alt-A	693	783	113%	90	16%
Subprime	266	296	111%	30	23%
Commercial	835	868	104%	33	96%
	$2,877	$3,167	110%	$290	45%

The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At December 31, 2017, 97% (based on statutory carrying value of $2.85 billion) of GALIC’s MBS had an NAIC designation of 1.

Municipal bonds represented approximately 14% of GALIC’s fixed maturity portfolio at December 31, 2017. GALIC’s municipal bond portfolio is high quality, with 99% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At December 31, 2017, approximately 71% of the municipal bond portfolio was held in revenue bonds, with the remaining 29% held in general obligation bonds. GALIC does not own general obligation bonds issued by Puerto Rico.

88

Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at December 31, 2017, is shown in the following table (dollars in millions). Approximately $707 million of available for sale fixed maturity securities and $30 million of available for sale equity securities had no unrealized gains or losses at December 31, 2017.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$26,344	$4,172
Amortized cost of securities	$25,115	$4,236
Gross unrealized gain (loss)	$1,229	$(64)
Fair value as % of amortized cost	105%	98%
Number of security positions	3,492	539
Number individually exceeding $2 million gain or loss	63	2
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Mortgage-backed securities	$292	$(2)
States and municipalities	190	(12)
Banks, savings and credit institutions	161	(5)
Asset-backed securities	130	(13)
Manufacturing	103	(7)
Insurance companies	69	(2)
Communications	17	(3)
Percentage rated investment grade	92%	89%

Available for Sale Equity Securities
Fair value of securities	$442	$121
Cost of securities	$318	$131
Gross unrealized gain (loss)	$124	$(10)
Fair value as % of cost	139%	92%
Number of security positions	86	20
Number individually exceeding $2 million gain or loss	16	2

The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at December 31, 2017, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	1%	1%
After one year through five years	17%	12%
After five years through ten years	42%	37%
After ten years	12%	21%
	72%	71%
Asset-backed securities (average life of approximately 5 years)	17%	26%
Mortgage-backed securities (average life of approximately 4.5 years)	11%	3%
	100%	100%

89

The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at December 31, 2017
Securities with unrealized gains:
Exceeding $500,000 (730 securities)	$10,912	$793	108%
$500,000 or less (2,762 securities)	15,432	436	103%
	$26,344	$1,229	105%
Securities with unrealized losses:
Exceeding $500,000 (21 securities)	$413	$(20)	95%
$500,000 or less (518 securities)	3,759	(44)	99%
	$4,172	$(64)	98%

The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at December 31, 2017
Investment grade fixed maturities with losses for:
Less than one year (314 securities)	$2,826	$(24)	99%
One year or longer (111 securities)	876	(23)	97%
	$3,702	$(47)	99%
Non-investment grade fixed maturities with losses for:
Less than one year (71 securities)	$289	$(4)	99%
One year or longer (43 securities)	181	(13)	93%
	$470	$(17)	97%
Common stocks with losses for:
Less than one year (14 securities)	$58	$(10)	85%
One year or longer (none)	—	—	—%
	$58	$(10)	85%
Perpetual preferred equity securities with losses for:
Less than one year (5 securities)	$53	$—	100%
One year or longer (1 security)	10	—	100%
	$63	$—	100%

When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as a realized loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them

90

at December 31, 2017. Although GALIC has the ability to continue holding its investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change with regard to a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, including charges for other-than-temporary impairment, see “Results of Operations — Realized Gains (Losses) on Securities.”

As discussed in Note A — “Accounting Policies — Investments” to the financial statements, effective January 1, 2018, all equity securities currently classified as “available for sale” will be required to be carried at fair value through net earnings instead of accumulated other comprehensive income and will therefore no longer be evaluated for other-than-temporary impairment.

Uncertainties   GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.

Reinsurance In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. Substantially all of GALIC’s reinsurance is with companies having an A.M. Best rating in the A category. At December 31, 2017, GALIC’s largest reinsurer directly or indirectly accounts for approximately 71% of GALIC’s reinsurance in force and is rated A+ by A.M. Best.

RESULTS OF OPERATIONS

GALIC’s operations produced $381 million in pretax earnings in 2017 compared to $367 million in 2016, an increase of $14 million (4%). This increase reflects growth in the annuity business, partially offset by lower investment yields due to the run-off of higher yielding investments and higher general and administrative expenses. Included in these results is the change in fair value of derivatives related to fixed-indexed annuities (“FIAs”), which had a negative impact of $33 million in 2017 compared to $27 million in 2016. Both periods reflect the negative impact of lower than anticipated interest rates, partially offset by the positive impact of a higher stock market on the fair value accounting for FIAs. GALIC’s periodic detailed review (“unlocking”) of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $3 million in 2017 compared to a net annuity expense reduction of $1 million in 2016.

GALIC’s operations produced $367 million in pretax earnings in 2016 compared to $319 million in 2015, an increase of $48 million (15%). This increase reflects growth in the annuity business and higher investment income from certain investments that are required to be carried at fair value through earnings, partially offset by lower investment yields due to the run-off of higher yielding investments and higher general and administrative expenses. Included in these results is the change in fair value of derivatives related to FIAs, which had a negative impact of $27 million in 2016 compared to $23 million in 2015. For 2016, the negative impact of a significant drop in interest rates on fair value accounting for FIAs was partially offset by the positive impact of an increase in the stock market. For 2015, fair value accounting for FIAs was negatively impacted by a significant decrease in the stock market and a slightly lower than expected increase in interest rates. Earnings also included a net annuity unlocking expense reduction of $1 million in 2016 compared to $10 million in 2015.

The following table illustrates the impact of fair value accounting for derivatives related to FIAs on earnings before income taxes (dollars in millions):

	Year ended December 31,			% Change
	2017	2016	2015	2017 - 2016	2016 - 2015
Earnings before income taxes — before the impact of derivatives related to FIAs	$414	$394	$342	5%	15%
Impact of derivatives related to FIAs	(33)	(27)	(23)	22%	17%
Earnings before income taxes	$381	$367	$319	4%	15%

91

Net Investment Income
Net investment income in 2017 was $1.48 billion compared to $1.38 billion in 2016, an increase of $102 million (7%). This increase primarily reflects the growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

Net investment income in 2016 was $1.38 billion compared to $1.23 billion in 2015, an increase of $146 million (12%). This increase primarily reflects the growth in GALIC’s annuity business and higher income from certain investments that are required to be carried at fair value through earnings, partially offset by the impact of lower investment yields.

Realized Gains (Losses) on Securities

GALIC’s realized losses on securities were $13 million in 2017 compared to $9 million in 2016, an increase of $4 million (44%). GALIC’s realized losses on securities were $9 million in 2016 compared to $16 million in 2015, a decrease of $7 million (44%). Realized gains (losses) on securities consisted of the following (in millions):

	Year ended December 31,
	2017	2016	2015
Realized gains (losses) before impairments:
Disposals	$22	$56	$42
Change in the fair value of derivatives	(3)	(7)	(2)
Adjustments to annuity deferred policy acquisition costs and related items	(3)	(7)	(5)
	16	42	35
Impairment charges:
Securities	(43)	(66)	(66)
Adjustments to annuity deferred policy acquisition costs and related items	14	15	15
	(29)	(51)	(51)
Realized gains (losses) on securities	$(13)	$(9)	$(16)

Policy Charges and Other Income
Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $111 million in 2017 compared to $108 million in 2016, an increase of $3 million (3%). Excluding the impact of unlocking charges of $3 million in 2017 and $1 million in 2016 related to unearned revenue, policy charges and other income were $114 million in 2017 and $109 million in 2016, an increase of $5 million (5%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

Excluding the impact of unlocking charges of $1 million in 2016 and $2 million in 2015 related to unearned revenue, policy charges and other income were $109 million in 2016 and $107 million in 2015, an increase of $2 million (2%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

Annuity Benefits
Annuity benefits were $892 million in 2017, $800 million in 2016 and $724 million in 2015, representing an increase of $92 million (12%) in 2017 compared to 2016 and an increase of $76 million (10%) in 2016 compared to 2015. Annuity benefits consisted of the following (dollars in millions):

	Year ended December 31,			% Change
	2017	2016	2015	2017 - 2016	2016 - 2015
Interest credited	$638	$579	$529	10%	9%
Change in other benefit reserves	149	145	131	3%	11%
Embedded derivative mark-to-market	564	194	(11)	191%	(1,864%)
Equity option mark-to-market	(494)	(141)	56	250%	(352%)
Unlocking	35	23	19	52%	21%
Total annuity benefits	$892	$800	$724	12%	10%

92

Interest Credited
Interest credited in 2017 was $638 million compared to $579 million in 2016, an increase of $59 million (10%). The impact of growth in the annuity business was partially offset by lower interest crediting rates on new premiums as compared to the crediting rates on policyholder funds surrendered or withdrawn.

Interest credited in 2016 was $579 million compared to $529 million in 2015, an increase of $50 million (9%). The impact of growth in the annuity business was partially offset by lower interest crediting rates on new premiums as compared to the crediting rates on policyholder funds surrendered or withdrawn.

Change in Other Benefit Reserves
Change in other benefit reserves was $149 million in 2017 compared to $145 million in 2016, an increase of $4 million (3%), reflecting growth in the annuity business.

Change in other benefit reserves was $145 million in 2016 compared to $131 million in 2015, an increase of $14 million (11%), reflecting growth in the annuity business.

Change in Fair Value of Derivatives Related to Fixed-Indexed Annuities
GALIC’s fixed-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC’s strategy is designed so that the change in the fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the index-based component (embedded derivative) of GALIC’s annuity benefits accumulated, see Note C — “Fair Value Measurements” to the financial statements. In addition, the change in the fair value of the embedded derivative includes interest accreted on the FIA embedded derivative reserve of $14 million in 2017, $4 million in 2016 and $1 million in 2015 (before the related impact on the amortization of sales inducements and deferred policy acquisition costs).

Excluding the impact of unlocking charges, the net change in fair value of derivatives related to fixed-indexed annuities increased annuity benefits by $70 million in 2017, $53 million in 2016 and $45 million in 2015. The increase in 2017 and 2016 reflects the negative impact of significantly lower than anticipated interest rates on the fair value of these derivatives, partially offset by the positive impact of strong stock market performance in both periods. The increase in 2015 reflects the negative impact of the decline in the stock market and lower than anticipated interest rates on these derivatives.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on annuity benefits expense.

Insurance Acquisition Expenses, Net
Insurance acquisition expenses, net include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable expenses and commissions on sales of insurance products.

Excluding the impact of unlocking expense reductions of $35 million in 2017, $25 million in 2016 and $31 million in 2015 (discussed below), insurance acquisition expenses, net, were $207 million in 2017, $210 million in 2016 and $197 million in 2015, representing a decrease of $3 million (1%) in 2017 compared to 2016 and an increase of $13 million (7%) in 2016 compared to 2015. The negative impact of significantly lower than anticipated interest rates during 2017 on the fair value of derivatives related to fixed-indexed annuities resulted in a partially offsetting deceleration in the amortization of DPAC.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience, and higher than expected lapse rates could lead to write-offs of DPAC or PVFP in the future.

Other Expenses
Other expenses were $130 million in 2017 compared to $118 million in 2016, an increase of $12 million (10%). Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred. The increase in other expenses in 2017 compared to 2016 primarily reflects growth in the business and an increase in the number of sales personnel focused on new initiatives and increased market share within existing financial institutions and retail marketing organizations.

93

Other expenses were $118 million in 2016 compared to $102 million in 2015, an increase of $16 million (16%). The increase in other expenses in 2016 compared to 2015 primarily reflects growth in the business and an increase in the number of sales personnel focused on new initiatives and increased market share within financial institutions and retail marketing organizations.

Statutory Annuity Premiums
GALIC’s annuity operations generated statutory premiums of $4.34 billion in 2017, $4.44 billion in 2016 and $4.14 billion in 2015, a decrease of $94 million (2%) in 2017 compared to 2016 and an increase of $296 million (7%) in 2016 compared to 2015. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Year ended December 31,			% Change
	2017	2016	2015	2017 - 2016	2016 - 2015
Financial institutions single premium annuities — indexed	$1,711	$1,950	$1,741	(12%)	12%
Financial institutions single premium annuities — fixed	622	468	229	33%	104%
Retail single premium annuities — indexed	1,723	1,714	1,864	1%	(8%)
Retail single premium annuities — fixed	83	82	69	1%	19%
Education market — fixed and indexed annuities	174	184	194	(5%)	(5%)
Total fixed annuity premiums	4,313	4,398	4,097	(2%)	7%
Variable annuities	28	37	42	(24%)	(12%)
Total annuity premiums	$4,341	$4,435	$4,139	(2%)	7%

Management believes the 2% decrease in annuity premiums in 2017 compared to 2016 is the result of GALIC’s adherence to pricing discipline in a relatively low and decreasing interest rate environment during the year, as well as from aggressive pricing in certain of GALIC’s competitors.

Management attributes the 7% increase in annuity premiums in 2016 compared to 2015 to growth in the annuity industry, and new products, additional staffing, and increased market share within existing financial institutions. This growth slowed in the second half of 2016 as a result of GALIC’s reduction in crediting rates on its annuities in 2016 due to the decline in market interest rates; these crediting rate reductions were made to maintain appropriate returns on new business.

Annuity Unlocking
In 2017, 2016 and 2015, GALIC conducted its detailed review (“unlocking”) of the major actuarial assumptions underlying its annuity operations. As a result of these reviews, GALIC recorded a net charge related to its annuity business of $3 million in 2017 and a net expense reduction of $1 million in 2016 and $10 million in 2015, which impacted GALIC’s financial statements as follows (in millions):

	Year ended December 31,
	2017	2016	2015
Policy charges and other income:
Unearned revenue	$(3)	$(1)	$(2)
Total revenues	(3)	(1)	(2)
Annuity benefits:
Fixed-indexed annuities embedded derivative	25	17	28
Sales inducements	(6)	(4)	(4)
Other reserves	16	10	(5)
Total annuity benefits	35	23	19
Insurance acquisition expenses, net:
Deferred policy acquisition costs	(35)	(25)	(31)
Total costs and expenses	—	(2)	(12)
Net expense reduction (charge)	$(3)	$1	$10

The net charge from unlocking annuity assumptions in 2017 reflects the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates), a slight increase in projected expenses (due primarily to an increase in projected trailer commissions) and slightly higher projected option costs in the near term, substantially offset by the favorable impact of changes in projected policyholder annuitization and lapse behavior. Reinvestment rate assumptions are based primarily on 7-year and 10-year corporate bond yields. For the 2017

94

unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.99% in 2018, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2023 and beyond.

The table below compares the reinvestment rate assumed on assets purchased to directly support “fixed annuity benefits accumulated” in GALIC’s unlockings for the next calendar year to the actual reinvestment rate achieved in that period (both net of investment expenses):

	First
Unlocking	Investment	Reinvestment Rate
Year	Period	Assumed (*)	Achieved
2014	2015	3.75%	4.27%
2015	2016	4.05%	4.27%
2016	2017	4.42%	3.95%
2017	2018	4.17%	n/a

(*)	Assumed reinvestment rates exclude default rates of 0.18% in each period.

Management believes that these results over the last several years demonstrate that GALIC’s investment rate assumptions are reasonable and prudently conservative. During 2017, long-term interest rates were lower than anticipated and credit spreads narrowed, resulting in a lower achieved reinvestment rate than assumed in the 2016 unlocking. In addition to the reinvestment rates above, actual default rates in 2017, 2016 and 2015 were lower than the long-term default rates of 0.18% assumed in the unlocking in each of the periods above.

The 2016 net expense reduction reflects the favorable impact of an increase in projected net interest spreads on in-force business, substantially offset by the unfavorable impact of (i) changes in projected policyholder annuitization and lapse behavior, (ii) an increase in the risk premium for the uncertainty in the cash flows component of the discount rates used to value the FIA-related embedded derivative and (iii) a slight decrease in projected stock market growth over the next three years. For the 2016 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.24% in 2017, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2022 and beyond.

The 2015 net expense reduction was due primarily to the impact of changes in assumptions to reflect higher than previously projected net interest spreads as well as the impact of higher assets under management and expense discipline. For the 2015 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.87% in 2016, grading up ratably to an ultimate net reinvestment rate of 5.53% in 2022 and beyond.

Income Taxes GALIC’s provision for income taxes was $105 million in 2017 compared to $127 million in 2016, a decrease of $22 million (17%). GALIC’s provision for income taxes was $127 million in 2016 compared to $108 million in 2015, an increase of $19 million (18%). See Note I — “Income Taxes” to the financial statements for an analysis of items affecting GALIC’s effective tax rate.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

Fixed Maturity Portfolio   The fair value of GALIC’s fixed maturity investments is inversely correlated to changes in market interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.

95

Consistent with the discussion in Management’s Discussion and Analysis — “Investments,” the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	2017	2016
Fair value of fixed maturity portfolio	$31,339	$28,137
Pretax impact on fair value of fixed maturity portfolio	$(1,567)	$(1,407)
Percentage impact on fair value of 100 bps increase in interest rates	(5.0%)	(5.0%)

Annuity Contracts   Substantially all of GALIC’s fixed rate annuity contracts permit GALIC to change crediting rates (subject to minimum interest rate guarantees as determined by applicable law) enabling management to react to changes in market interest rates. In 2003, GALIC began issuing products with guaranteed minimum interest rates (“GMIRs”) of less than 2%; almost all new business since late 2010 has been issued at a 1% GMIR. At December 31, 2017, GALIC could reduce the average crediting rate on approximately $25 billion of traditional fixed and fixed-indexed annuities without guaranteed withdrawal benefits by approximately 92 basis points (on a weighted average basis).

The interest credited rate as a percent of fixed annuity benefits accumulated on GALIC’s in-force block of fixed annuities was 2.01% for the year ended December 31, 2017. Management estimates that the interest credited rate on this in-force business will range from 2.00% to 2.10% over the next five years. This rate reflects actuarial assumptions as to (i) expected investment spreads, (ii) deaths, (iii) annuitizations, (iv) surrenders and other withdrawals and (v) renewal premiums. Actual experience and changes in actuarial assumptions may result in different effective crediting rates than those above.

Actuarial assumptions used to estimate DPAC and certain annuity liabilities, as well as GALIC’s ability to maintain spread, could be impacted if a low interest rate environment continues for an extended period, or if increases in interest rates cause policyholder behavior to differ significantly from current expectations.

Projected payments (in millions) in each of the subsequent five years and for all years thereafter on GALIC’s fixed annuity liabilities at December 31 were as follows.

	First	Second	Third	Fourth	Fifth	Thereafter	Total	Fair Value (*)
2017	$2,655	$3,071	$3,481	$4,121	$4,343	$20,982	$38,653	$32,461
2016	2,523	2,856	3,131	3,442	3,747	18,305	34,004	28,932

(*)	Fair value of annuity benefits accumulated excluding life contingent annuities in the payout phase (carrying value of $206 million at December 31, 2017 and $204 million at December 31, 2016).

GALIC’s fixed-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC’s strategy is designed so that the change in fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities and the related call options are considered derivatives that must be adjusted for changes in fair value through earnings each period. See Note C — “Fair Value Measurements” and Note F — “Derivatives” to the financial statements for a discussion of these derivatives.

96

Financial Statements and Supplementary Data

Financial statements of Great American Life Insurance Company and supplementary data are included in Appendix A to this prospectus. The table of contents for Appendix A is set out below.

97

APPENDIX A: FINANCIAL STATEMENTS

GREAT AMERICAN LIFE INSURANCE COMPANY
Financial Statements
Years ended December 31, 2017, 2016 and 2015
with Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholder
Great American Life Insurance Company and subsidiaries

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2017 and 2016, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion
These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due from error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ERNST & YOUNG LLP
We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 13, 2018

A-1

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Millions, Except Per Share Data)

	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$611	$499
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $30,058 and $27,310)	31,223	28,020
Fixed maturities, trading at fair value	116	117
Equity securities, available for sale at fair value (cost — $479 and $447)	593	495
Mortgage loans	820	890
Policy loans	184	192
Real estate and other investments	953	763
Total cash and investments	34,500	30,976
Recoverables from reinsurers	312	343
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $433 and $273)	943	997
Accrued investment income	291	262
Variable annuity assets (separate accounts)	644	600
Equity options — fixed-indexed annuities	701	492
Funds held as collateral	389	380
Other assets	340	312
Total assets	$38,120	$34,362

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $137 and $78)	$33,316	$29,907
Life, accident and health reserves	658	691
Variable annuity liabilities (separate accounts)	644	600
Liability for funds held as collateral	389	380
Net deferred tax liabilities	33	10
Other liabilities	272	207
Total liabilities	35,312	31,795
Shareholder’s equity:
Common Stock, par value — $12.50 per share: — 1,200,000 shares authorized — 201,000 shares issued and outstanding	3	3
Capital surplus	953	938
Retained earnings	1,248	1,302
Accumulated other comprehensive income, net of tax	557	266
Total shareholder’s equity	2,761	2,509
Noncontrolling interests	47	58
Total equity	2,808	2,567
Total liabilities and equity	$38,120	$34,362

See notes to consolidated financial statements.

A-2

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(In Millions)

	Year ended December 31,
	2017	2016	2015
Revenues:
Net investment income	$1,478	$1,376	$1,230
Realized losses on securities (*)	(13)	(9)	(16)
Life, accident and health net earned premiums	22	24	21
Policy charges and other income	111	108	105
Total revenues	1,598	1,499	1,340

Costs and Expenses:
Annuity benefits	892	800	724
Life, accident and health benefits	23	29	29
Insurance acquisition expenses, net	172	185	166
Other expenses	130	118	102
Total costs and expenses	1,217	1,132	1,021
Earnings before income taxes	381	367	319
Provision for income taxes	105	127	108
Net earnings, including noncontrolling interests	276	240	211
Less: Net earnings attributable to noncontrolling interests	6	4	6
Net Earnings Attributable to Shareholder	$270	$236	$205

________________________________________
(*) Consists of the following:
Realized gains before impairments	$16	$42	$35

Losses on securities with impairment	(30)	(51)	(51)
Non-credit portion recognized in other comprehensive income (loss)	1	—	—
Impairment charges recognized in earnings	(29)	(51)	(51)
Total realized losses on securities	$(13)	$(9)	$(16)

See notes to consolidated financial statements.

A-3

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In Millions)

	Year ended December 31,
	2017	2016	2015
Net earnings, including noncontrolling interests	$276	$240	$211
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	194	76	(286)
Reclassification adjustment for realized (gains) losses included in net earnings	2	6	8
Total net unrealized gains (losses) on securities	196	82	(278)
Net unrealized gains (losses) on cash flow hedges	(4)	(8)	1
Other comprehensive income (loss), net of tax	192	74	(277)
Total comprehensive income (loss), net of tax	468	314	(66)
Less: Comprehensive income attributable to noncontrolling interests	6	4	6
Comprehensive income (loss) attributable to shareholder	$462	$310	$(72)

See notes to consolidated financial statements.

A-4

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncon-trolling Interests	Total Equity
Balance at December 31, 2014	201,000	$870	$1,111	$469	$2,450	$42	$2,492
Net earnings	—	—	205	—	205	6	211
Other comprehensive loss	—	—	—	(277)	(277)	—	(277)
Capital contributions from parent	—	24	—	—	24	—	24
Dividends	—	—	(110)	—	(110)	—	(110)
Other	—	1	—	—	1	7	8
Balance at December 31, 2015	201,000	$895	$1,206	$192	$2,293	$55	$2,348

Net earnings	—	—	236	—	236	4	240
Other comprehensive income	—	—	—	74	74	—	74
Capital contributions from parent	—	45	—	—	45	—	45
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	1	—	—	1	(1)	—
Balance at December 31, 2016	201,000	$941	$1,302	$266	$2,509	$58	$2,567

Net earnings	—	—	270	—	270	6	276
Other comprehensive income	—	—	—	192	192	—	192
Impact of the U.S. corporate tax rate change on AOCI	—	—	(99)	99	—	—	—
Capital contributions from parent	—	14	—	—	14	—	14
Dividends	—	—	(225)	—	(225)	—	(225)
Other	—	1	—	—	1	(17)	(16)
Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
See notes to consolidated financial statements.

A-5

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(In Millions)

	Year ended December 31,
	2017	2016	2015
Operating Activities:
Net earnings, including noncontrolling interests	$276	$240	$211
Adjustments:
Depreciation and amortization	(80)	(75)	(67)
Annuity benefits	892	800	724
Realized losses on investing activities	13	9	16
Net (purchases) sales of trading securities	3	(2)	7
Deferred annuity and life policy acquisition costs	(225)	(229)	(224)
Amortization of insurance acquisition costs	133	152	139
Change in:
Reinsurance recoverable	16	12	13
Accrued investment income	(29)	(20)	(30)
Funds held as collateral	(9)	(169)	74
Other assets	(25)	(57)	1
Life, accident and health reserves	(33)	(14)	15
Liability for funds held as collateral	9	169	(74)
Other liabilities	(106)	(83)	48
Other operating activities, net	(39)	(34)	2
Net cash provided by operating activities	796	699	855

Investing Activities:
Purchases of:
Fixed maturities	(7,062)	(6,186)	(5,450)
Equity securities	(128)	(72)	(266)
Mortgage loans	(130)	(213)	(197)
Equity options — fixed-indexed annuities	(432)	(358)	(301)
Other investments	(409)	(320)	(272)
Real estate, property and equipment	(10)	(16)	(48)
Proceeds from:
Maturities and redemptions of fixed maturities	4,247	3,259	2,194
Repayments of mortgage loans	156	203	209
Sales of fixed maturities	315	528	281
Sales of equity securities	82	96	106
Exercise of equity options — fixed-indexed annuities	717	248	326
Sales of other investments	186	171	146
Sales of real estate, property and equipment	27	14	26
Other investing activities, net	8	(41)	9
Net cash used in investing activities	(2,433)	(2,687)	(3,237)

Financing Activities:
Annuity receipts	4,341	4,435	4,139
Annuity surrenders, benefits and withdrawals	(2,341)	(2,275)	(2,002)
Net transfers from variable annuity assets	54	42	43
Advances from Federal Home Loan Bank	—	150	345
Repayments to Federal Home Loan Bank	(64)	—	—
Capital contributions from parent	—	15	—
Cash dividends paid	(225)	(140)	(110)
Other financing activities, net	(16)	(2)	7
Net cash provided by financing activities	1,749	2,225	2,422
Net Change in Cash and Cash Equivalents	112	237	40
Cash and cash equivalents at beginning of period	499	262	222
Cash and cash equivalents at end of period	$611	$499	$262
See notes to consolidated financial statements.

A-6

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.     Accounting Policies

Basis of Presentation   The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). GALIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2017, and prior to April 13, 2018, have been evaluated for potential recognition or disclosure herein.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

Fair Value Measurements   Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any significant nonrecurring fair value measurements of nonfinancial assets and liabilities in 2017 or 2016.

Investments   Fixed maturity and equity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-01, which, among other things, will require all equity securities currently classified as “available for sale” to be reported at fair value, with holding gains and losses recognized in net earnings, instead of AOCI. GALIC will be required to adopt this guidance effective January 1, 2018. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI as of December 31, 2017 will be reclassified to retained earnings as the cumulative effect of an accounting change.

Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

Gains or losses on securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other

A-7

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the statement of earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives   Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index call options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.

To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.

Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. Any hedge ineffectiveness is immediately recorded in current period earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.

Funds Held as Collateral   GALIC receives collateral from its counterparties to support its purchased equity index call option assets. The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.

Reinsurance   Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

Deferred Policy Acquisition Costs (“DPAC”)   Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

A-8

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Annuity Benefits Accumulated   Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue.

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.

Reserves for traditional fixed annuities are generally recorded at the stated account value. Reserves for indexed annuities are recorded at a value reflecting the fixed guarantees in the product plus the fair value of equity participation in the contract.

Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.

Unearned Revenue   Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.

Life, Accident and Health Reserves   Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Variable Annuity Assets and Liabilities   Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.

GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a

A-9

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.

Premium Recognition   For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

Noncontrolling Interests   For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.

Income Taxes   GALIC and its subsidiaries have an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date. This includes the impact on deferred tax assets or liabilities established through AOCI, which results in an amount equal to the difference between the deferred tax at the historical corporate rate and the newly enacted rate stranded in AOCI. As permitted under guidance adopted effective December 31, 2017 (ASU 2018-02), GALIC reclassified the $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings at December 31, 2017. See Note I — “Income Taxes” for further information.

Benefit Plans   GALIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows   For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

Effective October 1, 2016, GALIC early adopted (on a retrospective basis) ASU 2016-15, which addresses the diversity in practice in how certain cash receipts and cash payments are presented in the statement of cash flows. Among other things, this guidance requires proceeds received from the settlement of corporate-owned life insurance policies to be classified as cash inflows from investing activities and allows premiums paid for policies to be reported as cash outflows either from investing activities or operating activities. GALIC has elected to show all corporate-owned life insurance activity in investing activities. Prior to adoption of this guidance, GALIC accounted for these transactions as operating activities. In addition, ASU 2016-15 clarifies when distributions received from investees accounted under the equity method should be accounted for as a cash inflow from operating activities or as a cash inflow from investing activities. GALIC had previously accounted for all distributions from investments accounted for under the equity method as investing activities. The new guidance solely related to the presentation of certain transactions in the statement of cash flows. Accordingly, adoption of this guidance did not impact GALIC’s results of operations or financial position.

A-10

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Revenue Recognition Guidance Effective in 2018 In May 2014, the FASB issued ASU 2014-09, which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is recognized when (or as) the entity satisfies a performance obligation under the contract. The new guidance also updates the accounting for certain costs associated with obtaining and fulfilling contracts with customers and requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Revenue recognition for insurance contracts and financial instruments, which are GALIC’s primary sources of revenue, is excluded from the scope of the new guidance. GALIC will adopt the new guidance effective January 1, 2018. Because the new guidance would have applied to less than 3% of GALIC’s 2017 consolidated revenues and the impact of the new guidance on the recognition of those revenues would not have been material, management does not expect the new guidance to have a material impact on GALIC’s results of operations and financial position.

B.    Segments of Operations

GALIC manages its business as two segments: (i) Annuity and (ii) Run-off life. GALIC’s annuity business markets traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.

The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	2017	2016	2015
Assets
Annuity	$37,392	$33,607	$30,055
Run-off life	728	755	773
Total assets	$38,120	$34,362	$30,828

Revenues
Annuity:
Net investment income	$1,458	$1,355	$1,211
Other income	106	104	100
Total annuity	1,564	1,459	1,311
Run-off life	47	49	45
Total revenues before realized losses	1,611	1,508	1,356
Realized losses on securities	(13)	(9)	(16)
Total revenues	$1,598	$1,499	$1,340

Earnings Before Income Taxes
Annuity	$385	$371	$333
Run-off life	9	5	2
Total earnings before realized losses and income taxes	394	376	335
Realized losses on securities	(13)	(9)	(16)
Total earnings before income taxes	$381	$367	$319

C.    Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

A-11

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, corporate and municipal fixed maturity securities, asset-backed securities, mortgage-backed securities (“MBS”), non-affiliated common stocks and equity index call options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available at the valuation date. GALIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

AFG’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company's internal investment professionals are a group of approximately 25 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

A-12

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2017
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$8	$30	$8	$46
States, municipalities and political subdivisions	—	4,253	72	4,325
Foreign government	—	13	—	13
Residential MBS	—	2,198	99	2,297
Commercial MBS	—	834	34	868
Asset-backed securities (“ABS”)	—	5,697	540	6,237
Corporate and other	16	16,480	941	17,437
Total AFS fixed maturities	24	29,505	1,694	31,223
Trading fixed maturities	—	116	—	116
Equity securities	450	38	105	593
Variable annuity assets (separate accounts) (*)	—	644	—	644
Equity options — fixed-indexed annuities	—	701	—	701
Other assets — derivatives	—	—	—	—
Total assets accounted for at fair value	$474	$31,004	$1,799	$33,277
Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,542	$2,542
Other liabilities — derivatives	—	35	—	35
Total liabilities accounted for at fair value	$—	$35	$2,542	$2,577

December 31, 2016
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$10	$32	$8	$50
States, municipalities and political subdivisions	—	4,101	75	4,176
Foreign government	—	13	—	13
Residential MBS	—	2,449	148	2,597
Commercial MBS	—	1,324	25	1,349
Asset-backed securities	—	4,160	359	4,519
Corporate and other	15	14,649	652	15,316
Total AFS fixed maturities	25	26,728	1,267	28,020
Trading fixed maturities	—	117	—	117
Equity securities	360	25	110	495
Variable annuity assets (separate accounts) (*)	—	600	—	600
Equity options — fixed-indexed annuities	—	492	—	492
Other assets — derivatives	—	1	—	1
Total assets accounted for at fair value	$385	$27,963	$1,377	$29,725
Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$1,759	$1,759
Other liabilities — derivatives	—	30	—	30
Total liabilities accounted for at fair value	$—	$30	$1,759	$1,789

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

A-13

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The transfers between Level 1 and Level 2 for the years ended December 31, 2017, 2016 and 2015 are reflected in the table below at fair value as of the end of the reporting period (dollars in millions):

	Level 2 To Level 1 Transfers						Level 1 To Level 2 Transfers
	# of Transfers			Fair Value			# of Transfers			Fair Value
	2017	2016	2015	2017	2016	2015	2017	2016	2015	2017	2016	2015
Perpetual preferred stocks	1	—	—	$1	$—	$—	1	1	—	$1	$1	$—
Common stocks	—	2	1	—	—	—	—	2	1	—	—	—

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in observable trade activity.

Approximately 5% of the total assets carried at fair value on December 31, 2017 were Level 3 assets. Approximately 80% ($1.44 billion) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by GALIC. Since internally developed Level 3 asset fair values represent approximately 1% of the total assets measured at fair value, any justifiable changes in unobservable inputs used to determine internally developed fair values would not have a material impact on GALIC’s financial position.

The only significant Level 3 assets or liabilities carried at fair value in the financial statements that were not measured using broker quotes are the derivatives embedded in GALIC’s fixed-indexed annuity liabilities, which are measured using a discounted cash flow approach and had a fair value of $2.54 billion at December 31, 2017. The following table presents information about the unobservable inputs used by management in determining fair value of these embedded derivatives at December 31, 2017. See Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for credit risk	0.2% – 2.0% over the risk free rate
Risk margin for uncertainty in cash flows	0.70% reduction in the discount rate
Surrenders	3% – 23% of indexed account value
Partial surrenders	2% – 10% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	1.6% – 8.0% of indexed account value
Budgeted option costs	2.4% – 3.6% of indexed account value

The range of adjustments for credit risk reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed annuity products with an expected range of 6% to 10% in the majority of future calendar years (3% to 23% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

A-14

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Changes in balances of Level 3 financial assets and liabilities carried at fair value during 2017, 2016 and 2015 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs. All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2016	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2017
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	75	—	1	—	(2)	—	(2)	72
Residential MBS	148	(3)	1	1	(26)	32	(54)	99
Commercial MBS	25	2	—	13	(10)	4	—	34
Asset-backed securities	359	—	1	295	(95)	154	(174)	540
Corporate and other	652	(5)	3	440	(120)	29	(58)	941
Total AFS fixed maturities	1,267	(6)	6	749	(253)	219	(288)	1,694
Equity securities	110	(14)	7	25	(10)	—	(13)	105
Total Level 3 assets	$1,377	$(20)	$13	$774	$(263)	$219	$(301)	$1,799

Embedded derivatives (*)	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)
Total Level 3 liabilities	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $25 million in 2017.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2015	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2016
AFS fixed maturities:
U.S. government agency	$15	$(7)	$—	$—	$—	$—	$—	$8
State and municipal	32	—	(3)	47	(1)	—	—	75
Residential MBS	184	(3)	(2)	6	(26)	29	(40)	148
Commercial MBS	36	(1)	—	—	(6)	—	(4)	25
Asset-backed securities	333	(1)	1	30	(20)	49	(33)	359
Corporate and other	580	(1)	(9)	134	(58)	22	(16)	652
Total AFS fixed maturities	1,180	(13)	(13)	217	(111)	100	(93)	1,267
Equity securities	83	(6)	23	28	(15)	9	(12)	110
Total Level 3 assets	$1,263	$(19)	$10	$245	$(126)	$109	$(105)	$1,377

Embedded derivatives (*)	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)
Total Level 3 liabilities	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $17 million in 2016.

A-15

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2014	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2015
AFS fixed maturities:
U.S. government agency	$15	$—	$—	$—	$—	$—	$—	$15
State and municipal	24	—	—	9	(1)	—	—	32
Residential MBS	235	(2)	(2)	—	(32)	48	(63)	184
Commercial MBS	37	(1)	(1)	—	(2)	4	(1)	36
Asset-backed securities	175	1	(5)	184	(40)	28	(10)	333
Corporate and other	484	(4)	(9)	147	(47)	9	—	580
Total AFS fixed maturities	970	(6)	(17)	340	(122)	89	(74)	1,180
Equity securities	47	(3)	(6)	51	—	—	(6)	83
Total Level 3 assets	$1,017	$(9)	$(23)	$391	$(122)	$89	$(80)	$1,263

Embedded derivatives (*)	$(1,160)	$(17)	$—	$(257)	$65	$—	$—	$(1,369)
Total Level 3 liabilities	$(1,160)	$(17)	$—	$(257)	$65	$—	$—	$(1,369)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $28 million in 2015.

Fair Value of Financial Instruments   The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying	Fair Value
	Value	Total	Level 1	Level 2	Level 3
December 31, 2017
Financial assets:
Cash and cash equivalents	$611	$611	$611	$—	$—
Mortgage loans	820	814	—	—	814
Policy loans	184	184	—	—	184
Total financial assets not accounted for at fair value	$1,615	$1,609	$611	$—	$998
Financial liabilities:
Annuity benefits accumulated (*)	$33,110	$32,461	$—	$—	$32,461
Total financial liabilities not accounted for at fair value	$33,110	$32,461	$—	$—	$32,461

December 31, 2016
Financial assets:
Cash and cash equivalents	$499	$499	$499	$—	$—
Mortgage loans	890	887	—	—	887
Policy loans	192	192	—	—	192
Total financial assets not accounted for at fair value	$1,581	$1,578	$499	$—	$1,079
Financial liabilities:
Annuity benefits accumulated (*)	$29,703	$28,932	$—	$—	$28,932
Total financial liabilities not accounted for at fair value	$29,703	$28,932	$—	$—	$28,932

(*)	Excludes $206 million and $204 million of life contingent annuities in the payout phase at December 31, 2017 and 2016, respectively.

The carrying amount of cash and cash equivalents approximates fair value. Fair values for mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

A-16

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

D.    Balance Sheet Impact of Net Unrealized Gains on Securities

In addition to adjusting fixed maturity securities and equity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains (losses) on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
December 31, 2017
Fixed maturities	$30,058	$1,165	$31,223
Equity securities (*)	479	114	593
Deferred policy acquisition costs	1,376	(433)	943
Annuity benefits accumulated	(33,179)	(137)	(33,316)
Unearned revenue (included in other liabilities)	(33)	13	(20)
Net unrealized gain, pretax		722
Deferred tax on unrealized gain		(152)
Net unrealized gain, after tax (included in AOCI)		$570

December 31, 2016
Fixed maturities	$27,310	$710	$28,020
Equity securities (*)	447	48	495
Deferred policy acquisition costs	1,270	(273)	997
Annuity benefits accumulated	(29,829)	(78)	(29,907)
Unearned revenue (included in other liabilities)	(36)	13	(23)
Net unrealized gain, pretax		420
Deferred tax on unrealized gain		(147)
Net unrealized gain, after tax (included in AOCI)		$273

(*)
As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities currently classified as “available for sale” will be required to be carried at fair value through net earnings instead of AOCI.

A-17

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

E.    Investments

Available for sale fixed maturities and equity securities at December 31 consisted of the following (in millions):

	2017					2016
	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value
		Gains	Losses				Gains	Losses
Fixed maturities:
U.S. Government and government agencies	$48	$1	$(3)	$(2)	$46	$51	$2	$(3)	$(1)	$50
States, municipalities and political subdivisions	4,147	190	(12)	178	4,325	4,063	155	(42)	113	4,176
Foreign government	11	2	—	2	13	12	1	—	1	13
Residential MBS	2,040	259	(2)	257	2,297	2,388	216	(7)	209	2,597
Commercial MBS	835	33	—	33	868	1,304	46	(1)	45	1,349
Asset-backed securities	6,120	130	(13)	117	6,237	4,517	37	(35)	2	4,519
Corporate and other	16,857	614	(34)	580	17,437	14,975	448	(107)	341	15,316
Total fixed maturities	$30,058	$1,229	$(64)	$1,165	$31,223	$27,310	$905	$(195)	$710	$28,020

Equity securities:
Common stocks	$366	$117	$(10)	$107	$473	$391	$55	$(9)	$46	$437
Perpetual preferred stocks	113	7	—	7	120	56	3	(1)	2	58
Total equity securities	$479	$124	$(10)	$114	$593	$447	$58	$(10)	$48	$495

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2017 and December 31, 2016, respectively, were $127 million and $149 million. Gross unrealized gains on such securities at December 31, 2017 and December 31, 2016 were $103 million and $101 million, respectively. Gross unrealized losses on such securities at December 31, 2017 and December 31, 2016 were $4 million and $2 million, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate primarily to residential MBS.

A-18

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More
	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
December 31, 2017
Fixed maturities:
U.S. Government and government agencies	$—	$4	100%	$(3)	$10	77%
States, municipalities and political subdivisions	(4)	396	99%	(8)	273	97%
Residential MBS	—	29	100%	(2)	33	94%
Commercial MBS	—	65	100%	—	—	—%
Asset-backed securities	(6)	876	99%	(7)	217	97%
Corporate and other	(18)	1,745	99%	(16)	524	97%
Total fixed maturities	$(28)	$3,115	99%	$(36)	$1,057	97%

Equity securities:
Common stocks	$(10)	$58	85%	$—	$—	—%
Perpetual preferred stocks	—	53	100%	—	10	100%
Total equity securities	$(10)	$111	92%	$—	$10	100%

December 31, 2016
Fixed maturities:
U.S. Government and government agencies	$—	$8	100%	$(3)	$7	70%
States, municipalities and political subdivisions	(38)	1,288	97%	(4)	12	75%
Residential MBS	(4)	298	99%	(3)	91	97%
Commercial MBS	(1)	93	99%	—	—	—%
Asset-backed securities	(18)	1,295	99%	(17)	551	97%
Corporate and other	(87)	3,636	98%	(20)	340	94%
Total fixed maturities	$(148)	$6,618	98%	$(47)	$1,001	96%

Equity securities:
Common stocks	$(9)	$91	91%	$—	$3	100%
Perpetual preferred stocks	(1)	32	97%	—	—	—%
Total equity securities	$(10)	$123	92%	$—	$3	100%

At December 31, 2017, the gross unrealized losses on fixed maturities of $64 million relate to 539 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 74% of the gross unrealized loss and 89% of the fair value.

The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

A-19

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

GALIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. During 2017, GALIC recorded $1 million in other-than-temporary impairment charges related to its residential MBS.

In 2017, GALIC recorded approximately $13 million and $2 million in other-than-temporary impairment charges related to other fixed maturities (other than residential MBS securities) and other investments, respectively.

GALIC recorded $21 million in other-than-temporary impairment charges on common stocks in 2017. At December 31, 2017, the gross unrealized losses on common stocks of $10 million relate to 14 securities, none of which has been in an unrealized loss position for more than 12 months.

GALIC recorded $6 million in other-than-temporary impairment charges on preferred stocks in 2017. At December 31, 2017, the gross unrealized losses on preferred stocks of less than $1 million relate to 6 securities. One preferred stock has been in an unrealized loss position for 12 months or more and it is investment grade rated.

Management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2017. As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities currently classified as “available for sale” will be required to be carried at fair value through net earnings instead of accumulated other comprehensive income and will therefore no longer be evaluated for other-than-temporary impairment.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in millions):

	2017	2016	2015

Balance at January 1	$104	$110	$115
Additional credit impairments on:
Previously impaired securities	1	1	—
Securities without prior impairments	2	—	1
Reductions due to sales or redemptions	(8)	(7)	(6)
Balance at December 31	$99	$104	$110

The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2017 (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
	Cost	Amount	%
Maturity
One year or less	$434	$443	1%
After one year through five years	4,683	4,870	16%
After five years through ten years	12,156	12,558	40%
After ten years	3,790	3,950	13%
	21,063	21,821	70%
ABS (average life of approximately 5 years)	6,120	6,237	20%
MBS (average life of approximately 4.5 years)	2,875	3,165	10%
Total	$30,058	$31,223	100%

Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

A-20

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

There were no investments in individual issuers that exceeded 10% of shareholder’s equity at December 31, 2017 or 2016.

Real Estate and Other Investments Real estate and other investments on GALIC’s Balance Sheet includes the following at December 31 (in millions):

	2017	2016
Limited partnerships and similar investments accounted for using the equity method	$595	$385
AFG-managed collateralized loan obligations	150	148
Directly owned real estate	136	160
Other investments	72	70
Total real estate and other investments	$953	$763

Net Investment Income The following table shows (in millions) investment income earned and investment expenses incurred:

	2017	2016	2015
Investment income:
Fixed maturities	$1,342	$1,248	$1,138
Equity securities	21	24	21
Equity in earnings of partnerships and similar investments	37	22	16
Mortgage loans	46	47	45
Policy loans	11	11	12
Real estate and other	31	34	7
Gross investment income	1,488	1,386	1,239
Investment expenses	(10)	(10)	(9)
Net investment income	$1,478	$1,376	$1,230

GALIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses, which included investment management fees charged by this subsidiary, were $5 million for both the years ended December 31, 2017 and 2016 and $6 million for the year ended December 31, 2015.

Realized gains (losses) and changes in unrealized appreciation (depreciation) related to fixed maturity and equity security investments are summarized as follows (in millions):

	2017				2016
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$15	$(14)	$1	$455	$32	$(25)	$7	$127
Equity securities	12	(27)	(15)	66	17	(41)	(24)	51
Mortgage loans and other investments	(8)	(2)	(10)	—	—	—	—	—
Other (*)	(3)	14	11	(219)	(7)	15	8	(52)
Total pretax	16	(29)	(13)	302	42	(51)	(9)	126
Tax effects	(6)	10	4	(5)	(15)	18	3	(44)
Net of tax	$10	$(19)	$(9)	$297	$27	$(33)	$(6)	$82

A-21

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

	2015
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$24	$(28)	$(4)	$(698)
Equity securities	17	(36)	(19)	(49)
Mortgage loans and other investments	(1)	(2)	(3)	—
Other (*)	(5)	15	10	320
Total pretax	35	(51)	(16)	(427)
Tax effects	(12)	18	6	149
Net of tax	$23	$(33)	$(10)	$(278)

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.

Gross realized gains and losses (excluding impairment write-downs and mark-to-market of derivatives) on available for sale fixed maturity and equity security investment transactions consisted of the following (in millions):

	2017	2016	2015
Fixed maturities:
Gross gains	$37	$45	$31
Gross losses	(19)	(6)	(5)
Equity securities:
Gross gains	23	19	18
Gross losses	(11)	(2)	(1)

F.    Derivatives

As discussed under “Derivatives” in Note A — “Accounting Policies,” GALIC uses derivatives in certain areas of its operations.

Derivatives That Do Not Qualify for Hedge Accounting   The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		December 31, 2017		December 31, 2016
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability
MBS with embedded derivatives	Fixed maturities	$80	$—	$82	$—
Public company warrants	Equity securities	4	—	4	—
Fixed-indexed annuities (embedded derivative)	Annuity benefits accumulated	—	2,542	—	1,759
Equity index call options	Equity options — fixed-indexed annuities	701	—	492	—
Reinsurance contract (embedded derivative)	Other liabilities	—	4	—	8
		$785	$2,546	$578	$1,767
The MBS with embedded derivatives consist primarily of interest-only MBS with interest rates that float inversely with short-term rates. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.

Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.

GALIC’s fixed-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC receives collateral from certain of its counterparties to

A-22

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

support its purchased call option assets. This collateral ($389 million at December 31, 2017 and $380 million at December 31, 2016) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the change in the fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities and the related call options are considered derivatives. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

As discussed under “Reinsurance” in Note A, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

The following table summarizes the gain (loss) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting for 2017, 2016 and 2015 (in millions):

Derivative	Statement of Earnings Line	2017	2016	2015
MBS with embedded derivatives	Realized losses on securities	$(3)	$(7)	$(5)
Public company warrants	Realized losses on securities	—	—	—
Fixed-indexed annuities (embedded derivative) (*)	Annuity benefits	(589)	(211)	(17)
Equity index call options	Annuity benefits	494	141	(56)
Reinsurance contracts (embedded derivative)	Net investment income	(2)	(1)	6
		$(100)	$(78)	$(72)

(*)	The change in fair value of the embedded derivative includes losses related to unlocking of actuarial assumptions of $25 million in 2017 compared to $17 million in 2016 and $28 million in 2015.

Derivatives Designated and Qualifying as Cash Flow Hedges   As of December 31, 2017, GALIC has entered into ten interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.

Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between August 2019 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps was $1.58 billion at December 31, 2017 compared to $1.08 billion at December 31, 2016, reflecting three new swaps with an aggregate notional amount at issuance of $663 million entered into in 2017, partially offset by the scheduled amortization discussed above. The fair value of the effective portion of the interest rate swaps in an asset position and included in other assets was less than $1 million at December 31, 2017 and $1 million at December 31, 2016. The fair value of the effective portion of interest rate swaps in a liability position and included in other liabilities was $31 million at December 31, 2017 and $22 million at December 31, 2016. The net unrealized gain or loss on cash flow hedges is included in AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were $6 million in 2017, $7 million in 2016 and $6 million in 2015. There was no ineffectiveness recorded in net earnings during these periods. A collateral receivable supporting these swaps of $70 million at December 31, 2017 and $60 million at December 31, 2016 is included in other assets in GALIC’s Balance Sheet.

A-23

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

G.    Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2014	$910	$129	$66	$1,105	$(525)	$580
Additions	224	11	—	235	—	235
Amortization:
Periodic amortization	(159)	(26)	(11)	(196)	—	(196)
Annuity unlocking	31	4	—	35	—	35
Included in realized gains	8	1	—	9	—	9
Change in unrealized	—	—	—	—	291	291
Balance at December 31, 2015	1,014	119	55	1,188	(234)	954

Additions	229	9	—	238	—	238
Amortization:
Periodic amortization	(168)	(24)	(9)	(201)	—	(201)
Annuity unlocking	25	4	—	29	—	29
Included in realized gains	6	2	—	8	—	8
Change in unrealized	—	—	—	—	(31)	(31)
Balance at December 31, 2016	1,106	110	46	1,262	(265)	997

Additions	225	4	—	229	—	229
Amortization:
Periodic amortization	(160)	(19)	(8)	(187)	—	(187)
Annuity unlocking	34	6	1	41	—	41
Included in realized gains	9	1	—	10	—	10
Other	—	—	10	10	—	10
Change in unrealized	—	—	—	—	(157)	(157)
Balance at December 31, 2017	$1,214	$102	$49	$1,365	$(422)	$943

(*)	Unrealized adjustments to DPAC include net unrealized gains/losses on securities and net unrealized gains/losses on cash flow hedges.

The present value of future profits (“PVFP”) amounts in the table above are net of $141 million and $134 million of accumulated amortization at December 31, 2017 and 2016, respectively. During each of the next five years, the PVFP is expected to decrease at a rate of approximately one-eighth of the balance at the beginning of each respective year.

A-24

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

H.    Shareholder’s Equity

Capital Contributions from Parent In addition to receiving a $15 million cash capital contribution from GAFRI in 2016, which is presented in the statement of cash flows, GALIC received non-cash capital contributions from GAFRI totaling $14 million in 2017, $30 million in 2016 and $24 million in 2015. The non-cash capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”)   Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (c)	AOCI Ending Balance
Year ended December 31, 2017
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$299	$(105)	$194
Reclassification adjustment for realized (gains) losses included in net earnings (a)		3	(1)	2
Total net unrealized gains on securities (b)	$273	302	(106)	196	$101	$570
Net unrealized losses on cash flow hedges	(7)	(6)	2	(4)	(2)	(13)
Total	$266	$296	$(104)	$192	$99	$557

Year ended December 31, 2016
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$117	$(41)	$76
Reclassification adjustment for realized (gains) losses included in net earnings (a)		9	(3)	6
Total net unrealized gains on securities (b)	$191	126	(44)	82	$—	$273
Net unrealized gains (losses) on cash flow hedges	1	(12)	4	(8)	—	(7)
Total	$192	$114	$(40)	$74	$—	$266

Year ended December 31, 2015
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(440)	$154	$(286)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		13	(5)	8
Total net unrealized gains (losses) on securities (b)	$469	(427)	149	(278)	$—	$191
Net unrealized gains on cash flow hedges	—	1	—	1	—	1
Total	$469	$(426)	$149	$(277)	$—	$192

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized losses on securities
Tax	Provision for income taxes

(b)
Includes net unrealized gains of $42 million at December 31, 2017 compared to net unrealized gains of $34 million and $33 million at December 31, 2016 and 2015, respectively, related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

(c)
Other represents the December 2017 reclassification of $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings (see Note A — “Accounting Policies — Income Taxes”).

A-25

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

I.    Income Taxes

The following is a reconciliation of income taxes at the statutory rate of 35% to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	2017		2016		2015
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT
Earnings before income taxes (“EBT”)	$381		$367		$319

Income taxes at statutory rate	$133	35%	$128	35%	$112	35%
Effect of permanent items	(4)	(1%)	(1)	—%	(4)	(1%)
Effect of change in U.S. corporate tax rate	(24)	(6%)	—	—%	—	—%
Provision for income taxes as shown in the statement of earnings	$105	28%	$127	35%	$108	34%

The Tax Cuts and Jobs Act of 2017 (“TCJA”), which lowers the U.S corporate tax rate to 21% and makes other widespread changes to the U.S. tax code beginning in 2018, was enacted on December 22, 2017. Because the TCJA was enacted in December 2017, GALIC recorded the $24 million decrease in its net deferred tax liability resulting from the changes in the tax code (primarily the lower corporate tax rate applicable to 2018 and future years) in the fourth quarter of 2017.

The TCJA is subject to further clarification and interpretation by the U.S. Treasury Department and the Internal Revenue Service. Accordingly, the adjustment recorded to GALIC’s deferred taxes for the impact of the TCJA should be considered provisional in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 118 (“SAB 118”). Under SAB 118, any changes in deferred taxes resulting from further clarification and interpretation of the TCJA provided during 2018 will be recorded in the period in which the guidance is published.

GALIC’s 2012 — 2017 tax years remain subject to examination by the IRS.

GALIC did not have any earnings or losses subject to tax in a foreign jurisdiction for the years ended December 31, 2017, 2016 and 2015.

The total income tax provision (credit) consists of (in millions):

	2017	2016	2015
Current taxes:
Federal	$183	$185	$133
State	3	4	2
Deferred taxes:
Federal	(57)	(62)	(27)
Impact of change in U.S. corporate tax rate	(24)	—	—
Provision for income taxes	$105	$127	$108

A-26

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in the GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2017			2016
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserves	$447	$29	$476	$489	$27	$516
Other, net	15	(3)	12	19	(5)	14
Total deferred tax assets	462	26	488	508	22	530
Deferred tax liabilities:
Investment securities	(9)	(269)	(278)	4	(265)	(261)
Deferred policy acquisition costs	(243)	91	(152)	(375)	96	(279)
Insurance claims and reserves transition liability	(91)	—	(91)	—	—	—
Total deferred tax liabilities	(343)	(178)	(521)	(371)	(169)	(540)
Net deferred tax asset (liability)	$119	$(152)	$(33)	$137	$(147)	$(10)

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2017 and 2016.

GALIC did not have a liability for uncertain tax positions during 2017, 2016 or 2015.

Cash payments for income taxes, net of refunds, were $217 million, $236 million and $100 million for 2017, 2016 and 2015, respectively.

J.     Contingencies

GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.

K.     Insurance

Securities owned by GALIC, having a carrying value of approximately $26 million at December 31, 2017, were on deposit as required by regulatory authorities.

FHLB Funding Agreements   GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $44 million investment in FHLB capital stock at December 31, 2017 is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market. In the fourth quarter of 2017, GALIC refinanced the terms on advances totaling $831 million, which lowered the spread over LIBOR. In the fourth quarter of 2017, GALIC also repaid $64 million to the FHLB, decreasing the total amount advanced to $871 million (included in annuity benefits accumulated) at December 31, 2017. Interest rates under the various funding agreements on the advances range from 0.03% to 0.35% over LIBOR (average rate of 1.75% at December 31, 2017). While these advances must be repaid between 2018 and 2020 ($285 million in 2018 and $586 million in 2020), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.04 billion (included in available for sale fixed maturity securities) at December 31, 2017. Interest credited on the funding agreements, which is included in annuity benefits, was $14 million in 2017, $8 million in 2016 and $3 million in 2015.

A-27

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Statutory Information   GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2017	2016	2015	2017	2016
GALIC consolidated life insurance companies	$286	$167	$399	$2,132	$1,976

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2017 and 2016, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2017 or 2016.

GALIC paid dividends to GAFRI totaling $225 million, $140 million and $110 million in 2017, 2016 and 2015, respectively. The maximum amount of dividends that can be paid to shareholders in 2018 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2018 by GALIC without prior approval is $263 million, based on net earnings. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2018 without prior approval is $29 million.

Reinsurance   GALIC has reinsured approximately $8.32 billion of its $12.05 billion in face amount of life insurance at December 31, 2017 compared to $10.22 billion of its $13.49 billion in face amount of life insurance at December 31, 2016. Life written premiums ceded were $28 million, $31 million and $34 million for 2017, 2016 and 2015, respectively. Reinsurance recoveries on ceded life policies were $38 million, $44 million and $45 million for 2017, 2016 and 2015, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.

Fixed Annuities   For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2017	2016
Expected death and annuitization	$228	$223
Guaranteed withdrawal benefits	357	278
Accrued persistency and premium bonuses	3	6

Variable Annuities   At December 31, 2017, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $15 million, compared to $20 million at December 31, 2016. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2017, 2016 and 2015.

L.     Additional Information

Related Parties   Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its parent, GAFRI, based on actual costs incurred. In 2017, 2016 and 2015, GALIC paid GAFRI $40 million, $32 million and $27 million, respectively, for such services.

Operating Leases   Total rental expense for leases of office space was $4 million in 2017, 2016 and 2015. GALIC leases space from AFG. GALIC has no contractual obligations for rent but expects to pay similar amounts in future periods to AFG.

Financial Instruments — Unfunded Commitments   On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2017, GALIC had

A-28

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $231 million.

Benefit Plans   GALIC expensed approximately $2 million in both 2017 and 2016 and $1 million in 2015 related to the retirement and employee savings plans.

A-29

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
THREE YEARS ENDED DECEMBER 31, 2017
(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2017
Annuity	$917	$33,316	$—	$1,458	$892	$129	$158
Run-off life	26	658	22	20	23	4	11
Total	$943	$33,974	$22	$1,478	$915	$133	$169

2016
Annuity	$977	$29,907	$—	$1,355	$800	$147	$141
Run-off life	20	691	24	21	29	5	10
Total	$997	$30,598	$24	$1,376	$829	$152	$151

2015
Annuity	$930	$26,622	$—	$1,211	$724	$134	$120
Run-off life	24	705	21	19	29	5	9
Total	$954	$27,327	$21	$1,230	$753	$139	$129

A-30

GREAT AMERICAN LIFE INSURANCE COMPANY
Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423
Street Address: 301 East Fourth Street, Cincinnati OH 45202
Policy Administration: 1-800-789-6771

INDEX FRONTIERSM 5 ANNUITY
PROSPECTUS Dated May 1, 2018

The Index FrontierSM 5 annuity is a modified single premium deferred annuity contract (the “Contract”) issued by Great American Life Insurance Company® (“Great American Life,” “we” or “us”). It provides that we will pay annuity payout benefits to you in exchange for your purchase payments.

The Contract offers you the opportunity to allocate funds to indexed strategies for one-year periods (a “Term”). Indexed strategies provide returns based, in part, on the change in the value of a market index or the share price of an exchange-traded fund (an “Index”).

•
The value of an indexed strategy will increase if there is a positive change in the applicable Index value during a Term. Any increase during a Term is subject to an upper limit called the Maximum Gain. We can change the Maximum Gain for each new Term of an indexed strategy. Before the end of the Term, any increase is also subject to a vesting factor.

•
Before the end of a Term, any increase in the value of an indexed strategy is also subject to a vesting factor. The vesting factor limits the portion of the positive change in the Index that we take into account when we calculate the increase in the strategy value. The vesting factor varies depending on the day of the Term. It is 25% for the first half of a Term, 50% for the second half of a Term, and 100% at the end of a Term.

•	The value of a Conserve Strategy will not decrease even if there is a negative change in the applicable Index value during a Term.

•
The value of a Growth Strategy will decrease if there is a negative change in the applicable Index value during a Term. Any decrease during a Term is subject to a lower limit called the Maximum Loss. The Maximum Loss for each Term of a Growth Strategy is 10%. Each Growth Strategy includes a risk of potential loss of up to 10% of principal each Term.

The Contract currently offers a Conserve Strategy and a Growth Strategy for each of three different Indexes. In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF

The Contract also offers a declared rate strategy, which earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%.

An early withdrawal charge may apply if you take a withdrawal during the first five contract years. That charge will reduce strategy values, including the value of a Conserve Strategy.

Risk Factors for this Contract appear on pages 9-12 and pages 64-67. Variable indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Frontier 5 and its features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract.

****************************************

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•
Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value.

All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt or other investments. If you buy this Contract, you aren’t investing directly in an Index, the stocks included in an Index, or the underlying investments or other assets held by an Index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, S&P 500®, SPDR® and STANDARD & POOR’S DEPOSITORY RECEIPTS® are trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares U.S. Real Estate ETF is distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or any data related thereto.

****************************************

The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1822217NW. Our form numbers for the strategy endorsements to the Contract are E1322417NW, E1322517NW, E1322617NW, E1322717NW, E1322817NW, E1322917NW and E1323017NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-207914.

INDEX FRONTIERSM 5 ANNUITY INFORMATION
Special Terms

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. The sum of the values of each Crediting Strategy, plus the value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made.

BAILOUT TRIGGER. The Maximum Gain for the next Term of an Indexed Strategy that triggers a waiver of Early Withdrawal Charges under the Bailout right of an Indexed Strategy.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

CONTRACT. The legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY. A specified method by which interest or gain or loss is calculated for a Term. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first five Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that would otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund.

INDEX CHANGE. The increase or decrease, if any, in the applicable Index Value over a Term of an Indexed Strategy.

INDEX VALUE. For Indexed Strategies that use the S&P 500 Index, the Index Value is the closing value of the Index. For Indexed Strategies that use the SPDR Gold Shares ETF, the Index Value is the fund’s closing share price on the New York Stock Exchange Arca. For Indexed Strategies that use the iShares U.S. Real Estate ETF, the Index Value is the fund’s closing share price on the New York Stock Exchange Arca.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in an Index Value.

INVESTMENT BASE. The amount applied to an Indexed Strategy at the start of a current Term. A withdrawal or charge reduces the Investment Base. The reduction is proportional to the reduction in the value of that Indexed Strategy due to the withdrawal or charge.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Indexed Strategy.

MARKET DAY. Each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

MAXIMUM GAIN. The largest positive Index Change for a Term that is taken into account to determine the Vested Gain for a given Indexed Strategy. We set the Maximum Gain for each Term of an Indexed Strategy before the first day of that Term. For a given Term, we may set a different Maximum Gain for amounts attributable to Purchase Payments received on different dates.

MAXIMUM LOSS. The most negative Index Change for a Term that is taken into account to determine a Vested Loss for a given Indexed Strategy. The Maximum Loss for a Growth Strategy is a loss of 10% and will apply to all Terms of that Growth Strategy.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is after the deduction of any fee charged by the person remitting payment and any taxes withheld from the payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held from the date it is applied to the Contract until the first Strategy Application Date on or after that date.

REQUEST IN GOOD ORDER. Information provided or a request made that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

Information provided or a request made is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the information or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the information or the request. If you have any questions, you should contact us or your registered representative before submitting your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. The Account Value minus the Early Withdrawal Charge that would apply on a Surrender of the Contract.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or gain or loss is calculated. Each Term is one year long, and will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

VESTED GAIN. The portion of any positive Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Gain is equal to: (1) any positive Index Change for the Term, but not exceeding the Maximum Gain set for that Term; multiplied by (2) the applicable Vesting Factor for that day; and then multiplied by (3) the remaining Investment Base for that Term.

VESTED LOSS. The portion of any negative Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Loss is equal to: (1) any negative Index Change for the Term, after taking into account the Maximum Loss for each Term of that Indexed Strategy; multiplied by (2) the remaining Investment Base for that Term.

VESTING FACTOR. A factor used to determine a Vested Gain. Vesting Factors are described in the Vested Gains and Losses section of this prospectus.

Summary
The Great American Life Index FrontierSM 5 annuity is a modified single premium deferred annuity contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.
The following chart describes the key features of the Contract. Read this prospectus for more detailed information about the Contract.

Benefits	•
The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•
The Cash Benefit lets you take out all of your Account Value (surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first five Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

•
The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit Value, which will never be less than your Purchase Payments, reduced proportionately for withdrawals.

Purchase Payments
The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.
The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:

	•	you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or
	•	you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

Issue Age	Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies	We currently offer six Indexed Strategies
		Conserve Strategies with 0% Maximum Loss	Index
		S&P 500 Conserve	S&P 500® Index
		SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
		iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF
		Growth Strategies with a 10% Maximum Loss	Index
		S&P 500 Growth	S&P 500® Index
		SPDR Gold Shares Growth	SPDR® Gold Shares ETF
		iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF

Conserve Strategies
•
The value of a Conserve Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

	•	The value of a Conserve Strategy will never decrease due to a negative Index Change during a Term.

Growth Strategies
•
The value of a Growth Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.

•
The value of a Growth Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative Index Change.

Indexed Strategy Value and Investment Base
At the start of a Term, the value of an Indexed Strategy is equal to the Investment Base for that Term, which is the amount applied to that Strategy for that Term.
During a Term, a Vested Gain increases the Strategy value or a Vested Loss reduces the Strategy value.
A withdrawal reduces the Strategy value, including the value of any Conserve Strategy, by the amount of the withdrawal and related Early Withdrawal Charge.

A withdrawal reduces the Investment Base by the portion of the Investment Base needed to pay for the withdrawal and related Early Withdrawal Charge. The reduction in the Investment Base is proportional to the reduction in the Strategy value.

Vested Gains and Losses	•	Each day of a Term, the value of an Indexed Strategy is adjusted for the Vested Gain or Loss since the start of that Term. We use the following formulas to calculate Vested Gains and Losses.
	•	Vested Gain = any positive Index Change for the Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term.
	•	Vested Loss = any negative Index Change for the Term (after taking into account the Maximum Loss for the Term) x remaining Investment Base for the current Term.

Maximum Gains
We set a Maximum Gain for each Indexed Strategy prior to the start of each Term. This means the Maximum Gain for an Indexed Strategy may change for each Term. At least 30 days before the next Term starts, we will notify you of the Maximum Gain that will apply to an Indexed Strategy for that Term.

In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index.

Maximum Losses		The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Vesting Factors		We set the Vesting Factors for the Indexed Strategies on the Contract Effective Date.
•
For a positive Index Change during a Term, the Vesting Factors are 25% for any date within the first six months of a Term; 50% for any date within the final six months of a Term but before the final Market Date of the Term; and 100% on or after the final Market Date of the Term. A Vesting Factor below 100% limits any positive increase during a Term.

	•	For a negative Index Change during a Term, there is no Vesting Factor.

Declared Rate Strategy
Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. A Declared Rate will never be less than 1%. At least 30 days before the next Term starts, we will notify you of the Declared Rate that will apply to the Declared Rate Strategy for that Term.

Strategy Renewals
At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term will not include any amount that is moved as part of a reallocation at the Term end.

Strategy Reallocations		At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

Access to Your Money Through Withdrawals		You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date.
	•	During the first five Contract Years, unless you qualify for the Free Withdrawal Allowance or the bailout right as described below, an Early Withdrawal Charge will apply.
	•	A withdrawal from an Indexed Strategy during a Term will reduce the Investment Base used to calculate adjustments for any subsequent Vested Gain or Loss in that Term.

Early Withdrawal Charge
An Early Withdrawal Charge applies during the first five Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	0%

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance or to any withdrawal under the Bailout right.

Bailout Right
We will waive the Early Withdrawal Charge on an amount you withdraw if: (1) you withdraw it at the end of a Term from an Indexed Strategy; and (2) either the Maximum Gain for such Indexed Strategy for the next Term is less than the Bailout Trigger for the current Term, or such Indexed Strategy will not be available for the next Term. If the Bailout right will apply at the end of a Term, we will notify you at least 30 days before the end of that Term.

Payout Options
Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

	•	Fixed Period Payout
	•	Life Payout
	•	Life Payout with Payments for at Least a Fixed Period
	•	Joint and One-half Survivor Payout

Death Benefit
A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

 The Death Benefit Value is the greater of: (1) the Account Value as of the applicable date; or (2) your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

Tax Deferral
The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

 A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel
If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation.

Risk Factors
The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Growth Strategy
There is a significant risk of loss of principal and related earnings if you allocate your Purchase Payment(s) to a Growth Strategy. Such a loss may be substantial.
This risk exists for each Growth Strategy because you agree to absorb any loss in the Index during the Term up to the Maximum Loss of 10%. This risk of loss does not exist if you allocate your Purchase Payment(s) to the Declared Rate Strategy or to a Conserve Strategy.
If you allocate money to a Growth Strategy over multiple Terms, you may lose up to 10% each Term, which may result in a cumulative loss that is greater than 10%.

Loss of Principal Related to Early Withdrawal Charge
There is also a risk of loss of principal and related earnings if you take a withdrawal from your Contract or surrender it during the first five Contract Years. This risk exists for each Strategy because an Early Withdrawal Charge may apply. A withdrawal from any Strategy, including any Conserve Strategy, when an Early Withdrawal Charge applies will reduce the value of the Strategy. This reduction will occur even if there is a Vested Gain on the date of the withdrawal. An Early Withdrawal Charge may reduce the value of an Indexed Strategy by more than increases in the value of the Indexed Strategy resulting from Vested Gains in the current and prior Terms.

Long-Term Nature of Contract
The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Investment Return
Any positive adjustment to an Indexed Strategy is limited by a Maximum Gain. Any positive adjustment before the end of a Term is also limited by a Vesting Factor, which will be less than 100%. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy will not fully reflect the corresponding positive Index Change for a Term.
An adjustment only captures an Index Value at the applicable Market Close. You will bear the risk that an Index Value might be significantly lower at that Market Close than at another point during the Term.

Limits on Reallocations
You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of Strategy during a Term, you must take a withdrawal from that Strategy or Surrender your Contract.

Early Withdrawal Charge
If you withdraw money from or Surrender the Contract during the first five Contract Years, we will deduct an Early Withdrawal Charge unless the Free Withdrawal Allowance or Bailout right applies. Deduction of the Early Withdrawal Charge may result in loss of principal. An Early Withdrawal Charge will reduce Strategy values, including Conserve Strategy values.

Timing of Withdrawals, Surrender, Annuity Payout Initiation Date, or Death Benefit Claim
You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal or Surrender, the Annuity Payout Initiation Date, or the submission of a Death Benefit claim.

For example, a withdrawal from an Indexed Strategy before the end of a Term will lock in the existing Vested Gain or Loss. In addition, due to the Vesting Factors that we use to calculate Vested Gains, the adjustment for the Vested Gain before the end of a Term will be less than the corresponding positive Index Change.

No Ability to Determine Adjustments in Advance
If you request a withdrawal from an Indexed Strategy, we will process the withdrawal at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance whether the adjustment that applies due to the withdrawal will be positive or negative or to calculate the amount of that adjustment. Likewise, you will not be able to determine in advance the nature and size of an adjustment to an Indexed Strategy that applies to the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

Changes in Declared Rates
We set a Declared Rate for each new Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Changes in Maximum Gains
We set a Maximum Gain for each new Term of an Indexed Strategy. The Maximum Gain for a new Term of an Indexed Strategy may be lower than its Maximum Gain for the current Term and may be as low as 1%. You risk the possibility that the Maximum Gain for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies
At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. An Indexed Strategy you selected also may not be available after the end of a Term due to minimums and maximums that we set. In that case, we will reallocate the applicable funds to a default Strategy. The funds allocated to a default Strategy may earn a return that is lower than the return they would have earned if there had been no reallocation, but will not increase the risk of loss of principal.

Unavailable Declared Rate Strategy
At the end of a Term, we may stop offering the Declared Rate Strategy and, consequently, only Indexed Strategies, which may earn 0% for any Term, will be available after the end of the Term. In this case, we will offer at least one Indexed Strategy with a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

Replacement of an Index
We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract
If your Account Value falls below the minimum value of $5,000 for any reason, we may terminate your Contract. For example, we may terminate your Contract if a loss on a Growth Strategy causes your Account Value to fall below $5,000.

No Direct Investment in the Market
When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. Index Changes for these Strategies are calculated without taking into account dividends paid on stocks that make up the S&P 500 Index.

When you allocate money to an Indexed Strategy that uses the SPDR Gold Shares ETF, you will not be investing in that exchange-traded fund or in gold.

When you allocate money to an Indexed Strategy that uses the iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, in the securities or other assets that it holds, or in any real estate investment trust.

Because changes in the value of an Indexed Strategy are subject to Maximum Gains and Maximum Losses and may be subject to a Vesting Factor, the performance of an Indexed Strategy may diverge from the performance of the Index.

Market Risk
Money allocated to a Growth Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. In addition, any positive change in the Index Value over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because the total return will reflect dividend payments on those stocks and the Index Values will not reflect those dividend payments. Because the return on an indexed strategy that uses the S&P 500 Index will be subject to limitations and will be linked to its performance and not the performance of the underlying stocks, your return may be less than that of a direct investment in such stocks.
Money allocated to a Growth Strategy that uses the SPDR Gold Shares ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the SPDR Gold Shares ETF is tied to the price of gold, which has fluctuated widely over the past several years. The share price may not replicate the performance of gold. In addition, because the return on any indexed strategy that uses the SPDR Gold Shares EFT will be subject to limitations and will be linked to the performance of the SPDR Gold Shares ETF and not the performance of the price of gold, your return may be less than that of another investment linked directly to the fund’s performance or the price of gold.
Money allocated to a Growth Strategy that uses the iShares U.S. Real Estate ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector, which is highly sensitive to general and local economic conditions and developments, characterized by intense competition and periodic overbuilding, and subject to risks associated with leverage. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares U.S. Real Estate EFT will be subject to limitations and will be linked to the performance of the iShares U.S. Real Estate EFT and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components.

The historical performance of an Index does not guarantee future results.

Regulatory Risk
Great American Life is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability
No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims- paying ability.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages 64-67.

	•	Adverse developments in financial markets and deterioration in global economic conditions
	•	Changes in interest rates
	•	Intense competition
	•	Inability to attract and retain independent agents
	•	Inability to obtain reinsurance or to collect on ceded reinsurance
	•	Regulatory restrictions
	•	Failure to maintain a commercially acceptable financial strength rating
	•	Difficulties with technology or data security
	•	Variations from the actuarial assumptions used to establish certain assets and liabilities in our annuity business

Purchase
You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion.

Purchase Payments
The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers
If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Frontier annuity, directly transfer it to an Index Frontier annuity, or roll it over to an Index Frontier annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may also pay a sales charge under the new annuity or account, or you may pay an early withdrawal charge if you later take withdrawals from the new annuity or account. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Frontier annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

Application of Purchase Payments
Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

Purchase Payment Account Value
On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

Initial Strategy Selections
You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive your Request in Good Order with the Crediting Strategies you selected for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.
Declared Rate Strategy
The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy.

We will set the Declared Rate for a Term before that Term starts. It is guaranteed for the entire Term.

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates. We will notify you of the Declared Rate for a Term at least 30 days before that Term begins.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term
Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•
You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the Declared Rate Strategy and both payments are applied on March 20. Each Term of the Declared Rate Strategy will start and end on March 20.

•
You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the Declared Rate Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. The Declared Rate Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Declared Rate Strategy Value
The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

Indexed Strategies
The Indexed Strategies provide returns that are based, in part, upon changes in an Index Value. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

Each Indexed Strategy has a Maximum Gain and a Maximum Loss for each Term.

•
We will set a new Maximum Gain for each Indexed Strategy prior to the start of each Term. In general, the Maximum Gain for a Growth Strategy will be higher than the Maximum Gain for the corresponding Conserve Strategy.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

Changes in the value of an Indexed Strategy reflect the change in the applicable Index Value since the start of the applicable Term, the Maximum Gain we set for that Indexed Strategy for that Term, the applicable Vesting Factor, and the Maximum Loss for that Indexed Strategy. If an Indexed Strategy has a Maximum Loss of 10%, then each Term it is possible for you to lose a portion of your Purchase Payment(s) and any earnings allocated to that Indexed Strategy.

See Vested Gains and Losses section below for additional details.

The Indexed Strategies that are currently available are listed below. You may allocate your funds to any of the Indexed Strategies, subject to the procedures disclosed in this prospectus.

Conserve Strategies	Index	Maximum Loss of 0%
S&P 500 Conserve	S&P 500® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
SPDR Gold Shares Conserve	SPDR® Gold Shares ETF
iShares U.S. Real Estate Conserve	iShares U.S. Real Estate ETF

Growth Strategies	Index	Maximum Loss of 10%
S&P 500 Growth	S&P 500® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
SPDR Gold Shares Growth	SPDR® Gold Shares ETF
iShares U.S. Real Estate Growth	iShares U.S. Real Estate ETF

An Early Withdrawal Charge may apply if you take a withdrawal during the first five Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.
Term
Each Term of an Indexed Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•
You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•
You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Indexed Strategy Value
The value of an Indexed Strategy is equal to:

•	the Investment Base for that Term, which is the amount applied to the Strategy at the start of the current Term; minus

•	the portion of that Investment Base that is taken from the Strategy to pay for each withdrawal and related Early Withdrawal Charge during the current Term; and plus or minus

•	the Vested Gain or Loss for that Term on the remaining portion of the Investment Base.

The portion of the Investment Base that is taken from an Indexed Strategy to pay for a withdrawal or charge is the amount that, when Vested Gain or Loss is included, equals the withdrawal or charge.

•	If there is a Vested Gain, then the portion of the Investment Base taken will be less than the withdrawal or charge.

•	If there is a Vested Loss, then the portion of the Investment Base taken will be greater than the withdrawal or charge.

•	A withdrawal or charge will reduce the value of an Indexed Strategy by an amount equal to the withdrawal or charge.

•	But the reduction in the Investment Base to pay for a withdrawal or charge is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal or charge.

Here are the formulas that we use to calculate a proportional reduction in the Investment Base and the remaining Investment Base.

Percentage reduction in Strategy value = withdrawal / Strategy value immediately before the withdrawal

Proportionate reduction in Investment Base = Investment Base immediately before the withdrawal x percentage reduction in Strategy value

Remaining Investment Base = Investment Base immediately before the withdrawal - reduction in Investment Base

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base for the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume at the time of your withdrawal that you have a Vested Gain of 5%.

•	The Vested Gain is equal to $250 ($5,000 x 0.05).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The percentage reduction in the Strategy value is 19.05% ($1,000 / $5,250).

•	The proportionate reduction in the Investment Base is $952 ($5,000 x 0.1905).

•	The remaining Investment Base is $4,048 ($5,000 - $952).

•
Due to the Vested Gain, the proportionate reduction in the Investment Base ($952) is less than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $4,048 rather than $4,000.

Assume at the time of your withdrawal that you have a Vested Loss of 10%.

•	The Vested Loss is equal to $500 ($5,000 x 0.10).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The percentage reduction in the Strategy value is 22.22% ($1,000 / $4,500).

•	The proportionate reduction in the Investment Base is $1,111 ($5,000 x 0.2222).

•	The remaining Investment Base is $3,889 ($5,000 - $1,111).

•
Due to the Vested Loss, the proportionate reduction in the Investment Base ($1,111) is greater than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $3,889 rather than $4,000.

Vested Gains and Losses
Overview
Each day of a Term, the value of an Indexed Strategy includes the Vested Gain or Loss, if any, since the start of that Term. Vested Gain or Loss is calculated on the remaining Investment Base for that Term.

Here is the formula that we use to calculate the amount of the Vested Gain or Loss.

Amount of Vested Gain or Loss = remaining Investment Base x Vested Gain or Loss percentage

Example. At the beginning of a Term, your entire Account Value of $100,000 is allocated to a Growth Strategy. You do not take any withdrawals during that Term. You Surrender your Contract at the end of that Term. For this example, we assume that no Early Withdrawal Charge applies when you Surrender your Contract.

•	If the Vested Gain is 4%, then the Strategy value includes a $4,000 Vested Gain ($100,000 x 0.04). The amount payable upon Surrender will be $104,000 ($100,000 + $4,000).

•	If the Vested Loss is 3%, then the Strategy value includes a $3,000 Vested Loss ($100,000 x 0.03). The amount payable upon Surrender will be $97,000 ($100,000 - $3,000).

Index Change. Before we can calculate the Vested Gain or Loss since the start of a Term, we must determine the Index Change since the start of that Term. The Index Change is the increase or decrease in the applicable Index Value. This increase or decrease is expressed as a percentage of the applicable Index Value at the start of that Term. It is measured from the Index Value at the start of that Term to the Index Value at the last Market Close on or before the date the Index Change is determined.

Example. The Index Value was 1000 at the start of a Term.

•	If the Index Value at the applicable Market Close is 1065, then there is a positive Index Change of 6.5% ((1065 - 1000) / 1000).

•	If the Index Value at the applicable Market Close is 925, then there is a negative Index Change of 7.5% ((925 - 1000) / 1000).

Indexes. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index Value over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

The SPDR Gold Shares represent units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM. The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment performance of the Dow Jones U.S. Real Estate Index. This underlying index measures the performance of the real estate sector in the U.S. equity market. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with concentrated investment in REITS. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information, visit www.iShares.com and search ticker symbol IYR.

Index Values. Index Values are determined at each Market Close. An Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. An Index Value at the end of a Term is its value at the Market Close on the last Market Day of that Term. We will use consistent sources to obtain the closing values of an Index. We currently obtain the closing values for the S&P 500 Index and the SPDR Gold Shares ETF from S&P Dow Jones Indices LLC and the closing values for the iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Market Close. A Market Close is the close of the regular or core trading session on the market used to measure an Index Change for a give Indexed Strategy.

Market Day. A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.

Vested Gain

The Vested Gain is the portion of any positive Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Gain for any day of a Term.

Vested Gain = any positive Index Change since the start of the current Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term

Maximum Gain. The Maximum Gain for an Indexed Strategy is the largest positive Index Change for a Term that is taken into account to determine the Vested Gain for that Indexed Strategy for that Term. For example, if the Maximum Gain for a Term is 5% and the Index Change at the end of that Term is positive 8%, then the Vested Gain for that Term is 5%.

•	The Maximum Gain will vary between Indexed Strategies.

•	The Maximum Gain for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Maximum Gain for a Term of an Indexed Strategy will never be less than 1%.

•	Your return on an Indexed Strategy may be less than the Maximum Gain.

We set the Maximum Gain for each Indexed Strategy based on the cost of hedging, interest rates, and other market factors, and the Purchase Payments received for a Contract. In general, the Maximum Gain we set for a Growth Strategy will be higher than the Maximum Gain we set for the corresponding Conserve Strategy. Likewise, Maximum Gains for Contracts with larger Purchase Payments generally will be higher than Maximum Gains for Contracts with smaller Purchase Payments.

For information about the current Maximum Gain for each Indexed Strategy offered for new Contracts, please contact your registered representative. Once your Contract is effective, we will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term and the Maximum Gain that will apply to each such Indexed Strategy for the next Term.

Because we can change the Maximum Gain that applies to an Indexed Strategy, the Contract has a Bailout right that allows you to take a withdrawal without incurring an Early Withdrawal Charge under certain circumstances. See Bailout Right discussion in the Early Withdrawal Charge section below.

Vesting Factor. The Vesting Factor varies depending on the day of the Term for which the Vested Gain is calculated. A Vesting Factor limits the portion of a positive Index Change that is taken into account when calculating the Vested Gain for a given Indexed Strategy for a given Term.

Vesting Factor
Dates within first six months of a Term	25%
Dates within the final six months of a Term but before the final Market Day of that Term	50%
On the final Market Day of a Term	100%

A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.

Months are measured from the first day of the Term. For example, if a Term starts on January 20, the final six months of that Term will begin on July 20.

If any date in a Term is after the final Market Day of that Term, then a 100% Vesting Factor applies on that date when Vested Gain for that Term is calculated. For example, if a Term ends on a Monday when the markets are closed due to a holiday, then the final Market Day of that Term is the Friday before that holiday. If an automatic transaction is scheduled for Saturday, then the 100% Vesting Factor applies to that transaction.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 12% Maximum Gain for the Term. You Surrender your Contract in month 9 of that Term, which means a Vesting Factor of 50% applies. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a positive Index Change of 15% at the date on which you Surrender your Contract. Because the Index Change exceeds the Maximum Gain, the Maximum Gain applies and limits the Index Change to 12%. As a result, the Vested Gain is 6% (12% x 0.50). The Vested Gain that applies upon Surrender will be $6,000 ($100,000 x 0.06) and the amount payable will be $106,000.

Vested Loss
The Vested Loss is the portion of any negative Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Loss for any day of a Term.

Vested Loss = any negative Index Change since the start of the current Term (after taking into account the Maximum Loss for each Term) x remaining Investment Base for the current Term

Maximum Loss. The Maximum Loss for an Indexed Strategy is the most negative Index Change for a Term that is taken into account to determine the Vested Loss for that Indexed Strategy for that Term. For example, if the Maximum Loss for a Term is 10% and the negative Index Change at the end of that Term is 14%, then the Vested Loss for that Term is 10%.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. This means that the value of a Conserve Strategy will not decrease due to a negative Index Change.

•	The Maximum Loss for each Term of a Growth Strategy is a loss of 10%. This means that the value of a Growth Strategy will not decrease by more than 10% during a Term due to a negative Index Change.

No Vesting Factor. A Vesting Factor does not apply when the Vested Loss is calculated. This means that all of the negative Index Change is taken into account when calculating the Vested Loss for a given Indexed Strategy for a given Term.

Example. Your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 10% Maximum Loss. You Surrender your Contract before the end of a Term. For this example, we assume that you did not take any withdrawals before you Surrender your Contract and no Early Withdrawal Charge applies when you Surrender your Contract. Assume there is a negative Index Change of 12.5% on the day that you Surrender your Contract. Because the Index Change exceeds the Maximum Loss, the Maximum Loss applies and limits the Index Change to 10%. As a result, the Vested Loss is 10%. The Vested Loss that applies upon Surrender will be $10,000 ($100,000 x 0.10 = $10,000) and the amount payable will be $90,000.

Effect of Vested Gains and Losses
Here is a summary of the effect of Vested Gains and Losses in various situations.

Vested Gain	A Vested Gain increases the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by less than the actual amount of the withdrawal and any charge because of the Vested Gain.

Vested Loss	A Vested Loss reduces the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by more than the actual amount of the withdrawal and any charge because of the Vested Loss.

Additional Information	Any change in an Indexed Strategy value will affect the Account Value, which is used to determine the Surrender Value, the Annuity Payout Value and the Death Benefit Value.	If you take a withdrawal, you will receive the amount you requested and the Indexed Strategy value will be reduced by the amount of the withdrawal and the related Early Withdrawal Charge.

Examples - Impact of Withdrawals on Indexed Strategy Values
These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and Vested Gains and Losses at the end of the Term. These examples assume that you allocate your entire $50,000 Purchase Payment to the S&P 500 Growth Strategy. To simplify the examples, we assume that the stated withdrawal amounts include applicable Early Withdrawal Charges.

Example A: Withdrawal When Index Rising Steadily

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	4%
Vesting Factor in Month 4	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$10,000 / $50,500 = 19.80%
Proportional Reduction in Investment Base	$50,000 x .1980 = $9,901
Remaining Investment Base after Withdrawal	$50,000 - $9,901 = $40,099

Value at End of Term
Remaining Investment Base after Withdrawal	$40,099
Index Value at Term Start	1000
Index Value at Term End	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	12%
Vesting Factor at Term End	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain
Vested Gain in Dollars	$40,099 x 12% = $4,812 Vested Gain
Strategy Value at Term End	$40,099 + $4,812 = $44,911

In this example, the amount you realized on your $50,000 investment at the end of the Term is $54,911 ($10,000 withdrawal plus the $44,911 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $56,000 ($50,000 investment base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $54,911 because:

•	the gain at the time of the withdrawal caused the reduction in the investment base to be less than the actual amount withdrawn ($10,000 - $9,901 = $99); and

•	the subsequent gain at the term end was calculated on a smaller investment base, which caused that gain to be smaller than the hypothetical gain ($4,812 - $6,000 = -$1,188).

The result ($99 - $1,188 = -$1,089) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $1,089 = $54,911).

Example B: Withdrawal When Index Falls and Then Rises

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	880
Negative Index Change	(880 - 1000) / 1000 = -12%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$50,000 x 10% = $5,000 Vested Loss
Strategy Value before Withdrawal	$50,000 - $5,000 = $45,000
Percentage Reduction in Strategy Value	$10,000 / $45,000 = 22.22%
Proportional Reduction in Investment Base	$50,000 x 22.22% = $11,111
Remaining Investment Base after Withdrawal	$50,000 - $11,111 = $38,889

Value at End of Term
Remaining Investment Base after Withdrawal	$38,889
Index Value at Term Start	1000
Index Value at Term End	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	12%
Vesting Factor at Term End	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain
Vested Gain in Dollars	$38,889 x 12% = $4,667 Vested Gain
Strategy Value at Term End	$38,889 + $4,667 = $43,556

In this example, the amount you realized on your $50,000 investment at the end of the Term is $53,556 ($10,000 withdrawal plus the $43,556 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $56,000 ($50,000 investment base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $53,556 because:

•	the loss at the time of the withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($10,000 - $11,111 = -$1,111); and

•	the subsequent gain at the term end was calculated on a smaller investment base, which caused that gain to be smaller than the hypothetical gain ($4,667 - $6,000 = -$1,333).

The result (-$1,111 + -$1,333 = -$2,444) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $2,444 = $53,556).

Example C: Withdrawal When Index Falling Steadily

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	980
Negative Index Change	(980 - 1000) / 1000 = -2%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-2%
Vested Loss as a Percentage	-2% x 100% = 2% Vested Loss
Vested Loss in Dollars	$50,000 x 2% = $1,000 Vested Loss
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000
Percentage Reduction in Strategy Value	$10,000 / $49,000 = 20.41%
Proportional Reduction in Investment Base	$50,000 x .2041 = $10,204
Remaining Investment Base after Withdrawal	$50,000 - $10,204 = $39,796

Value at End of Term
Remaining Investment Base after Withdrawal	$39,796
Index Value at Term Start	1000
Index Value at Term End	860
Negative Index Change	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$39,796 x 10% = $3,980 Vested Loss
Strategy Value at Term End	$39,796 - $3,980 = $35,816
In this example, the amount you realized on your $50,000 investment at the end of the Term is $45,816 ($10,000 withdrawal plus the $35,816 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $45,816 exceeds this hypothetical Strategy value of $45,000 because:

•	the loss at the time of the withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($10,000 - $10,204 = -$204); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $3,890 = $1,020).

The result ($1,020 - $204 = $816) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,816 - $816 = $45,000).

Example D: Withdrawal When Index Rises and Then Falls

Impact of $10,000 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1080
Positive Index Change	(1080 - 1000) / 1000 = 8%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor in Month 4	25%
Vested Gain as a Percentage	8% x 25% = 2% Vested Gain
Vested Gain in Dollars	$50,000 x 2% = $1,000 Vested Gain
Strategy Value before Withdrawal	$50,000 + $1,000 = $51,000
Percentage Reduction in Strategy Value	$10,000 / $51,000 = 19.61%
Proportional Reduction in Investment Base	$50,000 x .1961 = $9,805
Remaining Investment Base after Withdrawal	$50,000 - $9,805 = $40,195

Value at End of Term
Remaining Investment Base after Withdrawal	$40,195
Index Value at Term Start	1000
Index Value at Term End	860
Negative Index Change	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$40,195 x 10% = $4,020 Vested Loss
Strategy Value at Term End	$40,195 - $4,020 = $36,175

In this example, the amount you realized on your $50,000 investment at the end of the Term is $46,175 ($10,000 withdrawal plus the $36,175 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,175 exceeds this hypothetical Strategy value of $45,000 because:

•	the gain at the time of the withdrawal caused the reduction in the investment base to be less than the actual amount withdrawn ($10,000 - $9,805 = $195); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $4,020 = $980).

The result ($195 + $980 = $1,175) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,175 - $1,175 = $45,000).

Example E: Multiple Withdrawals in a Volatile Market

Impact of $2,500 Withdrawal in Month 4 of Term
Investment Base at Term Start	$50,000
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	4%
Vesting Factor in Month 4	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$50,000 x 1% = $500 Vested Gain
Strategy Value before Withdrawal	$50,000 + $500 = $50,500
Percentage Reduction in Strategy Value	$2,500 / $50,500 = 4.95%
Proportional Reduction in Investment Base	$50,000 x .0495 = $2,475
Remaining Investment Base after Month 4 Withdrawal	$50,000 - $2,475 = $47,525

Impact of $3,500 Withdrawal in Month 6 of Term
Remaining Investment Base after Month 4 Withdrawal	$47,525
Index Value at Term Start	1000
Index Value at Date of Withdrawal	970
Negative Index Change	(970 - 1000) / 1000 = -3%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-3%
Vested Loss as Percentage	-3% x 100% = 3% Vested Loss
Vested Loss in Dollars	$47,525 x 3% = $1,426 Vested Loss
Strategy Value before Withdrawal	$47,525 - $1,426 = $46,099
Percentage Reduction in Strategy Value	$3,500 / $46,099 = 7.59%
Proportional Reduction in Investment Base	$47,525 x .0759 = $3,607
Remaining Investment Base after Month 6 Withdrawal	$47,525 - $3,607 = $43,918

Impact of $4,000 Withdrawal in Month 8 of Term
Remaining Investment Base after Month 6 Withdrawal	$43,918
Index Value at Term Start	1000
Index Value at Date of Withdrawal	1150
Positive Index Change	(1150 - 1000) / 1000 = 15%
Maximum Gain	Gain of 12%
Positive Index Change Limited by Maximum Gain	12%
Vesting Factor in Month 8	50%
Vested Gain as a Percentage	12% x 50% = 6% Vested Gain
Vested Gain in Dollars	$43,918 x 6% = $2,635 Vested Gain
Strategy Value before Withdrawal	$43,918 + $2,635 = $46,553
Percentage Reduction in Strategy Value	$4,000 / $46,553 = 8.59%
Proportional Reduction in Investment Base	$43,918 x .0859 = $3,773
Remaining Investment Base after Month 8 Withdrawal	$43,918 - $3,773 = $40,145

Value at End of Term
Remaining Investment Base after Month 8 Withdrawal	$40,145
Index Value at Term Start	1000
Index Value at Term End	860
Negative Index Change	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%
Negative Index Change Limited by Maximum Loss	-10%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss
Vested Loss in Dollars	$40,145 x 10% = $4,015 Vested Loss
Strategy Value at Term End	$40,145 - $4,015 = $36,130

In this example, the amount you realized on your $50,000 investment at the end of the Term is $46,130 ($10,000 total withdrawal plus the $36,130 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,130 exceeds this hypothetical Strategy value of $45,000 because:

•	the gains at the time of the $2,500 and $4,000 withdrawals caused the reductions in the investment base to be less than the actual amounts withdrawn ($2,500 - $2,475 = $25 and $4,000 - $3,773 = $227);

•	the loss at the time of the $3,500 withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($3,500 - $3,607 = -$107); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be less than the hypothetical loss ($5,000 - $4,015 = $985).

The result ($25 + $227 - $107 + $985 = $1,130) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,130 - $1,130 = $45,000).

Strategy Renewals and Reallocations at Term End

Renewals
At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term of the same Strategy will not include any amount that is moved to a different Strategy as part of a reallocation at the Term end.

Reallocations
At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Limitations
Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any renewal or reallocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to a Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate or Maximum Gain in effect for that Strategy for that new Term. For example, the Declared Rate for a new Term of the Declared Rate Strategy may be different than the Declared Rate for the Term that is ending. Likewise, the Maximum Gain for an Indexed Strategy for a new Term may be different than the Maximum Gain for that Indexed Strategy for the Term that is ending.

Availability of Strategies
At the end of a Term, we may eliminate a particular Strategy in our discretion. We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term and the Declared Rate and the Maximum Gains that will apply.

We are not obligated to offer the Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Strategy at our discretion. For example, we could stop offering Growth Strategies after the first five Contract Years. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

One Indexed Strategy will always be available. If the Declared Rate Strategy is no longer available, then we must offer an Indexed Strategy that has a Maximum Loss of 0%. Unlike a Declared Rate Strategy, no earnings are guaranteed for an Indexed Strategy.

If we add or stop offering a Strategy at the end of a Term, we will send you a notification. If funds are held in a Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

If you have allocated money to an Indexed Strategy and that Indexed Strategy will not be available for the next Term, then the Bailout right will apply. In this case, you may withdraw money from that Indexed Strategy at the end of the current Term without incurring an Early Withdrawal Charge. If you have allocated money to the Declared Rate Strategy and it will not be available for the next Term, the Bailout right will not apply.

Reallocations to Default Strategies
At the end of a Term, to the extent any amount that cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will reallocate the amount to a default Strategy.

Here are the rules that will apply to reallocations to a default Strategy.

•	We will reallocate to the Declared Rate Strategy.

•	If no Declared Rate Strategy is available, then we will designate an Indexed Strategy that has a Maximum Loss of 0% and we will reallocate to that designated Strategy.

If the amount to be applied exceeds the maximum, then the default reallocation rules will apply only to the excess amount. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then the default reallocation rules will apply only to the excess $4,000.

Cash Benefit
Surrender
You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals
You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. Unless you instruct us otherwise by a Request in Good Order prior to the date of the withdrawal, a withdrawal will be taken in the following order:

•	first proportionally from funds that then qualify for a waiver of the Early Withdrawal Charge pursuant to the Bailout right;

•	then from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategies until all Declared Rate Strategies are exhausted; and

•	then proportionally from Indexed Strategies.

Effect of Withdrawals
A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Vested Gain or Loss for the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value. See Vested Gains and Losses section above.

Automatic Withdrawals
You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor. Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract. Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below. Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

Exchanges, Transfers, and Rollovers
An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

Example F: Amount Available for a Withdrawal When Index Rises
This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 Growth Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2018;

•	the Maximum Gain for the initial Term of the S&P 500 Growth Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2018;

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2019.

Term Start Date	April 6, 2018
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	See Footnote 2 below.
Index Value	1900
Withdrawal Date	August 1, 2018
Index Value	1976
Positive Index Change	4%	See Footnote 3 below.
Positive Index Change Limited by Maximum Gain	4%	See Footnote 4 below.
Vesting Factor in Month 4	25%	See Footnote 5 below.
Vested Gain as a Percentage	1%	See Footnote 6 below.
Vested Gain	$500	See Footnote 6 below.
Strategy Value before Withdrawal	$50,500	See Footnote 7 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 8 below.
Early Withdrawal Charge	$435	See Footnote 9 below.
Total Amount Withdrawn	$10,435	See Footnote 10 below.
Percentage Reduction in Strategy Value	20.66%	See Footnote 11 below.
Proportional Reduction in Investment Base	$10,332	See Footnote 11 below.
Remaining Investment Base after Withdrawal	$39,668	See Footnote 12 below.
Strategy Value after Withdrawal	$40,065	See Footnote 13 below.
Term End Date	April 6, 2019
Index Value	2033
Positive Index Change	7%	See Footnote 14 below.
Positive Index Change Limited by Maximum Gain	7%	See Footnote 15 below.
Vesting Factor at Term End	100%	See Footnote 16 below.
Vested Gain as a Percentage	7%	See Footnote 17 below.
Remaining Investment Base after Withdrawal	$39,668	See Footnote 12 below.
Vested Gain	$2,777	See Footnote 17 below.
Strategy Value at Term End	$42,445	See Footnote 18 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12%, which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12%.

Footnote 3. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1976 - 1900) / 1900 = 4%

Footnote 4. In this example, the Index Change on the withdrawal date is not limited by the Maximum Gain because the Index did not go up more than 12%.

Footnote 5. A Vesting Factor limits the portion of a positive Index Change that is taken into account to determine the Vested Gain. The Vesting Factor for a positive Index Change varies depending on the day of the Term. The Vesting Factor for a positive Index Change on any date within the first six months of a Term is 25%. The Vesting Factor for a positive Index Change on any date within the final six months of a Term (but before the Final Market Day of the Term) is 50%. The Vesting Factor for a positive Index Change on the final Market Day of the Term (or any date after that when the Vested Gain for the Term is calculated) is 100%. In this example, the Vesting Factor is 25% because the withdrawal date is a date within the first six months of the Term.

Footnote 6. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	4% x 25% = 1%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$50,000 x 0.01 = $500

Footnote 7. In this example, there is a Vested Gain on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the Vested Gain as of that date.

Formula	Investment Base + Vested Gain = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 8. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 0.10 = $5,000

Footnote 9. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first five Contract Years. There is no Early Withdrawal Charge after Contract Year 5.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 10. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 11. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Gain as of the withdrawal date, the reduction in the Investment Base will be less than the total amount withdrawn. This difference occurs because your withdrawal is credited with a proportionate share of the Vested Gain.

Formula	Total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 0.2066 = $10,332

Footnote 12. On the withdrawal date after the withdrawal, the remaining Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,332 = $39,668
Footnote 13. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065
Footnote 14. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2033 - 1900) / 1900 = 7%
Footnote 15. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12%.

Footnote 16. The Vesting Factor for a positive Index Change on the Term End Date is 100%.

Footnote 17. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	7% x 100% = 7%
Footnote 18. In this example, there is a Vested Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$39,668 + $2,777 = $42,445
Footnote 19. In this example, there is a Vested Index Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy Value on that date is the Investment Base on the Term End Date plus the adjustment for the Vested Index Gain as of that date.

Formula	Investment Base + Vested Index Gain = Strategy Value
Calculation	$39,668 + $2,777 = $42,445

Example G: Amount Available for a Withdrawal When Index Falls
This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 Growth Indexed Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2018;

•	you request a $10,000 withdrawal on August 1, 2018;

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2019.

Term Start Date	April 6, 2018
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Maximum Loss	Loss of 10%	See Footnote 2 below.
Index Value	1900
Withdrawal Date	August 1, 2018
Index Value	1786
Negative Index Change	-6%	See Footnote 3 below.
Negative Index Change Limited by Maximum Loss	-6%	See Footnote 4 below.
Vested Loss Percentage	-6%	See Footnote 5 below.
Vested Loss	-$3,000	See Footnote 5 below.
Strategy Value before Withdrawal	$47,000	See Footnote 6 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 7 below.
Early Withdrawal Charge	$435	See Footnote 8 below.
Total Amount Withdrawn	$10,435	See Footnote 9 below.
Percentage Reduction in Strategy Value	22.2%	See Footnote 10 below.
Proportional Reduction in Investment Base	$11,101	See Footnote 10 below.
Remaining Investment Base after Withdrawal	$38,899	See Footnote 11 below.
Strategy Value after Withdrawal	$36,565	See Footnote 12 below.
Term End Date	April 6, 2019
Index Value	1748
Negative Index Change	-8%	See Footnote 13 below.
Negative Index Change Limited by Maximum Loss	-8%	See Footnote 14 below.
Vested Loss Percentage	-8%	See Footnote 15 below.
Remaining Investment Base	$38,899	See Footnote 11 below.
Vested Loss	-$3,112	See Footnote 15 below.
Strategy Value at Term End	$35,787	See Footnote 16 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

Footnote 3. The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1786 - 1900) / 1900 = -6%

Footnote 4. In this example, the Index Change on the withdrawal date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 5. When there is a negative Index Change, we use the following formulas to calculate the Vested Loss.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-6% = -6%

Formula	Vested Loss percentage x remaining Investment Base for the current Term = Vested Loss in dollars
Calculation	$50,000 x -0.06 = -$3,000

Footnote 6. In this example, there is a Vested Loss on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the Vested Loss as of that date.

Formula	Investment Base - Vested Loss = Strategy value
Calculation	$50,000 - $3,000 = $47,000
Footnote 7. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000
Footnote 8. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first five Contract Years. There is no Early Withdrawal Charge after Contract Year 5.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435
Footnote 9. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435
Footnote 10. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Loss as of the withdrawal date, the reduction in the Investment Base will be more than the total amount withdrawn. This difference occurs because your withdrawal is charged with a proportionate share of the Vested Loss.

Formula	total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,435 / $47,000 = 22.20%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 0.2220 = $11,101
Footnote 11. On the withdrawal date, the remaining Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $11,101 = $38,899
Footnote 12. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$47,000 - $10,435 = $36,565
Footnote 13. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1748 - 1900) / 1900 = -8%

Footnote 14. In this example, the Index Change on the Term End Date is not limited by the Maximum Loss because the Index did not go down more than 10%.

Footnote 15. When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-8% = -8%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$38,899 x -0.08 = -$3,112
Footnote 16. In this example, there is a Vested Loss on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date minus the Vested Loss as of that date.

Formula	Remaining Investment Base on Term End Date - Vested Loss = Strategy value
Calculation	$38,899 - $3,112 = $35,787

Early Withdrawal Charge
We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to support higher Declared Rate Strategy interest rates and Indexed Strategy Maximum Gains by investing assets for a longer duration.

The Early Withdrawal Charge applies if, during the first five Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•
The amount subject to the charge will not include: (1) the Free Withdrawal Allowance; (2) the amount, if any, that qualifies under the Bailout right; or (3) the amount, if any, that qualifies for another waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	0%
Example. You Surrender your annuity in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 0.04) and you receive $96,000.

An Early Withdrawal Charge may apply if you take a withdrawal during the first five Contract Years. That charge will reduce Strategy values, including the value of a Conserve Strategy.

Free Withdrawal Allowance
The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 ($200,000 x 0.10). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

Early Withdrawal Charge Waivers

Bailout Right. We will waive the Early Withdrawal Charge on amounts that you withdraw from this Contract at the end of a current Term if the amounts are held under an Indexed Strategy for that Term and either:

•	the Maximum Gain for the next Term of that Strategy is less than its Bailout Trigger for the current Term; or

•	that Strategy will not be available for the next Term.

Each current Term of an Indexed Strategy has its own Bailout Trigger, even if no funds are held under the Indexed Strategy for that Term. If your Contract has multiple Purchase Payments, the Bailout Trigger for one current Term of an Indexed Strategy may be different from the Bailout Trigger for another current Term of the same Indexed Strategy that started on a different date.

The initial Bailout Trigger for each Indexed Strategy is set out in the Indexed Strategy endorsement. It is less than the Maximum Gain that we anticipate setting for the initial Term of that Indexed Strategy.

For each subsequent Term, the Bailout Trigger is the lesser of:

•	the Bailout Trigger for the Term that ended on the date the current Term began; or

•	the Maximum Gain set for the current Term.

This means that:

•	if the Maximum Gain is never set below the Bailout Trigger, then the Bailout Trigger will not change; and

•	if the Maximum Gain is ever set below the Bailout Trigger, then the Bailout Trigger will be reduced for the new Term and for each Term that starts on an anniversary of that Term start date.

The Bailout Trigger will never increase from one Term to the next.

Example. The Bailout Trigger for the initial Term of an Indexed Strategy is 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 7.5%, then you will not qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will continue to be 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 5.5%, then you will qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will change to 5.5%.

If this waiver will apply to an Indexed Strategy at the end of a Term, we will notify you in writing at least 30 days before that Term ends. You may elect a withdrawal under the Bailout right by a Request in Good Order. We must receive your request before the end of the applicable Term.

This waiver will only apply to the amount held under the Indexed Strategy for the Term that is ending. It will not apply to amounts then held under a different Strategy, or to amounts held under the same Strategy for a Term ending on a different date. You may not carry over any unused part of the waiver from one Term to the next.

If you withdraw funds that qualify for a waiver under the Bailout right, the withdrawal will reduce the Free Withdrawal Allowance for the applicable Contract Year. For example, if the amount you withdraw that qualifies for a waiver under the Bailout right in Contract Year 4 is more than 10% of your Account Value as of the most recent Contract Anniversary, then no Free Withdrawal Allowance will be available for subsequent withdrawals in Contract Year 4.

Instead of withdrawing amounts that qualify for a waiver under the Bailout right, you may wish to reallocate those amounts to a different Strategy. A Request in Good Order to reallocate funds must be received by us before the end of the applicable Term.

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. In California, the Extended Care Waiver Rider has been replaced with the Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider, which provides for a waiver of Early Withdrawal Charges under an expanded variety of circumstances. Please see the rider for details.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Please see the rider for details.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

Annuity Payout Benefit
Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date
The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•
Unless we agree, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount
The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout Value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout Value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.

Form of Annuity Payout Benefit
The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit
Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

Death Benefit
A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.
When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after the receipt of a Request in Good Order for a lump sum payment.

•
If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit Value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit Value, increased by any additional post-death interest as required by law.

•
If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit Value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit Value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value
The Death Benefit Value is the greater of:

•	the Account Value determined as of the date that the Death Benefit Value is determined; or

•	the Purchase Payments, reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges (the “Purchase Payment base”).

In either case, the Death Benefit Value is reduced by premium tax or other taxes not previously deducted.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment Base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 0.08 = $9,600

Determination Date
The date that the Death Benefit Value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit Value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.

Proof of Death
Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit
The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit Value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules
Any election is subject to the Death Benefit Distribution Rules described below.

A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated.

We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit Value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments
Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•
in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules
The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•
For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

Payout Options
The standard Payout Options are described below.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Fixed Period Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select.
•
If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.
•
In all cases, payments will stop at the end of the fixed period.

Fixed periods shorter than 10 years are not available.

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.
•
If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.
•
In all cases, payments will stop at the end of the fixed period.

Life Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.
Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.
If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached. If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option. If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.
Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.
If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.
•
If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.
•
If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

Fixed periods shorter than 10 years are not available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.
•
If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.
•
If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout
We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.
•
If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant.
•
If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.
This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.
If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached. If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option. If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.
•
If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary.
•
If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.
This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.
If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option
Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option
Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•
Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

Processing Applications and Requests
Processing Applications and Initial Purchase Payments
We will process an application when we have received both the application and the initial Purchase Payment.

•	If that happens on a Market Day before the Market Close, we will process the application and apply the Purchase Payment on that Market Day.

•	If that happens on a Market Day after the Market Close or on a day that is not a Market Day, then we will process the application and apply the Purchase Payment on the next Market Day.
We cannot process your application if it is not a Request in Good Order or if we have not received your initial Purchase Payment. Likewise, we cannot apply your initial Purchase Payment if we have not received your application.

If you have any questions, you should contact us or your registered representative before submitting your application or sending your initial Purchase Payment.

Processing Additional Purchase Payments

•	If we receive an additional Purchase Payment on a Market Day before the Market Close, we will apply it on that Market Day.

•	If we receive an additional Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it on the next Market Day.

We cannot apply an additional Purchase Payment if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending an additional Purchase Payment.

Processing Requests
Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

Request by fax may be made at 513-768-5115.

Requests for reallocations among Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website GAIG annuities. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday

Market Days and Market Close
A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the New York Stock Exchange Arca are closed are not Market Days.

•
The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

NYSE	NYSE Arca
Regular trading hours usually end at 4:00 PM Eastern Time	Core trading session usually ends at 4:00 PM Eastern Time
Trading hours end at 1:00 PM Eastern Time on:	Core trading session ends at 1:00 PM Eastern Time on:
The day before the Fourth of July	The day before the Fourth of July
The Friday after Thanksgiving	The Friday after Thanksgiving
Christmas Eve	Christmas Eve

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests
For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet
We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers
We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index Value because:

•	the New York Stock Exchange or New York Stock Exchange Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or New York Stock Exchange Arca is restricted;

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index; or

•	we are permitted to do so under a regulatory order.

Restrictions on Financial Transactions
Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

Right to Cancel (Free Look)
If you change your mind about owning the Contract, you can cancel it within 20 days after you receive it. If you purchased this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. Your request to cancel must be in writing and signed by you.

When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge. Unless otherwise required by state law, you will receive the Account Value of your Contract on the day that we receive your cancellation request. The amount you receive may be more or less than your Purchase Payment(s) depending upon the amount of interest earned by your Contract during the free look period and any Vested Gain or Loss that applies as of the day that we receive your cancellation request. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period. We do not refund any charges or deductions assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.
Annual Statement and Confirmations
At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) the interest credited to your Contract and Vested Gains and Losses credited to your Contract.

Such statements will be sent to your last known address on our records. You will have 60 days from the date you receive such statement to inform us of any errors, and otherwise such statement will be deemed final and correct.

We will send out written confirmations of Purchase Payments, Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Unless you inform us of any errors within 60 days of receipt of a confirmation, we will consider it to be accurate and complete.

Electronic Delivery
You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.
Abandoned Property Requirements
Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Owner
The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•
For a Nonqualified Contract. You may change the Owner at any time during your lifetime. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•
For a Nonqualified Contract. You may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot assign your rights under this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be made by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

The rights of a person holding an assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner
Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property
If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

Annuitant
The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•
For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

Beneficiary
A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•
If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•
You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required
In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.
Other Contract Provisions
Amendment of the Contract
We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement
We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination
We may terminate your Contract at any time that the Account Value is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract. For example, we may terminate your Contract if a loss on a Growth Strategy causes your Account Value to fall below $5,000. If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract.

Loans
Loans are not available under the Contract.

State Variations
This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General
For Contracts Issued in Illinois and New Jersey: References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies
For Contract Issued in Michigan: We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider. The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Extended Care Waiver Rider
California
The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) replaces the Extended Care Waiver Rider. The CA Rider provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

Connecticut
The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

Kansas
The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

Massachusetts and Missouri	This waiver rider in not available in Massachusetts or Missouri.
Montana	The definition of medically necessary has been modified and refers to the insured’s physician.
Nebraska
The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

New Hampshire	The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”
Pennsylvania
The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.
The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.
The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

Vermont
The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill.
The definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

Washington
The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider. The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Terminal Illness Waiver Rider
Illinois, Kansas, Washington	As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.
Kansas	The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.
New Jersey	The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.
Massachusetts	This waiver rider in not available in Massachusetts.
Pennsylvania
The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date.
The waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

Texas	The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

Form of Annuity Payout Benefit
For Contracts Issued in Texas: Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)
State law governs the length of the free look period and the amount of the refund that you will receive. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Alabama, Colorado, Hawaii, Iowa, Maine, Mississippi, Montana, New Mexico, Ohio, Oregon, Vermont, Virginia, West Virginia	20 days Account Value	30 days Account Value + Fees/Charges
Alaska, Arizona, Connecticut, Illinois, Kansas, Michigan, New Jersey, North Dakota, South Dakota	20 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges
Arkansas, District of Columbia, Pennsylvania	20 days Account Value	30 days Account Value
Delaware, Indiana, Massachusetts, Tennessee	20 days Account Value	30 days Purchase Payments
Georgia, Idaho, Missouri, Nevada, Oklahoma, Utah	20 days Purchase Payments	30 days Purchase Payments
Kentucky, Louisiana, Maryland, Nebraska, New Hampshire, North Carolina, Rhode Island, South Carolina, Texas	20 days Purchase Payments	30 days Account Value + Fees/Charges
California	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments
Florida	21 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges
Minnesota	20 days Account Value + Fees/Charges	30 days Purchase Payments
Washington	20 days Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days Purchase Payments
Wisconsin	30 days Account Value	30 days Account Value + Fees/Charges
Wyoming	20 days Account Value	30 days Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment
For Contracts Issued in Ohio: Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good

Order.

Amendment of the Contract
For Contracts Issued in Florida and Texas: You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination
For Contracts Issued in Texas: Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

Index Replacement
We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement index that is similar to the old Index. To determine if a new index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate adjustments for Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for Vested Gains and Losses using the new index, but with a modified start of Term value for the new index. The modified start of Term value for the new index will reflect the Index Change for the old Index from the start of the Term to the replacement date.

If we replace an Index, the applicable Maximum Gain and Bailout Trigger for the Term, the applicable Maximum Loss, and the Vesting Factors will not change.

Example. This example is intended to show how we would calculate Vested Gain or Loss on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an indexed strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Index Change on Replacement Date for Old Index
Old Index Value at Term Start	1000
Old Index Value on Replacement Date	1050
Old Index Change on Replacement Date	(1050 - 1000) / 1,000 = 5%

The 5% Index Change on the Replacement Date is then used to calculate the modified start of Term value for the new index.

Modified Start of Term Value for New Index
Old Index Change on Replacement Date	5%
New Index Value on Replacement Date	1785
Modified Start of Term Value for New Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End
Investment Base at Term Start	$50,000
Modified Start of Term Value for New Index	1700
Value of New Index at Term End	1853
Positive Index Change	(1853 - 1,700) / 1700) = 9%
Maximum Gain	Gain of 8%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor for Positive Index Change at Term End	100%
Vested Gain as a Percentage	8% x 100% = 8%
Vested Gain in Dollars	$50,000 x 8% = $4,000
Strategy Value at Term End	$50,000 + $4,000 = $54,000

Federal Tax Considerations
This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.

Tax Deferral on Annuities
Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to variable indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on Vested Gains and Losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans
Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC
Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59½, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59½, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70½, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59½, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans
Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, benefits payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules
The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Annuity Contracts
Plan Types
•       IRC §408 (IRA, SEP, SIMPLE IRA)

•       IRC §408A (Roth IRA)

•       IRC §403(b) (Tax-Sheltered Annuity)

•       IRC §401 (Pension, Profit–Sharing, 401(k))

•       Governmental IRC §457(b)

•       IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b)
		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Distribution Restrictions	Distributions from Contract or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit
Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax contributions or other “investment in the contract” is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other Contracts are generally deemed to come from investment in the contract on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Generally, distributions must be included in taxable income until all earnings are paid out. Thereafter, distributions are tax-free return of the “investment in the contract”.
However, distributions are tax-free until any contributions made before August 14, 1982 are returned.

Taxation of Payout Option Payments (Annuity Payout Benefit or Death Benefit)
A percentage of each payment is tax free equal to the ratio of after-tax “investment in the contract” (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax “investment in the contract” has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Possible Penalty Taxes for Distributions Before Age 59 1/2
Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.

		No penalty taxes.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Annuity Contracts
Federal Income Tax Withholding
Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.

		Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.
Rollovers, Transfers, and Exchanges
Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be exchanged for another non-tax-qualified annuity contract on a tax-free basis as permitted by the IRC. Amounts may be exchanged into a non-tax-qualified Contract from a life insurance policy, an endowment contract, or another non-tax-qualified annuity contract on a tax-free basis as permitted by the IRC.

Required Distributions
The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 70 1/2. However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

All Contracts are generally subject to required distributions after death. Generally, if payments from a non-tax-qualified Contract have begun under a payout option during life or if the required beginning date for distributions from a tax-qualified Contract had been reached, then after death any remaining payments must be made at least as rapidly as those made or required before death. If payments from a non-tax-qualified Contract have not begun, or if the required beginning date for distributions from a tax-qualified Contract has not been reached, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

Premium and Other Taxes
We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout Value or Death Benefit Value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

Distribution of the Contracts
Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because both companies are subsidiaries of Great American Financial Resources, Inc. (“GAFRI”). GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GAFRI pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 6% of each Purchase Payment. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

Legal Opinion on Contracts
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life. As a participant in various stock and employee benefit plans, Mr. Gruber owns shares of, and options to purchase, common stock of American Financial Group, Inc., the parent company of Great American Life.

Experts
The consolidated financial statements and schedule of Great American Life Insurance Company at December 31, 2017, and 2016, and for each of the three years in the period ended December 31, 2017, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Securities and Exchange Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The Registration Statement
We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-207914.
Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

GREAT AMERICAN LIFE INFORMATION
Overview
Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia, Guam and the U.S. Virgin Islands. Our home office is located at 301 East Fourth Street, Cincinnati, Ohio 45202.
We are a wholly-owned subsidiary of American Financial Group, Inc., (“AFG”), a publicly traded company. American Financial Group, Inc. is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and fixed-indexed annuities.
Here is a chart that shows the relationships among AFG, Great American Life, and other AFG subsidiaries that are mentioned in this part of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.
No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Our General Account
Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.
We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.
We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.
We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to pay adjustments for vested Gains and Losses associated with the Indexed Strategies. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to pay adjustments for Vested Gains and Losses associated with the Indexed Strategies, we may move money between the Separate Account and our General Account.

We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in SPDR Gold Shares or iShares U.S. Real Estate ETF.
Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.
Reliance on Rule 12h-7
Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.
Legal Proceedings
Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries.
It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Code of Ethics, Code of Conduct and Corporate Governance Principles
AFG has adopted a Code of Ethics applicable to all employees of AFG and its subsidiaries, including those who provide services to Great American Life. AFG has also adopted Corporate Governance Guidelines. The Code and Guidelines are available on AFG’s website at www.AFGinc.com, under “About Us - Leadership and Governance.” A printed copy of the Code and Guidelines may be obtained by Contract owners by contacting us at P.O. Box 4523, Cincinnati OH 45201-5423 or by calling us at 1-800-789-6771. AFG intends to satisfy any disclosure requirements regarding any amendments to, or waivers from, provisions of the Code by posting such information on its website as promptly as practicable, as may be required by applicable SEC and NYSE rules.

Information on GALIC’s Business and Property
NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.
ANNUITY SEGMENT

General

GALIC sells traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets through independent producers and through direct relationships with certain financial institutions. See Note B — “Segments of Operations” to the financial statements for information on GALIC’s assets, revenues and earnings before income taxes by segment. The annuity operations employed approximately 600 people at December 31, 2017. These operations are conducted primarily through the companies listed in the following table, which includes 2017 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

		Annuity
	Annuity	Policies	Ratings
Company	Premiums	In Force	AM Best	S&P
Great American Life Insurance Company	$4,130	402,000	A	A+
Annuity Investors Life Insurance Company	211	114,000	A	A+

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Premiums
	2017	2016	2015
Financial institutions single premium annuities — indexed	$1,711	$1,950	$1,741
Financial institutions single premium annuities — fixed	622	468	229
Retail single premium annuities — indexed	1,723	1,714	1,864
Retail single premium annuities — fixed	83	82	69
Education market — fixed and indexed annuities	174	184	194
Total fixed annuity premiums	4,313	4,398	4,097
Variable annuities	28	37	42
Total annuity premiums	$4,341	$4,435	$4,139
Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred basis. The issuer of the annuity collects premiums (purchase payments), credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time lump-sum premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.

Annuity contracts are generally classified as either fixed rate (including fixed-indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of assets and liabilities.

A fixed-indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing market index (generally the S&P 500) or other external rate, price, or unit value (an “index”) while protecting against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). GALIC purchases call options designed to substantially offset the effect of the index participation in the liabilities associated with fixed-indexed annuities.

As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of fair value accounting for derivatives related to fixed-indexed annuities (“FIAs”) (dollars in millions):

	Year ended December 31,
	2017	2016	2015
Annuity earnings before income taxes — before the impact of derivatives related to FIAs	$418	$398	$356
Impact of derivatives related to FIAs (*)	(33)	(27)	(23)
Annuity segment earnings before income taxes	$385	$371	$333

(*)
FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC’s strategy is designed so that the change in the fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities (fair value of $2.54 billion at December 31, 2017) and the related call options (fair value of $701 million at December 31, 2017) are considered derivatives that must be marked-to-market through earnings each period. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

Marketing

GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 65 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct nearly 1,100 actively producing agents.

GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2017 statutory premiums):

	2017	2016
The PNC Financial Services Group, Inc.	9.1%	9.7%
Wells Fargo & Company	8.1%	14.2%
Regions Financial Corporation	6.5%	4.8%
LPL Financial	5.5%	4.8%
BB&T Corporation	5.5%	4.5%

In the education market, schools may allow employees to save for retirement through contributions made on a before-tax basis. Federal income taxes are not payable on pretax contributions or earnings until amounts are withdrawn. GALIC sells its education market annuities directly through writing agents rather than through NMOs and MGAs.

GALIC is licensed to sell its fixed annuity products in all states except New York; it is licensed to sell its variable products in all states except New York and Vermont. At December 31, 2017, GALIC had approximately 515,000 annuity policies in force. The states that accounted for 5% or more of GALIC’s statutory annuity premiums in 2017 and the comparable preceding years are shown below:

	2017	2016	2015
California	10.0%	9.8%	9.7%
Florida	7.3%	8.5%	9.0%
Pennsylvania	6.1%	7.2%	7.2%
Ohio	5.4%	5.2%	5.7%
Texas	5.1%	4.6%	4.3%

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risk Factors Related to GALIC’s Business. Competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Run-off Life Segment

Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force block of approximately 105,000 policies and $12.05 billion gross ($3.73 billion net of reinsurance) of life insurance in force at December 31, 2017. Renewal premiums, net of reinsurance, were $17 million in 2017, $18 million in 2016 and $20 million in 2015. At December 31, 2017, GALIC’s life insurance reserves were $309 million, net of reinsurance recoverables.

Investment Portfolio

General

A summary of GALIC’s fixed maturities and equity securities is shown in Note E to the financial statements. For additional information on GALIC’s investments, see Management’s Discussion and Analysis — “Investments.”

Fixed Maturity Investments

GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2017 (dollars in millions).

	Amortized	Fair Value
	Cost	Amount	%
S&P or comparable rating
AAA, AA, A	$17,884	$18,469	59%
BBB	9,394	9,732	31%
Total investment grade	27,278	28,201	90%
BB	592	606	2%
B	251	254	1%
CCC, CC, C	511	603	2%
D	332	379	1%
Total non-investment grade	1,686	1,842	6%
Not rated	1,094	1,180	4%
Total	$30,058	$31,223	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 10% of GALIC’s fixed maturity investments are MBS. At December 31, 2017, 98% (based on statutory carrying value of $30.03 billion) of GALIC’s fixed maturity investments had a NAIC designation of 1 or 2 (the highest of the six designations).
Equity Investments

At December 31, 2017, GALIC held common and perpetual preferred stocks classified as available for sale with a fair value of $593 million.

Regulation

GALIC and its insurance company subsidiaries are subject to regulation in the jurisdictions where they do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2018 by GALIC to its parent without seeking regulatory approval is $263 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2018 without seeking regulatory approval is $29 million.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

Properties

GALIC leases the majority of its office and storage facilities from AFG.
Risk Factors Related to GALIC’s Business

In addition to the other information set forth in this prospectus, particularly information under “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the following factors could materially affect GALIC’s business, financial condition, cash flows or future results. Any one of these factors could cause GALIC’s actual results to vary materially from recent results or from anticipated future results. The risks described below are not the only risks facing GALIC. Additional risks and uncertainties not currently known to management or that management currently deems to be immaterial also may materially adversely affect GALIC’s business, financial condition and/or operating results.

Adverse developments in the financial markets and deterioration in global economic conditions could have a material adverse effect on GALIC’s results of operations and financial condition.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, during the financial crisis that started approximately ten years ago, the United States and many other economies experienced a prolonged economic downturn, resulting in heightened credit risk, reduced valuation of certain investments and decreased economic activity. Financial markets may again experience significant and prolonged disruption, including disruption from unanticipated events. In the years following the financial crisis, the federal government has taken steps to stabilize financial markets, but such steps may not be effective.

Changes in financial markets including fluctuations in interest rates, credit conditions, equity prices and many other factors that are unpredictable and beyond GALIC’s control can adversely affect the value of investments and the realization of investment income.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, and changes in global economic conditions, including interest rates, could have a material adverse effect on GALIC’s results of operations and financial condition.

As of December 31, 2017, approximately 91% of GALIC’s investment portfolio holdings consisted of fixed maturity investments that are sensitive to changes in interest rates. A decline in interest rates may reduce the returns earned on new and floating-rate fixed maturity investments, thereby reducing GALIC’s net investment income, while an increase in interest rates may reduce the value of GALIC’s existing fixed maturity investments, which primarily have fixed interest rates. The value of GALIC’s fixed maturity investments is also subject to risk that certain investments may default or become impaired due to deterioration in the financial condition of issuers of those investments. If a decline in the fair value of a specific investment (below its amortized cost) is considered to be other-than-temporary, a provision for impairment would be charged to earnings.

Interest rates have remained at historical lows for an extended period. In addition, central banks in some countries have recently pursued largely unprecedented negative interest rate policies, the consequences of which are uncertain. The continuation of the current low interest rate environment or a deflationary environment with negative interest rates could affect business behavior in ways that are adverse to GALIC and could constrict GALIC’s net investment income.

As of December 31, 2017, mortgage-backed securities constituted approximately 10% of GALIC’s fixed maturity portfolio. In addition to the risks applicable to the entire fixed maturity investment portfolio, changes in interest rates can expose GALIC to prepayment risks on mortgage-backed securities. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are paid down more quickly, requiring GALIC to reinvest the proceeds at the then current market rates, which may be lower than on the securities repaid.

Changes in interest rates could adversely affect the profitability of GALIC’s annuity business.

The profitability of GALIC’s annuity segment is largely dependent on the spread between what it earns on its investments and the crediting rate it pays on its annuity contracts plus expenses incurred.

Both rising and declining interest rates can negatively affect GALIC’s annuity results. Most of GALIC’s annuity products have guaranteed minimum crediting rates. Although GALIC could reduce the average crediting rate on a substantial portion of its traditional fixed and fixed-indexed annuities during periods of low or falling interest rates, GALIC may not be able to fully offset the decline in investment earnings with lower crediting rates.

During periods of rising interest rates, GALIC may experience competitive pressure to increase crediting rates to avoid a decline in sales or increased surrenders, thus resulting in lower spreads. In addition, an increase in surrenders could require the sale of investments at a time when the prices of those assets are lower due to the increase in market rates, which may result in realized investment losses.

Intense competition could adversely affect GALIC’s results of operations.

GALIC’s annuity segment competes with individual insurers and insurance groups, mutual funds and other financial institutions. In addition, in recent years, offshore and/or hedge fund companies have made significant acquisitions of annuity businesses. Competition is based on numerous factors including reputation, product design, interest crediting rates, performance, scope of distribution, price and perceived financial strength and credit ratings. Peer companies and competitors for GALIC’s annuity segment include the following companies and/or their subsidiaries: Allianz Life Insurance Company of North America, American Equity Investment Life Holding Company (Eagle Life Insurance Company), American International Group Inc., Athene Holding Ltd, Global Atlantic Financial Group Ltd. (Forethought Life Insurance Company), Lincoln National Corp., MetLife, Inc., Nationwide Mutual Insurance Company, Pacific Life Insurance Company, Sumitomo Life Insurance Company (Symetra Financial Corp.) and Voya Financial, Inc.

Some of GALIC’s competitors have more capital and greater resources than GALIC, and may offer a broader range of products and lower prices than GALIC offers. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

A significant percentage of GALIC’s sales of annuity products through financial institutions is concentrated in a small number of institutions.

Annuity premiums generated through financial institutions represented 54% of GALIC’s annuity premiums in 2017 and have been a key driver in the growth of GALIC’s annuity business. In 2017, two large financial institutions accounted for 32% of GALIC’s total sales through financial institutions and 17% of GALIC’s overall annuity sales. In the financial institutions annuity market, GALIC competes directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. Loss of a substantial portion of this business coupled with a failure to replace these financial institutions if they significantly reduce sales of GALIC annuities could reduce GALIC’s future growth.

GALIC’s premiums could be adversely affected if it is not able to attract and retain independent agents.

GALIC’s reliance on the independent agency market makes it vulnerable to a reduction in the amount of business written by agents. Many of GALIC’s competitors also rely significantly on the independent agency market. Accordingly, GALIC must compete with other insurance carriers for independent agents’ business. Some of its competitors offer a wider variety of products, higher crediting rates or higher commissions. A reduction in the number of independent agencies marketing GALIC’s products, the failure of agencies to successfully market GALIC’s products, changes in the strategy or operations of agencies (including agency consolidation) or the choice of agencies to reduce their writings of GALIC products could adversely affect GALIC’s future growth.

The inability to collect on ceded reinsurance could adversely affect GALIC’s results of operations.

GALIC has reinsured the majority of its run-off life segment and is subject to credit risk with respect to its reinsurers, as GALIC will remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations under agreements covering the reinsurance ceded. The collectability of recoverables from reinsurers is subject to uncertainty arising from a number of factors, including a reinsurers’ financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract and changes in market conditions. As of December 31, 2017, recoverables from reinsurers reported on GALIC’s Balance Sheet were $312 million.

GALIC is subject to comprehensive regulation, and its ability to earn profits may be restricted by these regulations.

GALIC is subject to comprehensive regulation by government agencies in the states where its insurance companies are domiciled and where they issue policies and handle claims. Most insurance regulations are designed to protect the interests of GALIC’s policyholders and third party claimants as opposed to its investors.

The Dodd-Frank Act, enacted in June 2010, mandates changes to the regulation of the financial services industry. Implementation of the Dodd-Frank Act is ongoing. The potential impacts of the Act on the U.S. insurance industry are not clear, but may affect GALIC’s operations and governance in ways that could adversely affect GALIC’s financial condition and results of operations.

Changes in domestic or foreign tax laws or interpretations of such laws could increase GALIC’s corporate taxes and reduce earnings. On December 22, 2017, the U.S. enacted The Tax Cuts and Jobs Act of 2017 (“TCJA”), which significantly reforms the U.S. tax code. GALIC’s deferred tax assets and liabilities have been revalued as of December 31, 2017 to reflect the newly enacted corporate tax rate. The U.S. Treasury and the Internal Revenue Service are expected to issue implementation guidance for the TCJA in 2018. Clarifications and interpretations of the TCJA may adversely affect GALIC’s expected effective tax rate and the realization of deferred taxes.

On April 6, 2016, the U.S. Department of Labor (“DOL”) released a final regulation that substantially expands the range of activities that will be considered fiduciary advice under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The regulation’s scheduled effective date was April 10, 2017. This regulation deems advisers, including insurance agents, who sell annuities to IRAs, IRA rollovers or 401(k) plans to be fiduciaries and prohibits them from receiving compensation unless they comply with a prohibited transaction exemption requiring, among other things, advisers to comply with impartial conduct standards of acting in the customer’s best interest, making no misleading statements and receiving reasonable compensation. On February 3, 2017, President Trump issued a presidential memorandum directing the DOL to examine the regulation, and on April 4, 2017, the DOL announced “the delay rule” that deferred the effective date of the regulation until June 9, 2017, as it continued its examination as mandated by the President’s executive order. The rule further delayed certain requirements associated with prohibited transaction exemptions, other than the impartial conduct standards, under the final regulation until January 1, 2018. On November 29, 2017, the DOL extended this transition period another 18 months. As a result, insurance agents can continue selling fixed-indexed annuities through July 1, 2019, provided the agent complies with the impartial conduct standards. Regardless, during this transition period, the increased regulatory burdens and compensation changes required of agents to comply with the prohibited transaction exemptions may negatively impact GALIC’s business, results of operations or financial condition. If the final regulation is fully implemented on July 1, 2019, compliance with the prohibited transaction exemptions will likely result in additional regulatory burdens, changes to GALIC’s product offerings and increased litigation risk, which could negatively impact GALIC’s business, results of operations or financial condition. Management cannot currently predict the effect on GALIC’s business if the DOL’s examination mandated by the President results in the proposal of significant changes to the final regulation (or a further delay of the July 1, 2019 implementation date).

Existing insurance-related laws and regulations may become more restrictive in the future or new restrictive laws may be enacted; it is not possible to predict the potential effects of these laws and regulations. The costs of compliance or the failure to comply with existing or future regulations could impose significant burdens on GALIC.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its business, financial condition, results of operations and/or cash flows.

GALIC’s financial strength is rated A (Excellent) by A.M. Best, A+ by Standard & Poor’s and A2 by Moody’s. GALIC believes that the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners, financial institutions and school districts often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

GALIC may experience difficulties with technology or data security, which could have an adverse effect on its business or reputation.

GALIC uses computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise GALIC’s ability to perform business functions in a timely manner, which could harm its ability to conduct business and hurt its relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, GALIC’s systems may be inaccessible to employees, customers or business partners for an extended period of time. Even if GALIC’s employees are able to report to work, they may be unable to perform their duties for an extended period of time if GALIC’s data or systems are disabled or destroyed.

GALIC’s computer systems are vulnerable to security breaches due to the sophistication of cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures, and employee misconduct. In addition, over time, and particularly recently, the sophistication of these threats continues to increase. GALIC’s administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect GALIC’s information may be insufficient to detect or prevent unauthorized access, other physical and electronic break-ins, cyber-attacks or other security breaches to GALIC’s computer systems or those of third parties with whom GALIC does business.

GALIC has increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose GALIC to increased risk related to data security or service disruptions. If GALIC does not effectively develop, implement and monitor these relationships, third party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to GALIC’s business process functions are terminated, GALIC may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.

The increased risks identified above could expose GALIC to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs and costs to improve the security and resiliency of GALIC’s computer systems. The compromise of personal, confidential or proprietary information could also subject GALIC to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations or exchanges. As a result, GALIC’s ability to conduct business and its results of operations might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could adversely affect GALIC’s reputation and have a material adverse effect on GALIC’s business, financial condition and results of operations.

GALIC receives and is required to protect certain confidential information from customers, vendors and other third parties that may include financial information. In addition, GALIC and certain of its third-party vendors receive and store personal information in connection with GALIC’s human resources operations and other aspects of GALIC’s business. GALIC is subject to numerous federal and state laws regarding the privacy and security of personal information, which laws vary significantly from jurisdiction to jurisdiction. If any disruption or security breach results in a loss or damage to GALIC’s data, or inappropriate disclosure of GALIC’s confidential information or that of others, it could damage GALIC’s reputation, affect its relationships with customers and clients, lead to claims against GALIC, result in regulatory action and harm GALIC’s business. In addition, GALIC may be required to incur significant costs to mitigate the damage caused by any security breach or to protect against future damage.

Variations from the actuarial assumptions used to establish certain assets and liabilities in GALIC’s annuity business could adversely affect GALIC’s results of operations.

The earnings on GALIC’s annuity products depend significantly upon the extent to which actual experience is consistent with the assumptions used in setting reserves and establishing and amortizing deferred policy acquisition costs. These assumptions relate to investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call options used in the fixed-indexed annuity business, mortality, surrenders, annuitizations and other withdrawals. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. These assumptions, and therefore GALIC’s results of operations, could be negatively impacted by changes in any of the factors listed above.

Changes to existing accounting standards could adversely impact GALIC’s reported results of operations.

For SEC reporting purposes, GALIC prepares its financial statements in accordance with U.S. generally accepted accounting principles, as promulgated by the Financial Accounting Standards Board, subject to the accounting-related rules and interpretations of the SEC. Changes in accounting standards, particularly those that specifically apply to insurance company operations, may impact GALIC’s reported financial results and could cause increased volatility in reported earnings, resulting in other adverse impacts on GALIC’s ratings and cost of capital, and decrease the understandability of GALIC’s financial results as well as the comparability of GALIC’s reported results with other insurers.

Directors and Executive Officers
The directors and executive officers of Great American Life are as follows. Age and position(s) are provided as of April 15, 2018.

Name	Age	Position(s) with Great American Life	Served in Position(s) Since
S. Craig Lindner	63	Director President and Chief Executive Officer	December 1992 December 2010
Jeffrey G. Hester	52	Director	December 2010
Christopher P. Miliano	59	Director Executive Vice President, Chief Financial Officer and Treasurer	May 2002 May 2002
Mark F. Muething	58	Director President and Chief Operating Officer	October 1993 April 2018 and April 2012
Michael J. Prager	58	Director	May 2002
S. Craig Lindner
Mr. Lindner has served as a director of GALIC since December 1992 and as GALIC’s President and Chief Executive Office since December 2010. Mr. Lindner has been Co-Chief Executive Officer of AFG since January 2005, and since 1996, he has served as Co-President of AFG. For more than ten years, Mr. Lindner has been President of GAFRI and has been principally responsible for AFG’s annuity operations. Until 2011, for over ten years, Mr. Lindner served as President of AMMC and Mr. Lindner continues to be primarily responsible for AFG’s investment portfolio. Mr. Lindner’s familiarity with AFG as a whole, as well as his experience and expertise in its core annuity operations and AFG’s investment portfolio, makes his service as a director beneficial to GALIC.
Jeffrey G. Hester
Mr. Hester has served as a director of GALIC since December 2010. He also serves as Controller of GAFRI. Mr. Hester has been with AFG since December 1993. Mr. Hester’s many years of experience with budgeting, procurement, financial reporting and other accounting matters enables him to provide to the Board insights and advice on a broad variety of situations and issues that the Board faces.
Christopher P. Miliano
Mr. Miliano has served as a director of GALIC since May 2002. He has served as Executive Vice President, Chief Financial Officer and Treasurer of GALIC since May 2002. Mr. Miliano has been with AFG since September 1979. Mr. Miliano’s knowledge of complex financial and business issues involving GALIC, as well as his business expertise generally, render his Board service invaluable to GALIC.
Mark F. Muething
Mr. Muething has served as a director of GALIC since October 1993 and as GALIC’s President since April 2018 and Chief Operating Officer since April 2012. Mr. Muething has been with AFG since October 1993. Mr. Muething’s many years of experience with complex legal and business issues involving GALIC, as well as his legal and business expertise generally, render his Board service invaluable to GALIC.
Michael J. Prager
Mr. Prager has served as a director of GALIC since May 2002. He also serves as Executive Vice President, Chief Risk Officer, and Chief Actuary of GAFRI. Mr. Prager has been with AFG since June 2000. The Board values Mr. Prager’s knowledge and experience in the areas of actuarial planning and reporting, financial reporting, product development, and risk management and has determined that his ability to contribute his experience on a constant basis as a member of the Board are invaluable to GALIC.
Great American Life does not have an audit, nominating or compensation committee. None of its directors are independent under the independence standards of the New York Stock Exchange.
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section describes the material components of the executive compensation program for Great American Life’s named executive officers as set forth in the Summary Compensation Table.
As discussed elsewhere in this prospectus, Great American Life is an indirect wholly owned subsidiary of AFG. AFG’s common shares are listed on the New York Stock Exchange, and AFG files reports with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, including annual reports on Form 10-K and proxy materials on Schedule 14A. Great American Life has not issued securities that are traded publicly (except for the Contracts) and therefore, all references to shares and shareholders in this section refer to those of AFG.
Great American Life’s named executive officers include the following individuals: S. Craig Lindner, John B. Berding, Mark F. Muething, Christopher P. Miliano, and Michael J. Prager.
Two of Great American Life’s named executive officers, S. Craig Lindner, President, and John B. Berding, Chief Investment Officer, are also named executive officers of AFG. Their total compensation is set forth in the Summary Compensation Table included in AFG’s proxy materials and discussed in the Compensation Discussion and Analysis section (the “AFG CD&A”) of AFG’s 2018 proxy statement filed with the SEC on April 6, 2018.
Special Note Regarding Compensation of Mr. Berding
Because Mr. Berding has responsibilities with AFG and other AFG subsidiaries, all dollar amounts for Mr. Berding set forth in the Summary Compensation Table on page 75 of this prospectus, the All Other Compensation Table on page 75 of this prospectus, and the Nonqualified Deferred Compensation Table on page 78 of this prospectus, reflect the allocation of 67% of his compensation to Great American Life. This percentage merely reflects the allocation of compensation expense to Great American Life and is not indicative of the allocation of time and responsibility that Mr. Berding devotes to Great American Life as opposed to AFG or other AFG subsidiaries. Similarly, the amounts for Mr. Berding disclosed in the Grants of Plan-Based Awards Table on page 76 of this prospectus also reflect the 67% allocation.
Overview of Compensation Program
As discussed in the AFG CD&A, the Compensation Committee of AFG’s Board of Directors (the “AFG Compensation Committee”) has responsibility for reviewing and approving the compensation paid to AFG’s Co-CEOs and reviewing the compensation of the other AFG senior executive officers and overseeing the executive compensation policies of AFG. The AFG Compensation Committee also administrates AFG’s cash and equity incentive plans, including those in which employees of Great American Life participate. AFG’s Co-CEOs, S. Craig Lindner and Carl H. Lindner III, make recommendations to the AFG Compensation Committee with respect to its awards of long-term equity incentive compensation and determine the compensation of other senior executives of AFG and its subsidiaries, including Great American Life.
Compensation Philosophy and Objectives; Pay for Performance
Like its parent company, Great American Life’s philosophy regarding executive compensation programs focuses on the balance of attracting, motivating, retaining and rewarding executives with a compensation package competitive among its peers and maximizing shareholder value by designing and implementing programs that tie compensation earned to the short-term and long-term performance of Great American Life. Great American Life’s executive compensation programs are designed to link pay to the performance of AFG and Great American Life.
Guided by principles that reinforce AFG’s pay-for-performance philosophy, compensation for Great American Life’s named executive officers includes base salary and eligibility for annual cash bonuses and long-term equity incentive and other compensation, including certain perquisites. A significant portion of each named executive officer’s compensation is dependent upon Great American Life achieving business and financial goals and the executive achieving individual performance objectives.
Establishing Compensation Levels
The compensation level for S. Craig Lindner is based primarily upon the AFG Compensation Committee’s assessment of his leadership performance and potential to enhance long-term AFG shareholder value. The compensation of AFG’s other named executive officers, including Mr. Berding, is similarly determined by AFG’s Co-CEOs.
The AFG Compensation Committee and AFG’s Co-CEOs analyze peer group and industry pay rates at least annually using relevant published survey sources available. In addition, the AFG Compensation Committee and AFG’s Co-CEOs annually review detailed data compiled on the compensation levels and performances of a comparison group of publicly-held insurance companies (collectively, the “Compensation Peer Group”). The consideration of the compensation levels and performance of the companies in the Compensation Peer Group constitutes just one of many of the factors considered by the AFG Compensation Committee and AFG’s Co-CEOs, and such peer group and industry data is considered generally in making compensation decisions.

The Compensation Peer Group is annually reviewed and periodically updated by the AFG Compensation Committee. The Compensation Peer Group is designed to consist of companies against which the AFG Compensation Committee believes AFG competes for talent and for shareholder investment and in the marketplace for business
The companies comprising the Compensation Peer Group during 2017 were the following: Alleghany Corporation; Arch Capital Group Ltd.; Assurant Inc.; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corp.; Endurance Specialty Holdings Ltd. (which was acquired in the first quarter of 2017); The Hartford Financial Services Group, Inc.; Lincoln National Corporation; Markel Corporation; RLI Corp.; Voya Financial, Inc.; W. R. Berkley Corporation; and XL Group plc.
Although AFG seeks to offer a level of total compensation to its named executive officers (which includes Mr. S. Craig Lindner and Mr. Berding) that is competitive with the compensation paid by companies in its Compensation Peer Group, AFG does not target or benchmark a particular percentile with respect to our executives’ total pay packages or any individual components of pay.
2017 Compensation Components
For 2017, the principal components of compensation for Great American Life’s named executive officers were:

•	base salary;

•	annual performance-based cash bonuses;

•	long-term incentive compensation;

•	retirement and deferred compensation benefits; and

•	perquisites and other personal benefits.
Compensation Risk Analysis
The AFG Compensation Committee and AFG’s Co-CEOs have reviewed the risk profile of the components of the executive compensation programs, including the performance objectives and target and maximum levels used in connection with incentive awards. AFG and Great American Life analyze and structure Great American Life’s overall compensation program to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning executives’ interests with those of AFG shareholders. Further, Great American Life’s program makes a substantial portion of each named executive officer’s compensation contingent on delivering performance results that benefit our shareholders. The AFG Compensation Committee and AFG’s Co-CEOs believe that Great American Life’s executive compensation programs incentivize the appropriate level of risk-taking behavior by Great American Life’s named executive officers needed to grow the business, while encouraging prudent decision-making that focuses on both short-term and long-term results.
Base Salary
AFG and Great American Life pay salaries that are designed to attract and retain superior leaders. After reviewing compiled data and materials as discussed above, the AFG Compensation Committee determined Mr. S. Craig Lindner’s annual base salary based on his responsibilities and performance, and AFG’s Co-CEOs set salaries for the other named executive officers similarly.
Annual Performance-based Cash Bonuses
Annual performance-based cash bonuses are designed to reward current year performance as compared to performance in prior years and its current year performance versus other companies in its market segment. Great American Life believes that the overall performance of AFG is substantially related to the performance of its executives. If earned, cash bonuses are generally paid in the first quarter for the prior year’s performance.
Mr. S. Craig Lindner’s and Mr. Berding’s performance-based cash bonuses are paid under the AFG Annual Senior Executive Bonus Plan, which is described both in the AFG CD&A and below. The performance-based cash bonuses for Mr. Muething, Mr. Miliano and Mr. Prager are paid pursuant to the Annuity Group Executive Officer Bonus Plan, which is described below.

AFG Senior Executive Annual Bonus Plan—Mr. S. Craig Lindner and Mr. Berding
Consistent with prior years, under the AFG Annual Senior Executive Bonus Plan, the AFG Compensation Committee, working with management, developed for 2017 an annual bonus plan providing that a substantial portion of annual cash compensation is dependent on AFG’s performance. For 2017, three components applied to Mr. S. Craig Lindner and Mr. Berding under the AFG Senior Executive Annual Bonus EPS, Specialty Property and Casualty Earnings (Specialty P&C Earnings) and Annuity Earnings. All goals under the performance metrics were the same for Mr. S. Craig Lindner and Mr. Berding.
AFG Senior Executive Annual Bonus Plan—Operating EPS Component
The largest portion of the annual cash bonus was payable based on AFG’s 2017 Operating EPS calculated consistent with prior years.
Operating EPS differs from AFG’s reported net earnings per share (determined in accordance with generally accepted accounting principles) by excluding realized gains and losses in the investment portfolio and certain other items that may not be indicative of AFG’s ongoing core operations, including any special charge taken as a result of the recurring periodic review of asbestos and environmental reserves.
Operating EPS bonuses are awarded based on ranges where Mr. S. Craig Lindner and Mr. Berding can receive between $0 and the maximum bonus.
The determination of bonus amounts under the EPS Component was as follows. For Mr. S. Craig Lindner and Mr. Berding, 100% of the bonus target for the Operating EPS component was to be paid if Operating EPS were $6.45 per share. If Operating EPS was at least $5.80 but less than $6.45 or above $6.45 but less than $7.10, the Operating EPS component of the bonus was to be determined by straight-line interpolation. If Operating EPS was $7.10 or more, the maximum amount was to be paid. For Mr. S. Craig Lindner, the maximum was 175% of the target bonus, and for Mr. Berding, the maximum amount was 15% of the target bonus. For 2017, AFG reported Operating EPS of $6.55. As a result, the AFG Compensation Committee authorized the payment of bonuses for 2017 as follows under the Operating EPS component: $836,538 (111.5% of bonus target) to Mr. S. Craig Lindner; and $619,231 (107.7% of bonus target) to Mr. Berding.
AFG Senior Executive Annual Bonus Plan—Specialty P&C Earnings Component
For Mr. S. Craig Lindner and Mr. Berding, approximately one-third of the target annual cash bonus was payable based on AFG’s Specialty P&C Earnings for 2017.
Specialty P&C Earnings is defined as core operating earnings before income taxes from the Specialty Property and Casualty Insurance operations as reported in AFG’s quarterly earnings releases, which excludes certain items that may not be indicative of its ongoing core operations such as realized gains and losses and special charges resulting from the recurring periodic review of AFG’s asbestos and environmental exposures.
The determination of bonus amounts under the Specialty P&C Earnings was as follows. For Mr. S. Craig Lindner and Mr. Berding, 85% and 100% of the bonus target for the Specialty P&C Earnings Component was to be paid if Specialty P&C Earnings were $601 million and $653.6 million, respectively. The maximum bonus of 115% of target would be paid for Specialty P&C Earnings of more than $706 million. Bonuses awarded based on Specialty P&C Earnings above $601 million but less than $653.6 million or above $653.6 million but less than $706 million would be determined by straight-line interpolation. For 2017 AFG reported Specialty P&C Earnings of $660 million. As a result, the Compensation Committee authorized the payment of 101% of the target bonus, for 2017 under the Specialty P&C Earnings component. Mr. S. Craig Lindner received $801,927, and Mr. Berding received $526,981.
AFG Senior Executive Annual Bonus Plan—Annuity Earnings Component
For Mr. S. Craig Lindner and Mr. Berding, approximately one-fourth of the annual cash target bonus was payable based on AFG’s Annuity Earnings for 2017.
Annuity Earnings is defined as core operating earnings before income taxes from the Annuity segment as reported in AFG’s quarterly earnings releases, which excludes certain items that may not be indicative of its ongoing core operations such as realized gains and losses, adjusted to exclude the impact of fair value accounting for fixed-indexed annuities. As with Specialty P&C Earnings, the determination of Annuity Earnings is consistent with AFG’s reporting and excludes certain items that may not be indicative of AFG’s core operations such as realized gains and losses and adjustments resulting from the impact of fair value accounting for derivatives related to fixed-indexed annuities.
The determination of bonus amounts under the Annuity Earnings was as follows. For Mr. S. Craig Lindner and Mr. Berding, 85% and 100% of the bonus target for the Annuity Earnings Component was to be paid if Annuity Earnings were $355 million and $386 million, respectively. The maximum bonus of 115% of target would be paid for Annuity Earnings of more than $417 million. Bonuses awarded based on Annuity Earnings above $355 million but less than $386 million or above $386 million but less than $417 million would be determined by straight-line interpolation. For 2017, AFG reported Annuity Earnings of $395 million. As a result, the AFG Compensation Committee authorized the payment of 106.9% of the target bonus, for 2017 under the Annuity Earnings component. Mr. S. Craig Lindner received $593,081, and Mr. Berding received $389,739.
Annuity Group Executive Officer Bonus Plan—Mr. Muething, Mr. Miliano and Mr. Prager
Each of Mr. Muething, Mr. Miliano and Mr. Prager were eligible to participate in the Annuity Group Executive Officer Bonus Plan (the “Annuity Group Plan”). Unlike the AFG Annual Senior Executive Bonus Plan which is developed by the AFG Compensation Committee, the Annuity Group Plan is developed and administered solely by AFG’s Co-CEOs. The Annuity Group Plan compensates participants based on Great American Life’s financial and operational performance. Under the Annuity Group Plan, AFG’s Co-CEOs approved a maximum bonus for each participant based on such person’s duties and responsibilities and expected contributions during the year. AFG’s Co-CEOs also reviewed premium, financial and operational goals for Great American Life as well as individual goals for each participant. Based on the specific responsibilities of the participant, AFG’s Co-CEOs allocated a total of 100% among the premium, financial, operational, and individual goals. Based on the attainment of these goals, participants in the Annuity Group Plan could earn up to the maximum bonus amount. The bonuses reported in the Summary Compensation Table on page 75 of this prospectus are for amounts paid to Mr. Muething, Mr. Miliano and Mr. Prager in the first quarter of the subsequent year.
The Annuity Group Plan provides performance-based cash payments to Mr. Muething, Mr. Miliano and Mr. Prager. For Mr. Muething, Mr. Miliano and Mr. Prager, the performance component was determined by AFG’s Co-CEOs based on the performance of Great American Life and AFG’s Co-CEOs’ subjective rating of Mr. Muething, Mr. Miliano and Mr. Prager relative to overall performance for 2017. Mr. Muething, Mr. Miliano and Mr. Prager were eligible to receive maximum bonuses of $732,850, $547,950 and $466,130, respectively.
The determination for Mr. Muething, Mr. Miliano and Mr. Prager includes a consideration of all factors deemed relevant by AFG’s Co-CEOs, including, but not limited to: operational, qualitative measurements relating to the development and implementation of strategic initiatives and annual objectives; responses to unexpected developments; the development of management personnel; and the impact of any extraordinary transactions involving or affecting Great American Life and its subsidiaries. As a result, Mr. Muething, Mr. Miliano and Mr. Prager received the following amounts: $576,709, $440,033 and $358,621, respectively.
Long-Term Equity Incentive Compensation—Broad-based Equity Award
The AFG Compensation Committee believes long-term equity incentive compensation encourages management to focus on long-term AFG performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in AFG through equity awards that vest over time. The AFG Compensation Committee believes that equity awards represent an important part of AFG’s performance-based compensation system and that equity awards align AFG’s senior executives’ interest with those of its shareholders.
Equity awards are generally granted at a regularly scheduled AFG Compensation Committee meeting in February after the investment market has had the opportunity to assess AFG’s announcement of results of the recently ended fiscal year and current year earnings guidance. Restricted shares granted in 2017 to the named executive officers are set forth in the Grants of Plan-Based Awards Table on page 76 of this prospectus.
Long-Term Equity Incentive Compensation—AFG Senior Executive Equity Bonus Plan
Mr. S. Craig Lindner and Mr. Berding also participate in AFG’s Senior Executive Equity Bonus Plan. Under the AFG Senior Executive Equity Bonus Plan, AFG may grant bonus awards payable in AFG common shares to participants, based upon the achievement of the performance goals determined annually by the AFG Compensation Committee.
Awards paid in 2018 for the three-year period 2015-2017 were based one-half on book value per share growth as compared to the group of companies set forth below (the “plan companies”), with the remaining one-half based on annual return on equity growth.
The group of companies utilized for purposes of determining satisfaction of the book value per share criterion is designed to approximate AFG’s business mix of property and casualty insurance and annuities. The book value per share comparisons, for AFG and each plan company, were adjusted to negate the effects of accounting changes, accumulated other comprehensive income and the impact of dividends and other capital distributions made on common shares.
AFG’s annual return on equity is defined as the percentage equal to AFG’s core operating earnings divided by AFG’s shareholders’ equity (excluding appropriated retained earnings and accumulated other comprehensive income). The applicable percentage in determining bonus amounts, if any, would be the average return on equity for each of the three years in the performance period.
The target amount for Mr. S. Craig Lindner was $2,500,000, and the target amount for Mr. Berding was $750,000, with one-half of each target amount ($1,250,000 and $375,000, respectively) allocated to each of the two performance criteria. The maximum award was 200% of the target amount.
With regard to the book value per share component, if AFG’s growth in book value per share placed it in the fourth (lowest) quartile of the plan companies, no bonus for the book value per share growth metric would be payable to any participant. If AFG’s growth in book value per share exceeded all plan companies, each participant would receive the maximum amount payable for the metric (200% of the target amount). If AFG’s growth in book value per share exceeded the fourth (lowest) quartile of the plan companies but did not exceed that of all plan companies, each participant would be entitled to a bonus amount for the metric calculated by applying straight-line interpolation rounded to the nearest whole dollar amount for growth in book value per share between 0% (for being in the fourth (lowest) quartile of plan companies) and 200% (for growth in book value per share exceeding that of all other plan companies) of the target amount. Plan companies acquired during the three-year performance period are excluded when calculating awards under the plan. In order for a participant to receive the target amount, AFG’s growth in book value per share must be in the top 37.5% of the plan companies.
The plan companies under the Equity Bonus Plan for awards paid with respect to book value per share growth for the three-year period ended December 31, 2017 were:

•	Alleghany Corp.

•	American Equity Investment Life Holding Co.

•	American National Insurance Co.

•	Arch Capital Group Ltd.

•	Argo Group International Holdings, Ltd.

•	Baldwin & Lyons Inc.

•	Chubb Limited

•	Cincinnati Financial Corp.

•	CNA Financial Corporation

•	CNO Financial Group, Inc.

•	Hanover Insurance Group, Inc.

•	The Hartford Financial Services Group, Inc.

•	Horace Mann Educators Corp.

•	Lincoln National Corp.

•	Markel Corporation

•	MetLife, Inc.

•	National Western Life Group, Inc.

•	Protective Life Corp.

•	RLI Corp.

•	Symetra Financial Corporation

•	Travelers Companies, Inc.

•	W.R. Berkley Corporation

•	XL Group plc
AFG’s growth in book value per share for the period from January 1, 2015 through December 31, 2017 placed it tenth in comparison to the plan companies (entitling each participant to 95.7% of the target bonus for this component). As a result, Mr. S. Craig Lindner was entitled to a bonus in dollars of $1,195,652 for 2017, and Mr. Berding was entitled to a bonus in dollars of $358,696 for 2017.
The remaining one-half of the bonus amount was based on annual return on equity growth as discussed above. With regard to the 2015-2017 performance period, if the return on equity percentage equaled or exceeded 12%, the participant would receive the maximum bonus amount attributed to this metric. If the return on equity percentage equals or is less than 9%, the participant would receive no bonus amount attributed to this metric. For a return on equity greater than 9% but less than 12%, the bonus amount will be calculated by applying straight-line interpolation rounded to the nearest whole dollar amount. Each participant’s target bonus of 50% of the maximum bonus for the return on equity component would be earned if AFG’s return on equity equaled 10.5% for the three-year period.
AFG’s annual average return on equity for 2015-2017 was 12.3% (entitling each participant to the maximum bonus for this component). As a result, Mr. S. Craig Lindner was entitled to a bonus in dollars of $2,500,000 for 2017, and Mr. Berding was entitled to a bonus in dollars of $750,000 for 2017.
After combining the two components, Mr. S. Craig Lindner received a bonus of $3,695,652 for 2017, payable (after taxes withheld) through the issuance of 17,617 AFG common shares, and Mr. Berding received a bonus of $1,108,696 for 2017, payable (after taxes withheld) through the issuance of 5,285 AFG common shares. Each participant’s bonus amount represented 147.8% of his target and 73.9% of his maximum bonus under the plan.
Recovery of Prior Awards
AFG does not have a policy with respect to adjustment or recovery of awards or payments if relevant company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would reduce the size of such award or payment. Under those circumstances, we expect that the AFG Compensation Committee and AFG’s Co-CEOs would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the applicable restatement or adjustment. Nevertheless, AFG is subject to the provisions of Section 304 of the Sarbanes-Oxley Act, with its recoupment requirements. In addition, the Senior Executive Equity Bonus Plan and the Senior Executive Annual Bonus Plan contain specific provisions regarding recovery of awards in the event of restatement of materially inaccurate financial results.
Perquisites and Other Personal Benefits
Perquisites, such as insurance coverage, security services, certain entertainment expenses, administrative staff attending to occasional personal matters, and the personal use of corporate aircraft, are made available to Great American Life’s executive officers. These benefits and the estimated costs to Great American Life of such benefits are included in the All Other Compensation table on page 75 of this prospectus.
During 2017, as in prior years, AFG operated corporate aircraft used for the business travel of senior management of AFG and its subsidiaries. The AFG Board of Directors has encouraged the use of corporate aircraft for the travel needs of Mr. S. Craig Lindner, including personal travel, in order to minimize and more efficiently utilize his travel time, protect the confidentiality of his travel and AFG’s business, and enhance his personal security. Notwithstanding, the AFG Compensation Committee and AFG’s Co-CEOs jointly acknowledge that such aircraft use is a personal benefit, and as such, the AFG Compensation Committee considers the cost to AFG of such use to be an element of the total compensation paid to Mr. S. Craig Lindner.
For Mr. S. Craig Lindner, the AFG Compensation Committee limits personal use of corporate aircraft (120 occupied flight hours). Other perquisites, excluding aircraft, retirement plan and health savings account company match are limited to $500,000 for Mr. Lindner. If exceeded, reimbursement is made based on the cost to AFG of providing the benefits. For taxable benefits, the dollar amounts are included as taxable income to the named executive officers, and AFG does not provide tax gross-up payments for any perquisites. See footnote one to the “All Other Compensation” table on page 75 for a discussion of the tax treatment of aircraft benefits.
The AFG Compensation Committee believes these perquisites to be reasonable, particularly as a part of total executive compensation, comparable with plan companies and consistent with AFG’s and Great American Life’s overall executive compensation programs.
Change in Control
No named executive officer is a party to an employment or other agreement providing for severance or change in control payments. Awards under the AFG Senior Executive Equity Bonus Plan and AFG’s shareholder-approved equity incentive plans contain provisions for an acceleration of vesting, applicable to all participants, of awards upon a change in control. Rights to acceleration under AFG’s stock incentive plan were modified through the addition of a double trigger for awards granted beginning in 2016.

Executive Compensation
Summary Compensation Table. The following table summarizes the aggregate compensation paid to or earned by the named executive officers, and allocated to Great American Life, for 2017 and 2016. Amounts shown relate to the year indicated, regardless of when paid.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
S. Craig Lindner President (Principal Executive Officer)	2017 2016	1,150,000 1,150,000	5,202,662 4,871,340	2,231,547 2,750,284	1,024,850 981,221	9,609,059 9,752,845
John B. Berding Chief Investment Officer	2017 2016	603,000 586,250	1,348,581 1,280,665	1,029,086 1,154,912	62,317 66,465	3,042,984 3,088,292
Mark F. Muething Executive Vice President and Secretary	2017 2016	461,210 444,597	490,144 465,107	576,709 578,760	68,901 72,159	1,596,964 1,560,623
Christopher P. Miliano Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	2017 2016	427,412 412,017	380,121 355,276	440,033 441,692	64,795 65,461	1,312,361 1,274,446
Michael J. Prager Chief Actuary	2017 2016	400,839 389,164	270,098 270,224	358,621 384,846	51,149 54,044	1,080,707 1,098,278

(1) Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the Deferred Compensation Plan.
(2) Amount represents the dollar amount which will be expensed for financial statement reporting purposes over the vesting period of the award for compensation expense incurred by Great American Life in connection with discretionary restricted stock awards made by the AFG Compensation Committee under the 2005 AFG Stock Incentive Plan and, with respect to Mr. Lindner and Mr. Berding, bonuses under the AFG Senior Executive Equity Bonus Plan in the form of AFG common stock in accordance with FASB ASC 718 (Compensation - Stock Compensation), rather than as an amount paid to or realized.
(3) These payments were made pursuant to a performance-based annual bonus plan. Amount represents payment for performance in the year indicated, whenever paid, under the AFG Annual Senior Executive Bonus Plan or the Annuity Group Executive Officer Bonus Plan, as applicable.
(4) See All Other Compensation chart below for amounts, which include perquisites, company contributions or allocations under the defined contribution retirement plans and employee savings plan in which the named executive officers participate (and related accruals for their benefit under Great American Life’s benefit equalization plan which generally makes up for certain reductions caused by Internal Revenue Code limitations in Great American Life’s contributions to certain of Great American Life’s retirement plans) and company paid group life insurance.
All Other Compensation ($) - 2017

Item	S.C. Lindner (1)(2)	J.B. Berding	M.F. Muething	C.P. Miliano	M.J. Prager
Insurance (Auto/Home Executive Insurance Program)	404,531	18,068	18,566	20,547	10,157
Aircraft Usage	477,200	—	—	—	—
Annual RASP Contribution (3)	17,550	11,759	17,550	17,550	17,550
Annual Auxiliary RASP Contribution	29,200	19,564	29,200	23,964	20,629
Other (4)	117,119	12,926	3,585	2,734	2,815
Totals	1,024,850	62,317	68,901	64,795	51,149
(1) The value of the use of corporate aircraft is calculated based on the aggregate incremental cost to Great American Life, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the amortized costs of the AFG aircraft, and the cost of maintenance not related to trips, are excluded. Amounts for personal use of company aircraft are included in the table. This incremental cost valuation of aircraft use is different from the standard industry fare level valuation used to impute income to the executives for tax purposes.
(2) All perquisites excluding aircraft, retirement plan and health savings account Company match are limited to $500,000 for Mr. Lindner. Such perquisites totaled $520,750 for 2017, and he reimbursed the Company for the excess. Amounts shown for all items except “Total” do not give effect to the repayment.
(3) Includes a Company match of 100% on the first 3% of contributions, an additional 50% match on the next 3% of contributions and a discretionary Company contribution.
(4) Includes group life insurance, car, parking and related expenses, health savings account Company match, meals and entertainment and administrative and secretarial services.

Grants of Plan-Based Awards. The following table summarizes the grants of plan-based awards to the named executive officers, and allocated to Great American Life.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#) (1)	Closing Market Price on the Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
S. Craig Lindner	2/22/2017	—	—	—	15,885	94.87	1,500,179
	2/22/2017 (2)	—	2,062,500	2,821,875	—	—	—
	2/22/2017 (3)	—	2,500,000	5,000,000	—	—	—
John B. Berding	2/22/2017	—	—	—	6,385	94.87	603,009
	2/22/2017 (2)	—	963,125	1,242,431	—	—	—
	2/22/2017 (3)	—	502,500	1,005,000	—	—	—
Mark F. Muething	2/22/2017	—	—	—	5,190	94.87	490,144
	2/22/2017	—	396,134	732,850	—	—	—
Christopher P. Miliano	2/22/2017	—	—	—	4,025	94.87	380,121
	2/22/2017	—	302,316	547,950	—	—	—
Michael J. Prager	2/22/2017	—	—	—	2,860	94.87	270,098
	2/22/2017	—	262,607	466,130	—	—	—
(1) These restricted shares were granted pursuant to AFG’s stock incentive plan and generally vest four years after the grant date. Holders of restricted shares generally have full voting and dividend rights on all restricted shares during the vesting period.
(2) These represent awards under the AFG Senior Executive Annual Bonus Plan and the Annuity Group Executive Officer Bonus Plan. These amounts, to the extent earned and paid in 2018, are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation” because these awards were recognized in 2017 for financial statement reporting purposes.
(3) These represent awards under the Senior Executive Long Term Incentive Compensation Plan. Grants in 2016 cover a three-year performance period 2016 – 2018. One-half of award payment is based on the Company’s growth in book value per share over the three years compared to plan companies, and one-half of award payment is based on meeting or exceeding average annual core return on equity goals over the three-year period. Payment of awards, if any, will be made in early 2019.

Outstanding Equity Awards at Fiscal Year-End. The table below includes all outstanding AFG common stock awards held by the named executive officers at December 31, 2017.

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
S. Craig Lindner	02/23/2012	50,000		38.11	02/23/22
	02/21/2013	40,000	10,000	44.01	02/21/23
	02/24/2014	30,000	20,000	56.44	02/24/24	13,320	1,445,753
	02/23/2015	20,000	30,000	63.15	02/23/25	11,880	1,289,455
	02/23/2016					22,400	2,431,296
	02/22/2017					15,885	1,724,158
	03/10/2015							2,500,000
John B. Berding	02/16/2011	24,588		34.34	02/16/21
	02/23/2012	30,000		38.11	02/23/22
	02/21/2013	24,000	6,000	44.01	02/21/23
	02/24/2014	18,000	12,000	56.44	02/24/24	7,990	867,235
	02/23/2015	12,000	18,000	63.15	02/23/25	7,130	773,890
	02/23/2016					13,440	1,458,778
	02/22/2017					9,530	1,034,386
	03/10/2015							750,000
Mark F. Muething	02/16/2011	4,381		34.34	02/16/21
	02/23/2012	12,000		38.11	02/23/22
	02/21/2013	11,200	2,800	44.01	02/21/23
	02/24/2014	8,400	5,600	56.44	02/24/24	3,730	404,854
	02/23/2015	6,000	9,000	63.15	02/23/25	3,570	387,488
	02/23/2016					6,945	753,810
	02/22/2017					5,190	563,323
Christopher P. Miliano	02/21/2013		2,100	44.01	02/21/23
	02/24/2014		4,200	56.44	02/24/24	2,800	303,912
	02/23/2015		6,900	63.15	02/23/25	2,740	297,400
	02/23/2016					5,305	575,805
	02/22/2017					4,025	436,874
Michael J. Prager	02/23/2012	9,000		38.11	02/23/22
	02/21/2013	7,200	1,800	44.01	02/21/23
	02/24/2014	5,400	3,600	56.44	02/24/24	2,400	260,496
	02/23/2015	3,600	5,400	63.15	02/23/25	2,140	232,276
	02/23/2016					4,035	437,959
	02/22/2017					2,860	310,424
(1) Represents employee stock options that become exercisable for 20% of the shares initially granted on the first anniversary of the date of grant, with an additional 20% becoming exercisable on each subsequent anniversary. They are generally exercisable for ten years. The options become fully exercisable in the event of death or disability or upon a change in control of AFG. AFG ceased granting stock options after the 2015 broad-based grant.
(2) Represents restricted shares which generally vest four years following the award grant date.
(3) Represents target amount for grants made under the AFG Senior Executive Equity Bonus Plan. Awards are denominated in dollars but paid in shares of AFG common stock. The plan was terminated after payments made in 2018 for the three-year performance period ending December 31, 2017.

Option Exercises and Stock Vested. The table below shows the number of shares of AFG common stock acquired during 2017 upon the exercise of options and restricted share awards which vested in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
S. Craig Lindner	100,000	7,328,023	17,000	1,605,140
John B. Berding	52,912	4,031,419	10,200	963,084
Mark F. Muething	16,123	1,178,129	4,760	449,439
Christopher P. Miliano	10,800	436,002	3,570	337,079
Michael J. Prager	—	—	3,060	288,925
(1) The dollar value realized reflects the difference between the closing price of the AFG common stock on the date of exercise and the stock option exercise price.
(2) The dollar value realized reflects the market value of the vested shares based on the closing price of the AFG common stock on the vesting date or, if not a business day, the next succeeding business day.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
Great American Life employees, including the named executive officers, participate in AFG plans described below that provide retirement benefits through a combination of qualified (under the Internal Revenue Code) and nonqualified plans. AFG makes available to certain employees, including the named executive officers, benefits in the AFG Nonqualified Auxiliary RASP (“Auxiliary RASP”). The purpose of the Auxiliary RASP is to enable employees whose contributions are limited by IRS regulations in the retirement contribution portion of the AFG Retirement and Savings Plan (“RASP”) to have an additional benefit to the RASP.
AFG also maintains a Deferred Compensation Plan pursuant to which certain key employees of Great American Life, including the named executive officers, may defer up to 80% of their annual salary and/or bonus. The deferral term of either a fixed number of years or upon termination of employment must be elected at the time of deferral. Under the plan, no federal or state income taxes are paid on deferred compensation. Rather, such taxes will be due upon receipt at the end of the deferral period.
The table below discloses information on the nonqualified deferred compensation of the named executive officers, and allocated to Great American Life, for 2017, including the Auxiliary RASP and the AFG Deferred Compensation Plan.

Name	Executive contributions in last FY ($)	AFG contributions in last FY ($)(1)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balances at last FYE ($)
S. Craig Lindner	—	29,200	830,636	—	4,275,730
John B. Berding	—	19,564	191,930	—	1,187,655
Mark F. Muething	189,018	29,200	497,316	—	6,236,569
Christopher P. Miliano	—	23,964	26,756	—	387,459
Michael J. Prager	—	20,627	134,523	—	1,019,342
(1) Represents AFG contributions credited to participants’ Auxiliary RASP accounts which are included in the supplemental All Other Compensation table to the Summary Compensation Table on page 75 of this prospectus.
(2) Earnings are calculated by reference to actual earnings or losses of mutual funds and securities, including AFG common stock, held by the plans.
Compensation Committee Interlocks and Insider Participation
Great American Life does not have a compensation committee. All compensation decisions are made by AFG. Mr. S. Craig Lindner is both an executive officer of Great American Life and an executive officer and director of AFG. No executive officer of Great American Life served on the compensation committee (or its equivalent) or board of directors of another entity that has, or had at any time during 2017, an executive officer who served as a member of the board of directors of Great American Life.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of AFG common shares by each of Great American Life’s directors, the named executive officers and by all directors and named executive officers of Great American Life as a group. The table also includes those who are known by Great American Life to own beneficially more than 5% of the issued and outstanding AFG common shares. Except as otherwise provided below, information in the table is as of March 31, 2018 and, to Great American Life’s knowledge, all common shares are beneficially owned, and investment and voting power is held solely by the persons named as owners. The addresses of Carl H. Lindner III, S. Craig Lindner and Edyth B. Lindner are 301 East Fourth Street, Cincinnati, Ohio, 45202.

Common Share Ownership	Beneficial Ownership Amount (1)	Percent of Class (* means less than 1%)
S. Craig Lindner (2)	5,677,292	6.4%
John B. Berding (3)	188,709	*
Jeffrey G. Hester	35,112	*
Christopher P. Miliano	19,771	*
Mark F. Muething	102,207	*
Michael J. Prager	48,862	*
All Directors, Nominees and Named Executive Officers as a Group (6 persons)	6,071,953	6.8%
Security Ownership of 5% Beneficial Owners
Carl H. Lindner III (4)	7,420,070	8.3%
Edyth B. Lindner (5)	5,876,404	6.6%
BlackRock, Inc. (6)	6,416,764	7.2%
The Vanguard Group (7)	6,791,576	7.7%

(1)
Includes the following numbers of shares that may be acquired within 60 days of March 31, 2018 through the exercise of options held by such person: S. Craig Lindner - 170,000; John B. Berding - 126,588; Jeffrey G. Hester - 25,791; Mark F. Muething - 50,581; Michael J. Prager - 30,600 and Carl H. Lindner III - 220,000. Mr. Berding’s share excludes shares held in AFG’s Retirement and Savings Plan (RASP), for which each serves on the Administrative Plan Committee, other than those shares allocated to his personal RASP account.

(2)
Includes 2,477,165 shares held in his trust over which he has voting and dispositive power; 32,891 shares held in the RASP; 113,229 shares held by a trust over which his spouse has voting and dispositive power; 2,324,600 shares owned by a limited liability company and 10,032 shares held in a trust over which he shares voting and dispositive power with Carl H. Lindner III; 321,077 shares held by a charitable foundation over which he shares voting and dispositive power with Edyth B. Lindner; and 228,298 shares held by a charitable foundation over which he shares voting and dispositive power with his spouse.

(3)	Common shares include 1,350 shares held in the RASP and 233 shares held by a family trust.

(4)
Includes 3,460,630 shares held in his trust over which he holds voting and dispositive power; 38,098 shares held by a trust over which his spouse has voting and dispositive power; 1,248,500 shares held in a limited liability company over which shares he holds dispositive power; 2,324,600 shares owned by a limited liability company and 10,032 shares held in a trust over which he shares voting and dispositive power with S. Craig Lindner; and 118,210 shares held in a charitable foundation over which he shares voting and dispositive power with his spouse.

(5)
Includes 5,555,327 shares held in her trust over which she has voting and dispositive power. Also includes 321,077 shares held in a charitable foundation over which she shares voting and dispositive power with S. Craig Lindner.

(6)
Based solely on information contained in a Schedule 13G amendment filed with the SEC on January 29, 2018 by BlackRock, Inc. reporting sole voting power of 5,972,929 shares and sole dispositive power of 6,416,764 shares.

(7)
Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 12, 2018 by The Vanguard Group reporting sole voting power of 54,013 shares, shared voting power of 12,326 shares, sole dispositive power of 6,732,051 shares and shared dispositive power of 59,525 shares.

Transactions With Related Persons

Transactions between GALIC and AFG or Other AFG Subsidiaries

GALIC and AMMC are parties to an Investment Services Agreement under which AMMC provides investment services to GALIC in accordance with guidelines. GALIC pays AMMC a fee based on AMMC’s cost of providing these services. Investment charges paid by GALIC to AMMC were $3.7 million in 2017, $5.3 million in 2016 and $4.2 million in 2015.
GALIC is a member of AFG’s consolidated tax group. GALIC has a tax allocation agreement with AFG which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. GALIC and its subsidiaries, which are included in the AFG consolidated tax group, incurred income tax expense of $108.2 million in 2017, $133.3 million in 2016 and $114.0 million in 2015.
The chart below shows the amounts paid by GALIC to AFG in 2017, 2016 and 2015 for various services. All of these transactions were based on fair market value.

	2017	2016	2,015
Information technology services	$6.0 million	$5.5 million	$4.8 million
Business support and human resources services	$3.6 million	$3.5 million	$3.0 million
Internal audit support	$1.0 million	$1.3 million	$1.0 million
Creative marketing services	$1.0 million	$0.8 million	$0.8 million
In July 2000, GAI entered into a thirty-two-year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” GALIC participates in the stadium naming rights agreement and accordingly paid GAI approximately $0.8 million in 2017, 2016 and 2015 under the agreement. GALIC’s payments to GAI will average approximately $0.8 million annually over the remaining term of the agreement.
Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers
A brother-in-law of GALIC’s President and Chief Executive Officer is a Senior Vice President with Raymond James Financial, Inc. Raymond James received $190,000 in 2017, $64,000 in 2016 and $76,000 in 2015 in commissions for equity transactions made by AFG, including transaction by GALIC and its subsidiaries. In addition , AFG including GALIC and its subsidiaries, traded approximately $75 million in 2017, $230 million in 2016 and $147 million in 2015 par amount of debt securities through Raymond James.
The brother of GALIC’s President and Chief Executive Officer was Co-Chief Executive Officer and Co-President of AFG during 2017, 2016, and 2015. This individual received salary and other compensation of $9,772,850 for 2017 $9,736,384 for 2016 and $7,642,021 for 2015. This individual is also a beneficial owner of more than 5% of the issued and outstanding shares of AFG’s common stock.
A subsidiary of AFG employs a son of GALIC’s President and Chief Executive Officer in an executive position. This individual received salary and bonus of $575,000 for 2017, $400,000 for 2016 and $250,000 for 2015. This individual also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure with the subsidiary.
A subsidiary of AFG employs a brother of GALIC’s Executive Vice President and Chief Operating Officer. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of $720,012 for 2017, $589,489 for 2016 and $631,240 for 2015. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.
A brother of GALIC’s Executive Vice President and Chief Operating Officer serves as managing partner of Keating Muething & Klekamp PLL and a member of that firm’s Board of Directors. AFG and its subsidiaries paid Keating Muething & Klekamp $2,136,171 in 2017, $1,723,662 in 2016 and $1,283,914 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require AFG to conduct an appropriate review of all related party transactions (including those required to be disclosed by AFG pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by AFG’s Audit Committee or another committee comprised of independent directors of AFG’s Board of Directors.

AFG’s Audit Committee reviews and evaluates all transactions with related parties. In addition, AFG’s Audit Committee Charter provides that the Audit Committee review and approve all related party transactions involving directors, executive officers and significant shareholders of AFG that require disclosure pursuant to SEC Regulation S-K Item 404. In considering any transaction, the AFG Audit Committee may consider all relevant factors, including as applicable: AFG’s business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to AFG.
While AFG adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the New York Stock Exchange. However, approval of such related person transactions is evidenced by AFG Audit Committee resolutions in accordance with AFG’s practice of reviewing and approving transactions in this manner.
GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. GALIC’s policy with respect to potential related party transactions is not in written form.

FINANCIAL INFORMATION
Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.
Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•
changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.
The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

Selected Financial Data

The following table sets forth certain data for the periods indicated (dollars in millions).

	Year ended December 31,
	2017	2016	2015	2014	2013
Earnings Statement Data:
Total revenues	$1,598	$1,499	$1,340	$1,297	$1,214
Earnings before income taxes	381	367	319	352	391
Net earnings, including noncontrolling interests	276	240	211	232	255
Less: Net earnings attributable to noncontrolling interests	6	4	6	1	1
Net earnings attributable to shareholder	270	236	205	231	254

	December 31,
	2017	2016	2015	2014	2013
Balance Sheet Data:
Cash and investments	$34,500	$30,976	$28,026	$25,402	$22,356
Total assets	38,120	34,362	30,828	28,012	25,045
Annuity benefits accumulated	33,316	29,907	26,622	23,492	20,658
Life, accident and health reserves	658	691	705	690	702
Shareholder’s equity	2,761	2,509	2,293	2,450	2,246

Management’s Discussion and Analysis of Financial Condition and Results of Operations

INDEX TO MD&A
	Page		Page
General	84	Contractual Obligations	87
Overview	84	Off-Balance Sheet Arrangements	87
Critical Accounting Policies	84	Investments	87
Liquidity and Capital Resources	84	Uncertainties	91
Condensed Consolidated Cash Flows	85	Results of Operations	91
Liquidity	86

GENERAL

Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.

OVERVIEW

Financial Condition

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

GALIC predominately markets individual and group fixed and fixed-indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note A — “Accounting Policies” to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the recoverability of deferred acquisition costs, and

•	the valuation of investments, including the determination of other-than-temporary impairments.

See “Liquidity and Capital Resources — Uncertainties” for a discussion of recoverables from reinsurers and “Liquidity and Capital Resources — Investments” for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities and universal life insurance products are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.

LIQUIDITY AND CAPITAL RESOURCES

Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payment of dividends to GAFRI and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, AFG may contribute funds to GALIC.

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2017, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

Condensed Consolidated Cash Flows   GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Year ended December 31,
	2017	2016	2015
Net cash provided by operating activities	$796	$699	$855
Net cash used in investing activities	(2,433)	(2,687)	(3,237)
Net cash provided by financing activities	1,749	2,225	2,422
Net change in cash and cash equivalents	$112	$237	$40

Net Cash Provided by Operating Activities   GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $796 million, $699 million and $855 million in 2017, 2016 and 2015, respectively.

Net Cash Used in Investing Activities   GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $2.43 billion in 2017 compared to $2.69 billion in 2016, a decrease of $254 million. Settlements of equity index call options exceeded purchases by $285 million in 2017 compared to purchases exceeding settlements by $110 million in 2016, accounting for a $395 million decrease in cash used in investing activities. In general, purchases of equity index call options have increased due to growth in the fixed-indexed annuity business while proceeds from settlements of equity options are impacted by the performance of the stock market during the term of the options. In addition, the $85 million increase in cash dividends paid in 2017 compared to 2016 decreased the amount of cash available for investing activities in 2017 compared to 2016.

Net cash used in investing activities was $2.69 billion in 2016 compared to $3.24 billion in 2015, a decrease of $550 million. The decrease in net advances of $195 million from the Federal Home Loan Bank of Cincinnati (“FHLB”) in 2016 compared to 2015 and the $30 million increase in cash dividends paid in 2016 compared to 2015 decreased the amount of cash available for investment in 2016 compared to 2015.

Net Cash Provided by Financing Activities   GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided by financing activities was $1.75 billion in 2017 compared to $2.23 billion in 2016, a decrease of $476 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $1.99 billion in 2017 compared to $2.35 billion in 2016, resulting in a $362 million decrease in net cash provided by financing activities. In addition, there were $225 million of cash dividends paid in 2017 as compared to $140 million paid in 2016, resulting in an $85 million decrease in net cash provided by financing activities.

Net cash provided by financing activities was $2.23 billion in 2016 compared to $2.42 billion in 2015, a decrease of $197 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $2.35 billion in 2016 compared to $2.53 billion in 2015, resulting in a $173 million decrease in net cash provided by financing activities.

Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.

GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At December 31, 2017, GALIC had $871 million in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.03% to 0.35% over LIBOR (average rate of 1.75% at December 31, 2017). While these advances must be repaid between 2018 and 2020 ($285 million in 2018 and $586 million in 2020), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. At December 31, 2017, GALIC estimated that it had additional borrowing capacity of approximately $300 million from the FHLB.

The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payments of dividends and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.

In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment, significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). GALIC began selling policies with GMIRs below 2% in 2003; almost all new business since late 2010 has been issued with a 1% GMIR. At December 31, 2017, GALIC could reduce the average crediting rate on approximately $25 billion of traditional fixed and fixed-indexed annuities without guaranteed withdrawal benefits by approximately 92 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	at December 31,
GMIR	2017	2016
1 — 1.99%	76%	72%
2 — 2.99%	5%	6%
3 — 3.99%	10%	12%
4.00% and above	9%	10%

Annuity benefits accumulated (in millions)	$33,316	$29,907

For statutory accounting purposes, equity securities of non-affiliates and equity options used in the fixed-indexed annuity business are generally carried at fair value. At December 31, 2017, GALIC owned publicly traded equity securities with a fair value of $593 million and equity options with a fair value of $701 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.

GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.

Contractual Obligations   The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2017 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$38,653	$2,655	$6,552	$8,464	$20,982
Life, accident and health liabilities (*)	1,449	123	209	197	920
Total	$40,102	$2,778	$6,761	$8,661	$21,902

(*)
Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $33.32 billion for annuity benefits accumulated and $658 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2017. Based on the same assumptions, GALIC projects reinsurance recoveries related to life, accident and health reserves totaling $708 million as follows: Within 1 year — $68 million; 2-3 years — $124 million; 4-5 years — $96 million; and thereafter — $420 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2017.

Off-Balance Sheet Arrangements   See Note L — “Additional Information — Financial Instruments — Unfunded Commitments” to the financial statements.

Investments   GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.

GALIC’s investment portfolio at December 31, 2017, contained $31.22 billion in fixed maturity securities and $593 million in equity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax basis. In addition, $116 million in fixed maturities were classified as trading with changes in unrealized holding gains or losses included in net investment income.

As detailed in Note D — “Balance Sheet Impact of Net Unrealized Gains on Securities” to the financial statements, unrealized gains and losses on GALIC’s fixed maturity and equity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.

Fixed income investment funds are generally invested in securities with intermediate-term maturities with an objective of optimizing total return while allowing flexibility to react to changes in market conditions. At December 31, 2017, the average life of GALIC’s fixed maturities was about 6-1/2 years.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. For mortgage-backed securities (“MBS”), which comprise approximately 10% of GALIC’s fixed maturities, prices for each security are generally obtained from both pricing services and broker quotes. For the remainder of GALIC’s fixed maturity portfolio, approximately 77% are priced using pricing services and the balance is priced primarily by using non-binding broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of MBS are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31, 2017 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

Fair value of fixed maturity portfolio	$31,339
Pretax impact on fair value of fixed maturity portfolio	$(1,567)
Percentage impact on fair value of 100 bps increase in interest rates	(5.0%)

Approximately 90% of the fixed maturities held by GALIC at December 31, 2017, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.

MBS are subject to significant prepayment risk due to the fact that, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates. Although interest rates have been low in recent years, tighter lending standards have resulted in fewer buyers being able to refinance the mortgages underlying much of GALIC’s non-agency residential MBS portfolio.

Summarized information for GALIC’s MBS (including those classified as trading) at December 31, 2017, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency; Alt-A mortgages are those with risk profiles between prime and subprime. The majority of the Alt-A securities and substantially all of the subprime securities are backed by fixed-rate mortgages. The average life of the residential and commercial MBS is approximately 4-1/2 years and 5-1/2 years, respectively.

	Amortized Cost	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$41	$42	102%	$1	100%
Non-agency prime	1,042	1,178	113%	136	29%
Alt-A	693	783	113%	90	16%
Subprime	266	296	111%	30	23%
Commercial	835	868	104%	33	96%
	$2,877	$3,167	110%	$290	45%

The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At December 31, 2017, 97% (based on statutory carrying value of $2.85 billion) of GALIC’s MBS had an NAIC designation of 1.

Municipal bonds represented approximately 14% of GALIC’s fixed maturity portfolio at December 31, 2017. GALIC’s municipal bond portfolio is high quality, with 99% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At December 31, 2017, approximately 71% of the municipal bond portfolio was held in revenue bonds, with the remaining 29% held in general obligation bonds. GALIC does not own general obligation bonds issued by Puerto Rico.

Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at December 31, 2017, is shown in the following table (dollars in millions). Approximately $707 million of available for sale fixed maturity securities and $30 million of available for sale equity securities had no unrealized gains or losses at December 31, 2017.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$26,344	$4,172
Amortized cost of securities	$25,115	$4,236
Gross unrealized gain (loss)	$1,229	$(64)
Fair value as % of amortized cost	105%	98%
Number of security positions	3,492	539
Number individually exceeding $2 million gain or loss	63	2
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Mortgage-backed securities	$292	$(2)
States and municipalities	190	(12)
Banks, savings and credit institutions	161	(5)
Asset-backed securities	130	(13)
Manufacturing	103	(7)
Insurance companies	69	(2)
Communications	17	(3)
Percentage rated investment grade	92%	89%

Available for Sale Equity Securities
Fair value of securities	$442	$121
Cost of securities	$318	$131
Gross unrealized gain (loss)	$124	$(10)
Fair value as % of cost	139%	92%
Number of security positions	86	20
Number individually exceeding $2 million gain or loss	16	2

The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at December 31, 2017, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	1%	1%
After one year through five years	17%	12%
After five years through ten years	42%	37%
After ten years	12%	21%
	72%	71%
Asset-backed securities (average life of approximately 5 years)	17%	26%
Mortgage-backed securities (average life of approximately 4.5 years)	11%	3%
	100%	100%

The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at December 31, 2017
Securities with unrealized gains:
Exceeding $500,000 (730 securities)	$10,912	$793	108%
$500,000 or less (2,762 securities)	15,432	436	103%
	$26,344	$1,229	105%
Securities with unrealized losses:
Exceeding $500,000 (21 securities)	$413	$(20)	95%
$500,000 or less (518 securities)	3,759	(44)	99%
	$4,172	$(64)	98%

The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at December 31, 2017
Investment grade fixed maturities with losses for:
Less than one year (314 securities)	$2,826	$(24)	99%
One year or longer (111 securities)	876	(23)	97%
	$3,702	$(47)	99%
Non-investment grade fixed maturities with losses for:
Less than one year (71 securities)	$289	$(4)	99%
One year or longer (43 securities)	181	(13)	93%
	$470	$(17)	97%
Common stocks with losses for:
Less than one year (14 securities)	$58	$(10)	85%
One year or longer (none)	—	—	—%
	$58	$(10)	85%
Perpetual preferred equity securities with losses for:
Less than one year (5 securities)	$53	$—	100%
One year or longer (1 security)	10	—	100%
	$63	$—	100%

When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as a realized loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2017. Although GALIC has the ability to continue holding its investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change with regard to a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, including charges for other-than-temporary impairment, see “Results of Operations — Realized Gains (Losses) on Securities.”

As discussed in Note A — “Accounting Policies — Investments” to the financial statements, effective January 1, 2018, all equity securities currently classified as “available for sale” will be required to be carried at fair value through net earnings instead of accumulated other comprehensive income and will therefore no longer be evaluated for other-than-temporary impairment.

Uncertainties   GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.

Reinsurance In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. Substantially all of GALIC’s reinsurance is with companies having an A.M. Best rating in the A category. At December 31, 2017, GALIC’s largest reinsurer directly or indirectly accounts for approximately 71% of GALIC’s reinsurance in force and is rated A+ by A.M. Best.

RESULTS OF OPERATIONS

GALIC’s operations produced $381 million in pretax earnings in 2017 compared to $367 million in 2016, an increase of $14 million (4%). This increase reflects growth in the annuity business, partially offset by lower investment yields due to the run-off of higher yielding investments and higher general and administrative expenses. Included in these results is the change in fair value of derivatives related to fixed-indexed annuities (“FIAs”), which had a negative impact of $33 million in 2017 compared to $27 million in 2016. Both periods reflect the negative impact of lower than anticipated interest rates, partially offset by the positive impact of a higher stock market on the fair value accounting for FIAs. GALIC’s periodic detailed review (“unlocking”) of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $3 million in 2017 compared to a net annuity expense reduction of $1 million in 2016.

GALIC’s operations produced $367 million in pretax earnings in 2016 compared to $319 million in 2015, an increase of $48 million (15%). This increase reflects growth in the annuity business and higher investment income from certain investments that are required to be carried at fair value through earnings, partially offset by lower investment yields due to the run-off of higher yielding investments and higher general and administrative expenses. Included in these results is the change in fair value of derivatives related to FIAs, which had a negative impact of $27 million in 2016 compared to $23 million in 2015. For 2016, the negative impact of a significant drop in interest rates on fair value accounting for FIAs was partially offset by the positive impact of an increase in the stock market. For 2015, fair value accounting for FIAs was negatively impacted by a significant decrease in the stock market and a slightly lower than expected increase in interest rates. Earnings also included a net annuity unlocking expense reduction of $1 million in 2016 compared to $10 million in 2015.

The following table illustrates the impact of fair value accounting for derivatives related to FIAs on earnings before income taxes (dollars in millions):

	Year ended December 31,			% Change
	2017	2016	2015	2017 - 2016	2016 - 2015
Earnings before income taxes — before the impact of derivatives related to FIAs	$414	$394	$342	5%	15%
Impact of derivatives related to FIAs	(33)	(27)	(23)	22%	17%
Earnings before income taxes	$381	$367	$319	4%	15%

Net Investment Income
Net investment income in 2017 was $1.48 billion compared to $1.38 billion in 2016, an increase of $102 million (7%). This increase primarily reflects the growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

Net investment income in 2016 was $1.38 billion compared to $1.23 billion in 2015, an increase of $146 million (12%). This increase primarily reflects the growth in GALIC’s annuity business and higher income from certain investments that are required to be carried at fair value through earnings, partially offset by the impact of lower investment yields.

Realized Gains (Losses) on Securities

GALIC’s realized losses on securities were $13 million in 2017 compared to $9 million in 2016, an increase of $4 million (44%). GALIC’s realized losses on securities were $9 million in 2016 compared to $16 million in 2015, a decrease of $7 million (44%). Realized gains (losses) on securities consisted of the following (in millions):

	Year ended December 31,
	2017	2016	2015
Realized gains (losses) before impairments:
Disposals	$22	$56	$42
Change in the fair value of derivatives	(3)	(7)	(2)
Adjustments to annuity deferred policy acquisition costs and related items	(3)	(7)	(5)
	16	42	35
Impairment charges:
Securities	(43)	(66)	(66)
Adjustments to annuity deferred policy acquisition costs and related items	14	15	15
	(29)	(51)	(51)
Realized gains (losses) on securities	$(13)	$(9)	$(16)

Policy Charges and Other Income
Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $111 million in 2017 compared to $108 million in 2016, an increase of $3 million (3%). Excluding the impact of unlocking charges of $3 million in 2017 and $1 million in 2016 related to unearned revenue, policy charges and other income were $114 million in 2017 and $109 million in 2016, an increase of $5 million (5%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

Excluding the impact of unlocking charges of $1 million in 2016 and $2 million in 2015 related to unearned revenue, policy charges and other income were $109 million in 2016 and $107 million in 2015, an increase of $2 million (2%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

Annuity Benefits
Annuity benefits were $892 million in 2017, $800 million in 2016 and $724 million in 2015, representing an increase of $92 million (12%) in 2017 compared to 2016 and an increase of $76 million (10%) in 2016 compared to 2015. Annuity benefits consisted of the following (dollars in millions):

	Year ended December 31,			% Change
	2017	2016	2015	2017 - 2016	2016 - 2015
Interest credited	$638	$579	$529	10%	9%
Change in other benefit reserves	149	145	131	3%	11%
Embedded derivative mark-to-market	564	194	(11)	191%	(1,864%)
Equity option mark-to-market	(494)	(141)	56	250%	(352%)
Unlocking	35	23	19	52%	21%
Total annuity benefits	$892	$800	$724	12%	10%

Interest Credited
Interest credited in 2017 was $638 million compared to $579 million in 2016, an increase of $59 million (10%). The impact of growth in the annuity business was partially offset by lower interest crediting rates on new premiums as compared to the crediting rates on policyholder funds surrendered or withdrawn.

Interest credited in 2016 was $579 million compared to $529 million in 2015, an increase of $50 million (9%). The impact of growth in the annuity business was partially offset by lower interest crediting rates on new premiums as compared to the crediting rates on policyholder funds surrendered or withdrawn.

Change in Other Benefit Reserves
Change in other benefit reserves was $149 million in 2017 compared to $145 million in 2016, an increase of $4 million (3%), reflecting growth in the annuity business.

Change in other benefit reserves was $145 million in 2016 compared to $131 million in 2015, an increase of $14 million (11%), reflecting growth in the annuity business.

Change in Fair Value of Derivatives Related to Fixed-Indexed Annuities
GALIC’s fixed-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC’s strategy is designed so that the change in the fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the index-based component (embedded derivative) of GALIC’s annuity benefits accumulated, see Note C — “Fair Value Measurements” to the financial statements. In addition, the change in the fair value of the embedded derivative includes interest accreted on the FIA embedded derivative reserve of $14 million in 2017, $4 million in 2016 and $1 million in 2015 (before the related impact on the amortization of sales inducements and deferred policy acquisition costs).

Excluding the impact of unlocking charges, the net change in fair value of derivatives related to fixed-indexed annuities increased annuity benefits by $70 million in 2017, $53 million in 2016 and $45 million in 2015. The increase in 2017 and 2016 reflects the negative impact of significantly lower than anticipated interest rates on the fair value of these derivatives, partially offset by the positive impact of strong stock market performance in both periods. The increase in 2015 reflects the negative impact of the decline in the stock market and lower than anticipated interest rates on these derivatives.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on annuity benefits expense.

Insurance Acquisition Expenses, Net
Insurance acquisition expenses, net include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable expenses and commissions on sales of insurance products.

Excluding the impact of unlocking expense reductions of $35 million in 2017, $25 million in 2016 and $31 million in 2015 (discussed below), insurance acquisition expenses, net, were $207 million in 2017, $210 million in 2016 and $197 million in 2015, representing a decrease of $3 million (1%) in 2017 compared to 2016 and an increase of $13 million (7%) in 2016 compared to 2015. The negative impact of significantly lower than anticipated interest rates during 2017 on the fair value of derivatives related to fixed-indexed annuities resulted in a partially offsetting deceleration in the amortization of DPAC.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience, and higher than expected lapse rates could lead to write-offs of DPAC or PVFP in the future.

Other Expenses
Other expenses were $130 million in 2017 compared to $118 million in 2016, an increase of $12 million (10%). Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred. The increase in other expenses in 2017 compared to 2016 primarily reflects growth in the business and an increase in the number of sales personnel focused on new initiatives and increased market share within existing financial institutions and retail marketing organizations.

Other expenses were $118 million in 2016 compared to $102 million in 2015, an increase of $16 million (16%). The increase in other expenses in 2016 compared to 2015 primarily reflects growth in the business and an increase in the number of sales personnel focused on new initiatives and increased market share within financial institutions and retail marketing organizations.

Statutory Annuity Premiums
GALIC’s annuity operations generated statutory premiums of $4.34 billion in 2017, $4.44 billion in 2016 and $4.14 billion in 2015, a decrease of $94 million (2%) in 2017 compared to 2016 and an increase of $296 million (7%) in 2016 compared to 2015. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Year ended December 31,			% Change
	2017	2016	2015	2017 - 2016	2016 - 2015
Financial institutions single premium annuities — indexed	$1,711	$1,950	$1,741	(12%)	12%
Financial institutions single premium annuities — fixed	622	468	229	33%	104%
Retail single premium annuities — indexed	1,723	1,714	1,864	1%	(8%)
Retail single premium annuities — fixed	83	82	69	1%	19%
Education market — fixed and indexed annuities	174	184	194	(5%)	(5%)
Total fixed annuity premiums	4,313	4,398	4,097	(2%)	7%
Variable annuities	28	37	42	(24%)	(12%)
Total annuity premiums	$4,341	$4,435	$4,139	(2%)	7%

Management believes the 2% decrease in annuity premiums in 2017 compared to 2016 is the result of GALIC’s adherence to pricing discipline in a relatively low and decreasing interest rate environment during the year, as well as from aggressive pricing in certain of GALIC’s competitors.

Management attributes the 7% increase in annuity premiums in 2016 compared to 2015 to growth in the annuity industry, and new products, additional staffing, and increased market share within existing financial institutions. This growth slowed in the second half of 2016 as a result of GALIC’s reduction in crediting rates on its annuities in 2016 due to the decline in market interest rates; these crediting rate reductions were made to maintain appropriate returns on new business.

Annuity Unlocking
In 2017, 2016 and 2015, GALIC conducted its detailed review (“unlocking”) of the major actuarial assumptions underlying its annuity operations. As a result of these reviews, GALIC recorded a net charge related to its annuity business of $3 million in 2017 and a net expense reduction of $1 million in 2016 and $10 million in 2015, which impacted GALIC’s financial statements as follows (in millions):

	Year ended December 31,
	2017	2016	2015
Policy charges and other income:
Unearned revenue	$(3)	$(1)	$(2)
Total revenues	(3)	(1)	(2)
Annuity benefits:
Fixed-indexed annuities embedded derivative	25	17	28
Sales inducements	(6)	(4)	(4)
Other reserves	16	10	(5)
Total annuity benefits	35	23	19
Insurance acquisition expenses, net:
Deferred policy acquisition costs	(35)	(25)	(31)
Total costs and expenses	—	(2)	(12)
Net expense reduction (charge)	$(3)	$1	$10

The net charge from unlocking annuity assumptions in 2017 reflects the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates), a slight increase in projected expenses (due primarily to an increase in projected trailer commissions) and slightly higher projected option costs in the near term, substantially offset by the favorable impact of changes in projected policyholder annuitization and lapse behavior. Reinvestment rate assumptions are based primarily on 7-year and 10-year corporate bond yields. For the 2017 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.99% in 2018, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2023 and beyond.

The table below compares the reinvestment rate assumed on assets purchased to directly support “fixed annuity benefits accumulated” in GALIC’s unlockings for the next calendar year to the actual reinvestment rate achieved in that period (both net of investment expenses):

	First
Unlocking	Investment	Reinvestment Rate
Year	Period	Assumed (*)	Achieved
2014	2015	3.75%	4.27%
2015	2016	4.05%	4.27%
2016	2017	4.42%	3.95%
2017	2018	4.17%	n/a

(*)	Assumed reinvestment rates exclude default rates of 0.18% in each period.

Management believes that these results over the last several years demonstrate that GALIC’s investment rate assumptions are reasonable and prudently conservative. During 2017, long-term interest rates were lower than anticipated and credit spreads narrowed, resulting in a lower achieved reinvestment rate than assumed in the 2016 unlocking. In addition to the reinvestment rates above, actual default rates in 2017, 2016 and 2015 were lower than the long-term default rates of 0.18% assumed in the unlocking in each of the periods above.

The 2016 net expense reduction reflects the favorable impact of an increase in projected net interest spreads on in-force business, substantially offset by the unfavorable impact of (i) changes in projected policyholder annuitization and lapse behavior, (ii) an increase in the risk premium for the uncertainty in the cash flows component of the discount rates used to value the FIA-related embedded derivative and (iii) a slight decrease in projected stock market growth over the next three years. For the 2016 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.24% in 2017, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2022 and beyond.

The 2015 net expense reduction was due primarily to the impact of changes in assumptions to reflect higher than previously projected net interest spreads as well as the impact of higher assets under management and expense discipline. For the 2015 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.87% in 2016, grading up ratably to an ultimate net reinvestment rate of 5.53% in 2022 and beyond.

Income Taxes GALIC’s provision for income taxes was $105 million in 2017 compared to $127 million in 2016, a decrease of $22 million (17%). GALIC’s provision for income taxes was $127 million in 2016 compared to $108 million in 2015, an increase of $19 million (18%). See Note I — “Income Taxes” to the financial statements for an analysis of items affecting GALIC’s effective tax rate.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

Fixed Maturity Portfolio   The fair value of GALIC’s fixed maturity investments is inversely correlated to changes in market interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.

Consistent with the discussion in Management’s Discussion and Analysis — “Investments,” the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	2017	2016
Fair value of fixed maturity portfolio	$31,339	$28,137
Pretax impact on fair value of fixed maturity portfolio	$(1,567)	$(1,407)
Percentage impact on fair value of 100 bps increase in interest rates	(5.0%)	(5.0%)

Annuity Contracts   Substantially all of GALIC’s fixed rate annuity contracts permit GALIC to change crediting rates (subject to minimum interest rate guarantees as determined by applicable law) enabling management to react to changes in market interest rates. In 2003, GALIC began issuing products with guaranteed minimum interest rates (“GMIRs”) of less than 2%; almost all new business since late 2010 has been issued at a 1% GMIR. At December 31, 2017, GALIC could reduce the average crediting rate on approximately $25 billion of traditional fixed and fixed-indexed annuities without guaranteed withdrawal benefits by approximately 92 basis points (on a weighted average basis).

The interest credited rate as a percent of fixed annuity benefits accumulated on GALIC’s in-force block of fixed annuities was 2.01% for the year ended December 31, 2017. Management estimates that the interest credited rate on this in-force business will range from 2.00% to 2.10% over the next five years. This rate reflects actuarial assumptions as to (i) expected investment spreads, (ii) deaths, (iii) annuitizations, (iv) surrenders and other withdrawals and (v) renewal premiums. Actual experience and changes in actuarial assumptions may result in different effective crediting rates than those above.

Actuarial assumptions used to estimate DPAC and certain annuity liabilities, as well as GALIC’s ability to maintain spread, could be impacted if a low interest rate environment continues for an extended period, or if increases in interest rates cause policyholder behavior to differ significantly from current expectations.

Projected payments (in millions) in each of the subsequent five years and for all years thereafter on GALIC’s fixed annuity liabilities at December 31 were as follows.

	First	Second	Third	Fourth	Fifth	Thereafter	Total	Fair Value (*)
2017	$2,655	$3,071	$3,481	$4,121	$4,343	$20,982	$38,653	$32,461
2016	2,523	2,856	3,131	3,442	3,747	18,305	34,004	28,932

(*)	Fair value of annuity benefits accumulated excluding life contingent annuities in the payout phase (carrying value of $206 million at December 31, 2017 and $204 million at December 31, 2016).

GALIC’s fixed-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC’s strategy is designed so that the change in fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities and the related call options are considered derivatives that must be adjusted for changes in fair value through earnings each period. See Note C — “Fair Value Measurements” and Note F — “Derivatives” to the financial statements for a discussion of these derivatives.

Financial Statements and Supplementary Data

Financial statements of Great American Life Insurance Company and supplementary data are included in Appendix A to this prospectus. The table of contents for Appendix A is set out below.

APPENDIX A: FINANCIAL STATEMENTS

GREAT AMERICAN LIFE INSURANCE COMPANY
Financial Statements
Years ended December 31, 2017, 2016 and 2015
with Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholder
Great American Life Insurance Company and subsidiaries

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2017 and 2016, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion
These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due from error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ERNST & YOUNG LLP
We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 13, 2018

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Millions, Except Per Share Data)

	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$611	$499
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $30,058 and $27,310)	31,223	28,020
Fixed maturities, trading at fair value	116	117
Equity securities, available for sale at fair value (cost — $479 and $447)	593	495
Mortgage loans	820	890
Policy loans	184	192
Real estate and other investments	953	763
Total cash and investments	34,500	30,976
Recoverables from reinsurers	312	343
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $433 and $273)	943	997
Accrued investment income	291	262
Variable annuity assets (separate accounts)	644	600
Equity options — fixed-indexed annuities	701	492
Funds held as collateral	389	380
Other assets	340	312
Total assets	$38,120	$34,362

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $137 and $78)	$33,316	$29,907
Life, accident and health reserves	658	691
Variable annuity liabilities (separate accounts)	644	600
Liability for funds held as collateral	389	380
Net deferred tax liabilities	33	10
Other liabilities	272	207
Total liabilities	35,312	31,795
Shareholder’s equity:
Common Stock, par value — $12.50 per share: — 1,200,000 shares authorized — 201,000 shares issued and outstanding	3	3
Capital surplus	953	938
Retained earnings	1,248	1,302
Accumulated other comprehensive income, net of tax	557	266
Total shareholder’s equity	2,761	2,509
Noncontrolling interests	47	58
Total equity	2,808	2,567
Total liabilities and equity	$38,120	$34,362

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(In Millions)

	Year ended December 31,
	2017	2016	2015
Revenues:
Net investment income	$1,478	$1,376	$1,230
Realized losses on securities (*)	(13)	(9)	(16)
Life, accident and health net earned premiums	22	24	21
Policy charges and other income	111	108	105
Total revenues	1,598	1,499	1,340

Costs and Expenses:
Annuity benefits	892	800	724
Life, accident and health benefits	23	29	29
Insurance acquisition expenses, net	172	185	166
Other expenses	130	118	102
Total costs and expenses	1,217	1,132	1,021
Earnings before income taxes	381	367	319
Provision for income taxes	105	127	108
Net earnings, including noncontrolling interests	276	240	211
Less: Net earnings attributable to noncontrolling interests	6	4	6
Net Earnings Attributable to Shareholder	$270	$236	$205

________________________________________
(*) Consists of the following:
Realized gains before impairments	$16	$42	$35

Losses on securities with impairment	(30)	(51)	(51)
Non-credit portion recognized in other comprehensive income (loss)	1	—	—
Impairment charges recognized in earnings	(29)	(51)	(51)
Total realized losses on securities	$(13)	$(9)	$(16)

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In Millions)

	Year ended December 31,
	2017	2016	2015
Net earnings, including noncontrolling interests	$276	$240	$211
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	194	76	(286)
Reclassification adjustment for realized (gains) losses included in net earnings	2	6	8
Total net unrealized gains (losses) on securities	196	82	(278)
Net unrealized gains (losses) on cash flow hedges	(4)	(8)	1
Other comprehensive income (loss), net of tax	192	74	(277)
Total comprehensive income (loss), net of tax	468	314	(66)
Less: Comprehensive income attributable to noncontrolling interests	6	4	6
Comprehensive income (loss) attributable to shareholder	$462	$310	$(72)

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncon-trolling Interests	Total Equity
Balance at December 31, 2014	201,000	$870	$1,111	$469	$2,450	$42	$2,492
Net earnings	—	—	205	—	205	6	211
Other comprehensive loss	—	—	—	(277)	(277)	—	(277)
Capital contributions from parent	—	24	—	—	24	—	24
Dividends	—	—	(110)	—	(110)	—	(110)
Other	—	1	—	—	1	7	8
Balance at December 31, 2015	201,000	$895	$1,206	$192	$2,293	$55	$2,348

Net earnings	—	—	236	—	236	4	240
Other comprehensive income	—	—	—	74	74	—	74
Capital contributions from parent	—	45	—	—	45	—	45
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	1	—	—	1	(1)	—
Balance at December 31, 2016	201,000	$941	$1,302	$266	$2,509	$58	$2,567

Net earnings	—	—	270	—	270	6	276
Other comprehensive income	—	—	—	192	192	—	192
Impact of the U.S. corporate tax rate change on AOCI	—	—	(99)	99	—	—	—
Capital contributions from parent	—	14	—	—	14	—	14
Dividends	—	—	(225)	—	(225)	—	(225)
Other	—	1	—	—	1	(17)	(16)
Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(In Millions)

	Year ended December 31,
	2017	2016	2015
Operating Activities:
Net earnings, including noncontrolling interests	$276	$240	$211
Adjustments:
Depreciation and amortization	(80)	(75)	(67)
Annuity benefits	892	800	724
Realized losses on investing activities	13	9	16
Net (purchases) sales of trading securities	3	(2)	7
Deferred annuity and life policy acquisition costs	(225)	(229)	(224)
Amortization of insurance acquisition costs	133	152	139
Change in:
Reinsurance recoverable	16	12	13
Accrued investment income	(29)	(20)	(30)
Funds held as collateral	(9)	(169)	74
Other assets	(25)	(57)	1
Life, accident and health reserves	(33)	(14)	15
Liability for funds held as collateral	9	169	(74)
Other liabilities	(106)	(83)	48
Other operating activities, net	(39)	(34)	2
Net cash provided by operating activities	796	699	855

Investing Activities:
Purchases of:
Fixed maturities	(7,062)	(6,186)	(5,450)
Equity securities	(128)	(72)	(266)
Mortgage loans	(130)	(213)	(197)
Equity options — fixed-indexed annuities	(432)	(358)	(301)
Other investments	(409)	(320)	(272)
Real estate, property and equipment	(10)	(16)	(48)
Proceeds from:
Maturities and redemptions of fixed maturities	4,247	3,259	2,194
Repayments of mortgage loans	156	203	209
Sales of fixed maturities	315	528	281
Sales of equity securities	82	96	106
Exercise of equity options — fixed-indexed annuities	717	248	326
Sales of other investments	186	171	146
Sales of real estate, property and equipment	27	14	26
Other investing activities, net	8	(41)	9
Net cash used in investing activities	(2,433)	(2,687)	(3,237)

Financing Activities:
Annuity receipts	4,341	4,435	4,139
Annuity surrenders, benefits and withdrawals	(2,341)	(2,275)	(2,002)
Net transfers from variable annuity assets	54	42	43
Advances from Federal Home Loan Bank	—	150	345
Repayments to Federal Home Loan Bank	(64)	—	—
Capital contributions from parent	—	15	—
Cash dividends paid	(225)	(140)	(110)
Other financing activities, net	(16)	(2)	7
Net cash provided by financing activities	1,749	2,225	2,422
Net Change in Cash and Cash Equivalents	112	237	40
Cash and cash equivalents at beginning of period	499	262	222
Cash and cash equivalents at end of period	$611	$499	$262
See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.     Accounting Policies

Basis of Presentation   The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). GALIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2017, and prior to April 13, 2018, have been evaluated for potential recognition or disclosure herein.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

Fair Value Measurements   Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any significant nonrecurring fair value measurements of nonfinancial assets and liabilities in 2017 or 2016.

Investments   Fixed maturity and equity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-01, which, among other things, will require all equity securities currently classified as “available for sale” to be reported at fair value, with holding gains and losses recognized in net earnings, instead of AOCI. GALIC will be required to adopt this guidance effective January 1, 2018. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI as of December 31, 2017 will be reclassified to retained earnings as the cumulative effect of an accounting change.

Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

Gains or losses on securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the statement of earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives   Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index call options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.

To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.

Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. Any hedge ineffectiveness is immediately recorded in current period earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.

Funds Held as Collateral   GALIC receives collateral from its counterparties to support its purchased equity index call option assets. The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.

Reinsurance   Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

Deferred Policy Acquisition Costs (“DPAC”)   Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Annuity Benefits Accumulated   Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue.

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.

Reserves for traditional fixed annuities are generally recorded at the stated account value. Reserves for indexed annuities are recorded at a value reflecting the fixed guarantees in the product plus the fair value of equity participation in the contract.

Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.

Unearned Revenue   Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.

Life, Accident and Health Reserves   Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Variable Annuity Assets and Liabilities   Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.

GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.

Premium Recognition   For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

Noncontrolling Interests   For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.

Income Taxes   GALIC and its subsidiaries have an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date. This includes the impact on deferred tax assets or liabilities established through AOCI, which results in an amount equal to the difference between the deferred tax at the historical corporate rate and the newly enacted rate stranded in AOCI. As permitted under guidance adopted effective December 31, 2017 (ASU 2018-02), GALIC reclassified the $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings at December 31, 2017. See Note I — “Income Taxes” for further information.

Benefit Plans   GALIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows   For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

Effective October 1, 2016, GALIC early adopted (on a retrospective basis) ASU 2016-15, which addresses the diversity in practice in how certain cash receipts and cash payments are presented in the statement of cash flows. Among other things, this guidance requires proceeds received from the settlement of corporate-owned life insurance policies to be classified as cash inflows from investing activities and allows premiums paid for policies to be reported as cash outflows either from investing activities or operating activities. GALIC has elected to show all corporate-owned life insurance activity in investing activities. Prior to adoption of this guidance, GALIC accounted for these transactions as operating activities. In addition, ASU 2016-15 clarifies when distributions received from investees accounted under the equity method should be accounted for as a cash inflow from operating activities or as a cash inflow from investing activities. GALIC had previously accounted for all distributions from investments accounted for under the equity method as investing activities. The new guidance solely related to the presentation of certain transactions in the statement of cash flows. Accordingly, adoption of this guidance did not impact GALIC’s results of operations or financial position.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Revenue Recognition Guidance Effective in 2018 In May 2014, the FASB issued ASU 2014-09, which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue is recognized when (or as) the entity satisfies a performance obligation under the contract. The new guidance also updates the accounting for certain costs associated with obtaining and fulfilling contracts with customers and requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Revenue recognition for insurance contracts and financial instruments, which are GALIC’s primary sources of revenue, is excluded from the scope of the new guidance. GALIC will adopt the new guidance effective January 1, 2018. Because the new guidance would have applied to less than 3% of GALIC’s 2017 consolidated revenues and the impact of the new guidance on the recognition of those revenues would not have been material, management does not expect the new guidance to have a material impact on GALIC’s results of operations and financial position.

B.    Segments of Operations

GALIC manages its business as two segments: (i) Annuity and (ii) Run-off life. GALIC’s annuity business markets traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.

The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	2017	2016	2015
Assets
Annuity	$37,392	$33,607	$30,055
Run-off life	728	755	773
Total assets	$38,120	$34,362	$30,828

Revenues
Annuity:
Net investment income	$1,458	$1,355	$1,211
Other income	106	104	100
Total annuity	1,564	1,459	1,311
Run-off life	47	49	45
Total revenues before realized losses	1,611	1,508	1,356
Realized losses on securities	(13)	(9)	(16)
Total revenues	$1,598	$1,499	$1,340

Earnings Before Income Taxes
Annuity	$385	$371	$333
Run-off life	9	5	2
Total earnings before realized losses and income taxes	394	376	335
Realized losses on securities	(13)	(9)	(16)
Total earnings before income taxes	$381	$367	$319

C.    Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, corporate and municipal fixed maturity securities, asset-backed securities, mortgage-backed securities (“MBS”), non-affiliated common stocks and equity index call options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available at the valuation date. GALIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

AFG’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company's internal investment professionals are a group of approximately 25 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2017
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$8	$30	$8	$46
States, municipalities and political subdivisions	—	4,253	72	4,325
Foreign government	—	13	—	13
Residential MBS	—	2,198	99	2,297
Commercial MBS	—	834	34	868
Asset-backed securities (“ABS”)	—	5,697	540	6,237
Corporate and other	16	16,480	941	17,437
Total AFS fixed maturities	24	29,505	1,694	31,223
Trading fixed maturities	—	116	—	116
Equity securities	450	38	105	593
Variable annuity assets (separate accounts) (*)	—	644	—	644
Equity options — fixed-indexed annuities	—	701	—	701
Other assets — derivatives	—	—	—	—
Total assets accounted for at fair value	$474	$31,004	$1,799	$33,277
Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,542	$2,542
Other liabilities — derivatives	—	35	—	35
Total liabilities accounted for at fair value	$—	$35	$2,542	$2,577

December 31, 2016
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$10	$32	$8	$50
States, municipalities and political subdivisions	—	4,101	75	4,176
Foreign government	—	13	—	13
Residential MBS	—	2,449	148	2,597
Commercial MBS	—	1,324	25	1,349
Asset-backed securities	—	4,160	359	4,519
Corporate and other	15	14,649	652	15,316
Total AFS fixed maturities	25	26,728	1,267	28,020
Trading fixed maturities	—	117	—	117
Equity securities	360	25	110	495
Variable annuity assets (separate accounts) (*)	—	600	—	600
Equity options — fixed-indexed annuities	—	492	—	492
Other assets — derivatives	—	1	—	1
Total assets accounted for at fair value	$385	$27,963	$1,377	$29,725
Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$1,759	$1,759
Other liabilities — derivatives	—	30	—	30
Total liabilities accounted for at fair value	$—	$30	$1,759	$1,789

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The transfers between Level 1 and Level 2 for the years ended December 31, 2017, 2016 and 2015 are reflected in the table below at fair value as of the end of the reporting period (dollars in millions):

	Level 2 To Level 1 Transfers						Level 1 To Level 2 Transfers
	# of Transfers			Fair Value			# of Transfers			Fair Value
	2017	2016	2015	2017	2016	2015	2017	2016	2015	2017	2016	2015
Perpetual preferred stocks	1	—	—	$1	$—	$—	1	1	—	$1	$1	$—
Common stocks	—	2	1	—	—	—	—	2	1	—	—	—

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in observable trade activity.

Approximately 5% of the total assets carried at fair value on December 31, 2017 were Level 3 assets. Approximately 80% ($1.44 billion) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by GALIC. Since internally developed Level 3 asset fair values represent approximately 1% of the total assets measured at fair value, any justifiable changes in unobservable inputs used to determine internally developed fair values would not have a material impact on GALIC’s financial position.

The only significant Level 3 assets or liabilities carried at fair value in the financial statements that were not measured using broker quotes are the derivatives embedded in GALIC’s fixed-indexed annuity liabilities, which are measured using a discounted cash flow approach and had a fair value of $2.54 billion at December 31, 2017. The following table presents information about the unobservable inputs used by management in determining fair value of these embedded derivatives at December 31, 2017. See Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for credit risk	0.2% – 2.0% over the risk free rate
Risk margin for uncertainty in cash flows	0.70% reduction in the discount rate
Surrenders	3% – 23% of indexed account value
Partial surrenders	2% – 10% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	1.6% – 8.0% of indexed account value
Budgeted option costs	2.4% – 3.6% of indexed account value

The range of adjustments for credit risk reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed annuity products with an expected range of 6% to 10% in the majority of future calendar years (3% to 23% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Changes in balances of Level 3 financial assets and liabilities carried at fair value during 2017, 2016 and 2015 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs. All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2016	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2017
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	75	—	1	—	(2)	—	(2)	72
Residential MBS	148	(3)	1	1	(26)	32	(54)	99
Commercial MBS	25	2	—	13	(10)	4	—	34
Asset-backed securities	359	—	1	295	(95)	154	(174)	540
Corporate and other	652	(5)	3	440	(120)	29	(58)	941
Total AFS fixed maturities	1,267	(6)	6	749	(253)	219	(288)	1,694
Equity securities	110	(14)	7	25	(10)	—	(13)	105
Total Level 3 assets	$1,377	$(20)	$13	$774	$(263)	$219	$(301)	$1,799

Embedded derivatives (*)	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)
Total Level 3 liabilities	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $25 million in 2017.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2015	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2016
AFS fixed maturities:
U.S. government agency	$15	$(7)	$—	$—	$—	$—	$—	$8
State and municipal	32	—	(3)	47	(1)	—	—	75
Residential MBS	184	(3)	(2)	6	(26)	29	(40)	148
Commercial MBS	36	(1)	—	—	(6)	—	(4)	25
Asset-backed securities	333	(1)	1	30	(20)	49	(33)	359
Corporate and other	580	(1)	(9)	134	(58)	22	(16)	652
Total AFS fixed maturities	1,180	(13)	(13)	217	(111)	100	(93)	1,267
Equity securities	83	(6)	23	28	(15)	9	(12)	110
Total Level 3 assets	$1,263	$(19)	$10	$245	$(126)	$109	$(105)	$1,377

Embedded derivatives (*)	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)
Total Level 3 liabilities	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $17 million in 2016.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2014	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2015
AFS fixed maturities:
U.S. government agency	$15	$—	$—	$—	$—	$—	$—	$15
State and municipal	24	—	—	9	(1)	—	—	32
Residential MBS	235	(2)	(2)	—	(32)	48	(63)	184
Commercial MBS	37	(1)	(1)	—	(2)	4	(1)	36
Asset-backed securities	175	1	(5)	184	(40)	28	(10)	333
Corporate and other	484	(4)	(9)	147	(47)	9	—	580
Total AFS fixed maturities	970	(6)	(17)	340	(122)	89	(74)	1,180
Equity securities	47	(3)	(6)	51	—	—	(6)	83
Total Level 3 assets	$1,017	$(9)	$(23)	$391	$(122)	$89	$(80)	$1,263

Embedded derivatives (*)	$(1,160)	$(17)	$—	$(257)	$65	$—	$—	$(1,369)
Total Level 3 liabilities	$(1,160)	$(17)	$—	$(257)	$65	$—	$—	$(1,369)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $28 million in 2015.

Fair Value of Financial Instruments   The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying	Fair Value
	Value	Total	Level 1	Level 2	Level 3
December 31, 2017
Financial assets:
Cash and cash equivalents	$611	$611	$611	$—	$—
Mortgage loans	820	814	—	—	814
Policy loans	184	184	—	—	184
Total financial assets not accounted for at fair value	$1,615	$1,609	$611	$—	$998
Financial liabilities:
Annuity benefits accumulated (*)	$33,110	$32,461	$—	$—	$32,461
Total financial liabilities not accounted for at fair value	$33,110	$32,461	$—	$—	$32,461

December 31, 2016
Financial assets:
Cash and cash equivalents	$499	$499	$499	$—	$—
Mortgage loans	890	887	—	—	887
Policy loans	192	192	—	—	192
Total financial assets not accounted for at fair value	$1,581	$1,578	$499	$—	$1,079
Financial liabilities:
Annuity benefits accumulated (*)	$29,703	$28,932	$—	$—	$28,932
Total financial liabilities not accounted for at fair value	$29,703	$28,932	$—	$—	$28,932

(*)	Excludes $206 million and $204 million of life contingent annuities in the payout phase at December 31, 2017 and 2016, respectively.

The carrying amount of cash and cash equivalents approximates fair value. Fair values for mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

D.    Balance Sheet Impact of Net Unrealized Gains on Securities

In addition to adjusting fixed maturity securities and equity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains (losses) on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
December 31, 2017
Fixed maturities	$30,058	$1,165	$31,223
Equity securities (*)	479	114	593
Deferred policy acquisition costs	1,376	(433)	943
Annuity benefits accumulated	(33,179)	(137)	(33,316)
Unearned revenue (included in other liabilities)	(33)	13	(20)
Net unrealized gain, pretax		722
Deferred tax on unrealized gain		(152)
Net unrealized gain, after tax (included in AOCI)		$570

December 31, 2016
Fixed maturities	$27,310	$710	$28,020
Equity securities (*)	447	48	495
Deferred policy acquisition costs	1,270	(273)	997
Annuity benefits accumulated	(29,829)	(78)	(29,907)
Unearned revenue (included in other liabilities)	(36)	13	(23)
Net unrealized gain, pretax		420
Deferred tax on unrealized gain		(147)
Net unrealized gain, after tax (included in AOCI)		$273

(*)
As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities currently classified as “available for sale” will be required to be carried at fair value through net earnings instead of AOCI.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

E.    Investments

Available for sale fixed maturities and equity securities at December 31 consisted of the following (in millions):

	2017					2016
	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value
		Gains	Losses				Gains	Losses
Fixed maturities:
U.S. Government and government agencies	$48	$1	$(3)	$(2)	$46	$51	$2	$(3)	$(1)	$50
States, municipalities and political subdivisions	4,147	190	(12)	178	4,325	4,063	155	(42)	113	4,176
Foreign government	11	2	—	2	13	12	1	—	1	13
Residential MBS	2,040	259	(2)	257	2,297	2,388	216	(7)	209	2,597
Commercial MBS	835	33	—	33	868	1,304	46	(1)	45	1,349
Asset-backed securities	6,120	130	(13)	117	6,237	4,517	37	(35)	2	4,519
Corporate and other	16,857	614	(34)	580	17,437	14,975	448	(107)	341	15,316
Total fixed maturities	$30,058	$1,229	$(64)	$1,165	$31,223	$27,310	$905	$(195)	$710	$28,020

Equity securities:
Common stocks	$366	$117	$(10)	$107	$473	$391	$55	$(9)	$46	$437
Perpetual preferred stocks	113	7	—	7	120	56	3	(1)	2	58
Total equity securities	$479	$124	$(10)	$114	$593	$447	$58	$(10)	$48	$495

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2017 and December 31, 2016, respectively, were $127 million and $149 million. Gross unrealized gains on such securities at December 31, 2017 and December 31, 2016 were $103 million and $101 million, respectively. Gross unrealized losses on such securities at December 31, 2017 and December 31, 2016 were $4 million and $2 million, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate primarily to residential MBS.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More
	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
December 31, 2017
Fixed maturities:
U.S. Government and government agencies	$—	$4	100%	$(3)	$10	77%
States, municipalities and political subdivisions	(4)	396	99%	(8)	273	97%
Residential MBS	—	29	100%	(2)	33	94%
Commercial MBS	—	65	100%	—	—	—%
Asset-backed securities	(6)	876	99%	(7)	217	97%
Corporate and other	(18)	1,745	99%	(16)	524	97%
Total fixed maturities	$(28)	$3,115	99%	$(36)	$1,057	97%

Equity securities:
Common stocks	$(10)	$58	85%	$—	$—	—%
Perpetual preferred stocks	—	53	100%	—	10	100%
Total equity securities	$(10)	$111	92%	$—	$10	100%

December 31, 2016
Fixed maturities:
U.S. Government and government agencies	$—	$8	100%	$(3)	$7	70%
States, municipalities and political subdivisions	(38)	1,288	97%	(4)	12	75%
Residential MBS	(4)	298	99%	(3)	91	97%
Commercial MBS	(1)	93	99%	—	—	—%
Asset-backed securities	(18)	1,295	99%	(17)	551	97%
Corporate and other	(87)	3,636	98%	(20)	340	94%
Total fixed maturities	$(148)	$6,618	98%	$(47)	$1,001	96%

Equity securities:
Common stocks	$(9)	$91	91%	$—	$3	100%
Perpetual preferred stocks	(1)	32	97%	—	—	—%
Total equity securities	$(10)	$123	92%	$—	$3	100%

At December 31, 2017, the gross unrealized losses on fixed maturities of $64 million relate to 539 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 74% of the gross unrealized loss and 89% of the fair value.

The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

GALIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. During 2017, GALIC recorded $1 million in other-than-temporary impairment charges related to its residential MBS.

In 2017, GALIC recorded approximately $13 million and $2 million in other-than-temporary impairment charges related to other fixed maturities (other than residential MBS securities) and other investments, respectively.

GALIC recorded $21 million in other-than-temporary impairment charges on common stocks in 2017. At December 31, 2017, the gross unrealized losses on common stocks of $10 million relate to 14 securities, none of which has been in an unrealized loss position for more than 12 months.

GALIC recorded $6 million in other-than-temporary impairment charges on preferred stocks in 2017. At December 31, 2017, the gross unrealized losses on preferred stocks of less than $1 million relate to 6 securities. One preferred stock has been in an unrealized loss position for 12 months or more and it is investment grade rated.

Management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2017. As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities currently classified as “available for sale” will be required to be carried at fair value through net earnings instead of accumulated other comprehensive income and will therefore no longer be evaluated for other-than-temporary impairment.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in millions):

	2017	2016	2015

Balance at January 1	$104	$110	$115
Additional credit impairments on:
Previously impaired securities	1	1	—
Securities without prior impairments	2	—	1
Reductions due to sales or redemptions	(8)	(7)	(6)
Balance at December 31	$99	$104	$110

The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2017 (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
	Cost	Amount	%
Maturity
One year or less	$434	$443	1%
After one year through five years	4,683	4,870	16%
After five years through ten years	12,156	12,558	40%
After ten years	3,790	3,950	13%
	21,063	21,821	70%
ABS (average life of approximately 5 years)	6,120	6,237	20%
MBS (average life of approximately 4.5 years)	2,875	3,165	10%
Total	$30,058	$31,223	100%

Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

There were no investments in individual issuers that exceeded 10% of shareholder’s equity at December 31, 2017 or 2016.

Real Estate and Other Investments Real estate and other investments on GALIC’s Balance Sheet includes the following at December 31 (in millions):

	2017	2016
Limited partnerships and similar investments accounted for using the equity method	$595	$385
AFG-managed collateralized loan obligations	150	148
Directly owned real estate	136	160
Other investments	72	70
Total real estate and other investments	$953	$763

Net Investment Income The following table shows (in millions) investment income earned and investment expenses incurred:

	2017	2016	2015
Investment income:
Fixed maturities	$1,342	$1,248	$1,138
Equity securities	21	24	21
Equity in earnings of partnerships and similar investments	37	22	16
Mortgage loans	46	47	45
Policy loans	11	11	12
Real estate and other	31	34	7
Gross investment income	1,488	1,386	1,239
Investment expenses	(10)	(10)	(9)
Net investment income	$1,478	$1,376	$1,230

GALIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses, which included investment management fees charged by this subsidiary, were $5 million for both the years ended December 31, 2017 and 2016 and $6 million for the year ended December 31, 2015.

Realized gains (losses) and changes in unrealized appreciation (depreciation) related to fixed maturity and equity security investments are summarized as follows (in millions):

	2017				2016
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$15	$(14)	$1	$455	$32	$(25)	$7	$127
Equity securities	12	(27)	(15)	66	17	(41)	(24)	51
Mortgage loans and other investments	(8)	(2)	(10)	—	—	—	—	—
Other (*)	(3)	14	11	(219)	(7)	15	8	(52)
Total pretax	16	(29)	(13)	302	42	(51)	(9)	126
Tax effects	(6)	10	4	(5)	(15)	18	3	(44)
Net of tax	$10	$(19)	$(9)	$297	$27	$(33)	$(6)	$82

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

	2015
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$24	$(28)	$(4)	$(698)
Equity securities	17	(36)	(19)	(49)
Mortgage loans and other investments	(1)	(2)	(3)	—
Other (*)	(5)	15	10	320
Total pretax	35	(51)	(16)	(427)
Tax effects	(12)	18	6	149
Net of tax	$23	$(33)	$(10)	$(278)

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.

Gross realized gains and losses (excluding impairment write-downs and mark-to-market of derivatives) on available for sale fixed maturity and equity security investment transactions consisted of the following (in millions):

	2017	2016	2015
Fixed maturities:
Gross gains	$37	$45	$31
Gross losses	(19)	(6)	(5)
Equity securities:
Gross gains	23	19	18
Gross losses	(11)	(2)	(1)

F.    Derivatives

As discussed under “Derivatives” in Note A — “Accounting Policies,” GALIC uses derivatives in certain areas of its operations.

Derivatives That Do Not Qualify for Hedge Accounting   The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		December 31, 2017		December 31, 2016
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability
MBS with embedded derivatives	Fixed maturities	$80	$—	$82	$—
Public company warrants	Equity securities	4	—	4	—
Fixed-indexed annuities (embedded derivative)	Annuity benefits accumulated	—	2,542	—	1,759
Equity index call options	Equity options — fixed-indexed annuities	701	—	492	—
Reinsurance contract (embedded derivative)	Other liabilities	—	4	—	8
		$785	$2,546	$578	$1,767

The MBS with embedded derivatives consist primarily of interest-only MBS with interest rates that float inversely with short-term rates. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.

Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.

GALIC’s fixed-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC receives collateral from certain of its counterparties to

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

support its purchased call option assets. This collateral ($389 million at December 31, 2017 and $380 million at December 31, 2016) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the change in the fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities and the related call options are considered derivatives. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

As discussed under “Reinsurance” in Note A, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

The following table summarizes the gain (loss) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting for 2017, 2016 and 2015 (in millions):

Derivative	Statement of Earnings Line	2017	2016	2015
MBS with embedded derivatives	Realized losses on securities	$(3)	$(7)	$(5)
Public company warrants	Realized losses on securities	—	—	—
Fixed-indexed annuities (embedded derivative) (*)	Annuity benefits	(589)	(211)	(17)
Equity index call options	Annuity benefits	494	141	(56)
Reinsurance contracts (embedded derivative)	Net investment income	(2)	(1)	6
		$(100)	$(78)	$(72)

(*)	The change in fair value of the embedded derivative includes losses related to unlocking of actuarial assumptions of $25 million in 2017 compared to $17 million in 2016 and $28 million in 2015.

Derivatives Designated and Qualifying as Cash Flow Hedges   As of December 31, 2017, GALIC has entered into ten interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.

Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between August 2019 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps was $1.58 billion at December 31, 2017 compared to $1.08 billion at December 31, 2016, reflecting three new swaps with an aggregate notional amount at issuance of $663 million entered into in 2017, partially offset by the scheduled amortization discussed above. The fair value of the effective portion of the interest rate swaps in an asset position and included in other assets was less than $1 million at December 31, 2017 and $1 million at December 31, 2016. The fair value of the effective portion of interest rate swaps in a liability position and included in other liabilities was $31 million at December 31, 2017 and $22 million at December 31, 2016. The net unrealized gain or loss on cash flow hedges is included in AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were $6 million in 2017, $7 million in 2016 and $6 million in 2015. There was no ineffectiveness recorded in net earnings during these periods. A collateral receivable supporting these swaps of $70 million at December 31, 2017 and $60 million at December 31, 2016 is included in other assets in GALIC’s Balance Sheet.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

G.    Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2014	$910	$129	$66	$1,105	$(525)	$580
Additions	224	11	—	235	—	235
Amortization:
Periodic amortization	(159)	(26)	(11)	(196)	—	(196)
Annuity unlocking	31	4	—	35	—	35
Included in realized gains	8	1	—	9	—	9
Change in unrealized	—	—	—	—	291	291
Balance at December 31, 2015	1,014	119	55	1,188	(234)	954

Additions	229	9	—	238	—	238
Amortization:
Periodic amortization	(168)	(24)	(9)	(201)	—	(201)
Annuity unlocking	25	4	—	29	—	29
Included in realized gains	6	2	—	8	—	8
Change in unrealized	—	—	—	—	(31)	(31)
Balance at December 31, 2016	1,106	110	46	1,262	(265)	997

Additions	225	4	—	229	—	229
Amortization:
Periodic amortization	(160)	(19)	(8)	(187)	—	(187)
Annuity unlocking	34	6	1	41	—	41
Included in realized gains	9	1	—	10	—	10
Other	—	—	10	10	—	10
Change in unrealized	—	—	—	—	(157)	(157)
Balance at December 31, 2017	$1,214	$102	$49	$1,365	$(422)	$943

(*)	Unrealized adjustments to DPAC include net unrealized gains/losses on securities and net unrealized gains/losses on cash flow hedges.

The present value of future profits (“PVFP”) amounts in the table above are net of $141 million and $134 million of accumulated amortization at December 31, 2017 and 2016, respectively. During each of the next five years, the PVFP is expected to decrease at a rate of approximately one-eighth of the balance at the beginning of each respective year.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

H.    Shareholder’s Equity

Capital Contributions from Parent In addition to receiving a $15 million cash capital contribution from GAFRI in 2016, which is presented in the statement of cash flows, GALIC received non-cash capital contributions from GAFRI totaling $14 million in 2017, $30 million in 2016 and $24 million in 2015. The non-cash capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”)   Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (c)	AOCI Ending Balance
Year ended December 31, 2017
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$299	$(105)	$194
Reclassification adjustment for realized (gains) losses included in net earnings (a)		3	(1)	2
Total net unrealized gains on securities (b)	$273	302	(106)	196	$101	$570
Net unrealized losses on cash flow hedges	(7)	(6)	2	(4)	(2)	(13)
Total	$266	$296	$(104)	$192	$99	$557

Year ended December 31, 2016
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$117	$(41)	$76
Reclassification adjustment for realized (gains) losses included in net earnings (a)		9	(3)	6
Total net unrealized gains on securities (b)	$191	126	(44)	82	$—	$273
Net unrealized gains (losses) on cash flow hedges	1	(12)	4	(8)	—	(7)
Total	$192	$114	$(40)	$74	$—	$266

Year ended December 31, 2015
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(440)	$154	$(286)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		13	(5)	8
Total net unrealized gains (losses) on securities (b)	$469	(427)	149	(278)	$—	$191
Net unrealized gains on cash flow hedges	—	1	—	1	—	1
Total	$469	$(426)	$149	$(277)	$—	$192

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized losses on securities
Tax	Provision for income taxes

(b)
Includes net unrealized gains of $42 million at December 31, 2017 compared to net unrealized gains of $34 million and $33 million at December 31, 2016 and 2015, respectively, related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

(c)
Other represents the December 2017 reclassification of $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings (see Note A — “Accounting Policies — Income Taxes”).

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

I.    Income Taxes

The following is a reconciliation of income taxes at the statutory rate of 35% to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	2017		2016		2015
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT
Earnings before income taxes (“EBT”)	$381		$367		$319

Income taxes at statutory rate	$133	35%	$128	35%	$112	35%
Effect of permanent items	(4)	(1%)	(1)	—%	(4)	(1%)
Effect of change in U.S. corporate tax rate	(24)	(6%)	—	—%	—	—%
Provision for income taxes as shown in the statement of earnings	$105	28%	$127	35%	$108	34%

The Tax Cuts and Jobs Act of 2017 (“TCJA”), which lowers the U.S corporate tax rate to 21% and makes other widespread changes to the U.S. tax code beginning in 2018, was enacted on December 22, 2017. Because the TCJA was enacted in December 2017, GALIC recorded the $24 million decrease in its net deferred tax liability resulting from the changes in the tax code (primarily the lower corporate tax rate applicable to 2018 and future years) in the fourth quarter of 2017.

The TCJA is subject to further clarification and interpretation by the U.S. Treasury Department and the Internal Revenue Service. Accordingly, the adjustment recorded to GALIC’s deferred taxes for the impact of the TCJA should be considered provisional in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 118 (“SAB 118”). Under SAB 118, any changes in deferred taxes resulting from further clarification and interpretation of the TCJA provided during 2018 will be recorded in the period in which the guidance is published.

GALIC’s 2012 — 2017 tax years remain subject to examination by the IRS.

GALIC did not have any earnings or losses subject to tax in a foreign jurisdiction for the years ended December 31, 2017, 2016 and 2015.

The total income tax provision (credit) consists of (in millions):

	2017	2016	2015
Current taxes:
Federal	$183	$185	$133
State	3	4	2
Deferred taxes:
Federal	(57)	(62)	(27)
Impact of change in U.S. corporate tax rate	(24)	—	—
Provision for income taxes	$105	$127	$108

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in the GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2017			2016
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserves	$447	$29	$476	$489	$27	$516
Other, net	15	(3)	12	19	(5)	14
Total deferred tax assets	462	26	488	508	22	530
Deferred tax liabilities:
Investment securities	(9)	(269)	(278)	4	(265)	(261)
Deferred policy acquisition costs	(243)	91	(152)	(375)	96	(279)
Insurance claims and reserves transition liability	(91)	—	(91)	—	—	—
Total deferred tax liabilities	(343)	(178)	(521)	(371)	(169)	(540)
Net deferred tax asset (liability)	$119	$(152)	$(33)	$137	$(147)	$(10)

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2017 and 2016.

GALIC did not have a liability for uncertain tax positions during 2017, 2016 or 2015.

Cash payments for income taxes, net of refunds, were $217 million, $236 million and $100 million for 2017, 2016 and 2015, respectively.

J.     Contingencies

GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.

K.     Insurance

Securities owned by GALIC, having a carrying value of approximately $26 million at December 31, 2017, were on deposit as required by regulatory authorities.

FHLB Funding Agreements   GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $44 million investment in FHLB capital stock at December 31, 2017 is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market. In the fourth quarter of 2017, GALIC refinanced the terms on advances totaling $831 million, which lowered the spread over LIBOR. In the fourth quarter of 2017, GALIC also repaid $64 million to the FHLB, decreasing the total amount advanced to $871 million (included in annuity benefits accumulated) at December 31, 2017. Interest rates under the various funding agreements on the advances range from 0.03% to 0.35% over LIBOR (average rate of 1.75% at December 31, 2017). While these advances must be repaid between 2018 and 2020 ($285 million in 2018 and $586 million in 2020), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.04 billion (included in available for sale fixed maturity securities) at December 31, 2017. Interest credited on the funding agreements, which is included in annuity benefits, was $14 million in 2017, $8 million in 2016 and $3 million in 2015.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Statutory Information   GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2017	2016	2015	2017	2016
GALIC consolidated life insurance companies	$286	$167	$399	$2,132	$1,976

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2017 and 2016, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2017 or 2016.

GALIC paid dividends to GAFRI totaling $225 million, $140 million and $110 million in 2017, 2016 and 2015, respectively. The maximum amount of dividends that can be paid to shareholders in 2018 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2018 by GALIC without prior approval is $263 million, based on net earnings. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2018 without prior approval is $29 million.

Reinsurance   GALIC has reinsured approximately $8.32 billion of its $12.05 billion in face amount of life insurance at December 31, 2017 compared to $10.22 billion of its $13.49 billion in face amount of life insurance at December 31, 2016. Life written premiums ceded were $28 million, $31 million and $34 million for 2017, 2016 and 2015, respectively. Reinsurance recoveries on ceded life policies were $38 million, $44 million and $45 million for 2017, 2016 and 2015, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.

Fixed Annuities   For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2017	2016
Expected death and annuitization	$228	$223
Guaranteed withdrawal benefits	357	278
Accrued persistency and premium bonuses	3	6

Variable Annuities   At December 31, 2017, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $15 million, compared to $20 million at December 31, 2016. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2017, 2016 and 2015.

L.     Additional Information

Related Parties   Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its parent, GAFRI, based on actual costs incurred. In 2017, 2016 and 2015, GALIC paid GAFRI $40 million, $32 million and $27 million, respectively, for such services.

Operating Leases   Total rental expense for leases of office space was $4 million in 2017, 2016 and 2015. GALIC leases space from AFG. GALIC has no contractual obligations for rent but expects to pay similar amounts in future periods to AFG.

Financial Instruments — Unfunded Commitments   On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2017, GALIC had

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $231 million.

Benefit Plans   GALIC expensed approximately $2 million in both 2017 and 2016 and $1 million in 2015 related to the retirement and employee savings plans.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
THREE YEARS ENDED DECEMBER 31, 2017
(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2017
Annuity	$917	$33,316	$—	$1,458	$892	$129	$158
Run-off life	26	658	22	20	23	4	11
Total	$943	$33,974	$22	$1,478	$915	$133	$169

2016
Annuity	$977	$29,907	$—	$1,355	$800	$147	$141
Run-off life	20	691	24	21	29	5	10
Total	$997	$30,598	$24	$1,376	$829	$152	$151

2015
Annuity	$930	$26,622	$—	$1,211	$724	$134	$120
Run-off life	24	705	21	19	29	5	9
Total	$954	$27,327	$21	$1,230	$753	$139	$129

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution
The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$200,000
Estimated Filing Fees	$3,500
Estimated Legal Fees	$200,000
Registration Fees	$50,350

Item 14. Indemnification of Directors and Officers

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article VI of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.

ARTICLE VI   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.
1.1  Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests

Part II - Page 1

of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.
Section 2.  Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.
2.1  No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.
Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.
3.1 Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.
3.2 Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.
Section 4. Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.
Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Part II - Page 2

Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination.

American Financial Group, Inc. (“AFG”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of AFG and of the companies which are, directly or indirectly, more than 50% owned by AFG, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978, or in the case of companies directly or indirectly 50% owned by AFG, which includes the Registrant, such later date as AFG or its predecessors may be deemed to control the company. The policy contains various exclusions and reporting requirements.

Item 15. Recent Sales of Unregistered Securities

Not applicable

Part II - Page 3

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits
(1)	Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is filed herewith.
(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.
(3)(i)
Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)(ii)
Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a) Contracts
(1)
Index FrontierSM 7 Individual Deferred Annuity Contract (Form No. P11822317NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

	(2)	Endorsement-Limitations on Transfer or Assignment (Form No. E1824618NW) is filed herewith.
	(3)	Index FrontierSM 5 Individual Deferred Annuity Contract (Form No. P1182217NW) is filed herewith.
(4)(b) Tax Endorsements
(1)
Inherited Contract Endorsement (Form No. E1091612NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)
Individual Retirement Annuity Endorsement (Form No. E6004010NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)
Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)
Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)
Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(6)
Governmental Section 457 Plan Endorsement (Form No. E6004505NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(7)
Tax Sheltered Annuity Endorsement (Form No. E6004308NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(8)
Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(9)
Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(c) Strategy Endorsements
(1)
Declared Rate Strategy-Crediting Strategy Endorsement-Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1822417NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(2)
S&P 500 Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822517NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(3)
S&P 500 Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1822617NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

Part II - Page 4

(4)
SPDR Gold Shares Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822717NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(5)
SPDR Gold Shares Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1822817NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(6)
iShares U.S. Real Estate Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822917NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(7)
iShares U.S. Real Estate Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1823017NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(d) Waiver Riders
(1)
Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)
Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)
California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)	Opinion re Legality is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.
(8)	Opinion re Tax Matters—Not applicable.
(9)	Voting Trust Agreement—Not applicable.
(10)	Materials Contracts
(1) Management Services Agreement between Great American Life Insurance Company and Great American Financial Resources, Inc. (to be filed by subsequent post-effective amendment).
(11)	Statement re Computation of Per Share Earnings—Not applicable.
(12)	Statements re Computation of Ratios—Not applicable.
(15)	Letter re Unaudited Interim Financial Information—Not applicable.
(16)	Letter re Change in Certifying Accountant—Not applicable.
(21)	Subsidiaries of the Registrant—Information about the subsidiaries of Great American Life Insurance Company is filed herewith.
(23)	(a)
Consent of legal counsel is included in Opinion re Legality that is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(b) Consent of independent registered public accounting firm is filed herewith.
(24)	Powers of Attorney are filed herewith.
(25)	Statement of Eligibility of Trustee—Not applicable.
(26)	Invitation for Competitive Bids—Not applicable.
(99)	Additional Exhibits – None.
(101)	Interactive Data File is filed herewith.

Part II - Page 5

Part II - Page 6

Item 17. Undertakings

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II - Page 7

INDEX TO EXHIBITS
GREAT AMERICAN LIFE INSURANCE COMPANY

Number	Exhibit Description
1	Principal Underwriting Agreement (Effective February 2, 2018)
4(a)(2)	Endorsement - Limitations on Transfer and Assignment (Form No. E1824618NW)
4(a)(3)	Index Frontier 5 Individual Deferred Annuity Contract (Form No. P1822217NW)
21	Subsidiaries of the Registrant
23(b)	Consent of independent registered public accounting firm
24(a)	Power of Attorney - S. Craig Lindner
24(b)	Power of Attorney - Mark F. Muething
24(c)	Power of Attorney - Christopher P. Miliano
24(d)	Power of Attorney - Michael J. Prager
24(e)	Power of Attorney - Jeffrey G. Hester
101	The following financial information from Great American Life Insurance Company’s Form S-1, formatted in XBRL (Extensible Business Reporting Language):
(i) Consolidated Balance Sheet
(ii) Consolidated Statement of Earnings
(iii) Consolidated Statement of Comprehensive Income
(iv) Consolidated Statement of Changes in Equity
(v) Consolidated Statement of Cash Flows
(vi) Notes to Consolidated Financial Statements
(vii) Financial Statement Schedules

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to its Registration Statement on Form S-1 for Modified Single Premium Deferred Annuity Contracts (File No. 333-207914) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on April 17, 2018.

Great American Life Insurance Company

April 17, 2018	By:	/s/ Christopher P. Miliano
Christopher P. Miliano
Executive Vice President, Chief Financial Officer, Treasurer and Director Chief Accounting Officer

__________________________________________________________________________________________

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 for Modified Single Premium Deferred Annuity Contracts (File No. 333-207914) has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

	/s/ S. Craig Lindner	President, Chief Executive Officer and Director	April 18, 2018
S. Craig Lindner*

	/s/ Christopher P. Miliano	Executive Vice President, Chief Financial Officer,	April 18, 2018
	Christopher P. Miliano*	Treasurer and Director
Chief Accounting Officer

	/s/ Mark F. Muething	President, Assistant Secretary and Director	April 18, 2018
Mark F. Muething*

	/s/ Michael J. Prager	Director	April 18, 2018
Michael J. Prager*

	/s/ Jeffrey G. Hester	Director	April 18, 2018
Jeffrey G. Hester*

*By:	/s/ John P. Gruber	As Attorney-in-Fact pursuant to powers of	April 18, 2018
	John P. Gruber	attorney filed herewith